Exhibit 10.5

FOUNTAINHEAD CORPORATE PARK LEASE

by and between

US REAL ESTATE LIMITED PARTNERSHIP,
a Texas limited partnership

as Landlord

and

THE UNIVERSITY OF PHOENIX, INC.,
an Arizona corporation,

as Tenant

dated

June 29, 2009

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

LIST OF EXHIBITS:
Exhibit A	The Premises
Exhibit B	Site Plan of Project
Exhibit C	Intentionally Omitted
Exhibit D	Tenant Signage
Exhibit E	Intentionally Omitted
Exhibit F	Hazardous Materials Disclosure Certificate
Exhibit G	Work Letter Agreement
Exhibit H	Guaranty
Exhibit I	Project Rules and Regulations
Exhibit I-1	Parking Rules and Regulations
Exhibit J	Form of Lease Subordination Agreement
Exhibit K	UOP Lease Rider
Exhibit L	Memorandum of Lease

-iii-

FOUNTAINHEAD CORPORATE PARK
LEASE

1.	BASIC LEASE TERMS

a.	DATE OF LEASE: June 29, 2009

b.	TENANT: THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation,
Address of the Premises: 1625 Fountainhead Parkway, Tempe, Arizona 85282 referred to as "Office A" and 1601 Fountainhead Parkway, Tempe, Arizona 85282 referred to as "Office B," each as shown on Exhibit "A," and with the improvements constructed thereon, each, a "Building" and collectively, the "Buildings." Tenant is leasing the Premises for administrative offices, classrooms and related purposes serving Tenant's employees, guests and students.

Address (For Notices):	The University of Phoenix, Inc., c/o Apollo Development Corp., 4025 S. Riverpoint Parkway MS:CF-K604 Phoenix, Arizona, 85040 Attention: William J. Swirtz

WITH COPY TO: Apollo Group, Inc. c/o Apollo Legal Services 4025 S. Riverpoint Parkway MS:CF-K612 Phoenix, Arizona 85040 Attention: Robbyn A. Salganick, Esq., Corporate Counsel
or to such other place as Tenant may from time to time designate by notice to Landlord pursuant to the notice provisions herein.

c.	LANDLORD: US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership.
Address for notices and payment of rent: US Real Estate Limited Partnership, 9830 Colonnade Blvd., Ste. 600, San Antonio, Texas 78230-2239, Attn: Portfolio Management, or to such other place as Landlord may from time to time designate by notice to Tenant. In the event of a Landlord's Default notice shall also be sent to:

US Real Estate Limited Partnership 9830 Colonnade Blvd., Ste. 600 San Antonio, TX 78230-2239 Attention: Portfolio Management

WITH COPY TO: PHA/FOUNTAINHEAD, L.L.C. c/o Metro Commercial Properties 1500 N. Priest Drive, Suite 1D02 Tempe, Arizona, 85281

d.
TENANT'S USE OF PREMISES: Tenant will use the Premises for administrative offices, educational and related purposes serving Tenant's employees, guests and students. Tenant shall also have the exclusive right to operate an educational facility within the Project, and Landlord shall take commercially reasonable actions necessary to preserve and protect said exclusive right.

e.	PREMISES: The Premises Area located within the space leased by Tenant and identified in Section 1b above (See Exhibit "A").

f.
PREMISES AREA: 439,070 rentable square feet, to be adjusted to an "As-Built" measurement determined, as set forth in Exhibit "K", R-1. The Premises Area will be comprised of the gross square footage of the Buildings.

g.	PROJECT: The commercial office development, including the land and parking structure, known as 1625 Fountainhead Parkway and 1601 Fountainhead Parkway (See Exhibit "B").

h.	INTENTIONALLY DELETED.

i.
TERM OF LEASE: The term (and rental payments) shall commence on the Commencement Date as set forth in Exhibit "G." The anticipated Commencement Date for Office A is November 1,2011 and for Office B is June I, 2011. The Lease shall expire at 11 :59 p.m. Arizona time on the day preceding the thirteenth (13th) anniversary of the Commencement Date for Office A.

Number of Months: 144 Months from later of the Commencement Date for Office A or Office B

j.
INITIAL BASE MONTHLY RENT: At the agreed upon initial rate of $23.03/RSF/Year, the initial Base Monthly Rent will be $842,648.51 per month plus applicable taxes, Triple Net, as defined herein to be adjusted as set forth in Exhibit "K" , R-1.

k.	RENT ADJUSTMENT:
The adjustment provisions of Section 4.b apply as follows, to be adjusted as set forth in Exhibit "K", R-1:

Effective Date of Rent Increase*	New Base Monthly Rent

Months: 01 - 12	$842,648.51 per month ($23.03/RSF/Year), plus applicable taxes
Months: 13 - 24	$863,714.72 per month ($23.61/RSF/Year), plus appl. taxes
Months: 25 - 36	$885,307.59 per month ($24.20/RSF/Year), plus appl. taxes
Months: 37 - 48	$907,440.28 per month ($24.80/RSF/Year), plus appl. taxes
Months: 49 - 60	$930,126.29 per month ($25.42/RSF/Year), plus appl. taxes
Months: 61 - 72	$953,379.44 per month ($26.06/RSF/Year), plus appl. taxes
Months: 73 - 84	$977,213.93 per month ($26.71/RSF/Year), plus appl. taxes
Months: 85 - 96	$1,001,644.28 per month ($27.38/RSF/Year), plus appl. taxes
Months: 97 - 108	$1,026,685.38 per month ($28.06/RSF/Year), plus appl. taxes
Months: 109 - 120	$1,052,352.52 per month ($28.76/RSF/Year), plus appl. taxes
Months: 121 - 132	$1,078,661.33 per month ($29.48/RSF/Year), plus appl. taxes
Months: 133 - 144	$1,105,627.87 per month ($30.22/RSF/Year), plus appl. taxes
* Month 01 shall be deemed to have occurred on the Commencement Date for Office A. Between the Commencement Date for Office B and the occurrence of Month 01, Base Monthly Rent shall be $23.03/RSF/Year for the rentable square footage of Office B.

1.	RENEWAL OPTIONS:
Tenant shall be provided with two (2) renewal options for five (5) years each at ninety-five percent (95%) of the then current market rate for comparable space in comparable buildings in the same geographic submarket.

m.	INTENTIONALLY DELETED.

n.	PREPAID RENT: $0.00

o.	SECURITY DEPOSIT: None

p.	BROKER: Patrick H. Althoff, Inc.

q.	GUARANTOR(S): Apollo Group, Inc.

r.	INITIAL RENT: $842,648.51, plus applicable taxes, for each of the first twelve (12) months of the Lease term, to be adjusted as set forth in Exhibit "K", R-1.

s.	INTENTIONALLY DELETED.

t.	ADDITIONAL EXHIBITS AND SCHEDULES: Additional exhibits lettered A through L are attached hereto and made a part hereof.

2.
PREMISES. Landlord leases to Tenant the premises described in Section 1 and in Exhibit "A" (the "Premises"), located in the development described on Exhibit "B" (the "Project"). The leased area shall be measured as set forth in Exhibit "K", R-l.

3.
TERM. The term of this Lease is for the period set forth in Section 1, commencing on the Commencement Date, as such term is defined in the Work Letter Agreement attached hereto as Exhibit "G." Exhibit "G" shall govern the implications of failure of the Commencement Date to occur on or before December 31, 2011.

4.	RENT

a.
Base Rent. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent"); provided, however, the first month's rent and any partial month's rent is due and payable upon execution of this Lease.

For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated rents, provided herein, to the periods which correspond to the actual rent payments as provided under the terms and conditions of this agreement.

b.	Rent Adjustment.
Step Increase. The Base Monthly Rent shall be increased periodically by 2.5% as set forth in Section l.k.

c.
Expenses. The purpose of this Section 4.c is to ensure that Tenant bears all Expenses related to the use, maintenance, repair or replacement, utilities, taxes, and insurance of the Project. Accordingly, beginning on the Commencement Date, Tenant shall pay to Landlord the costs of the Expenses related to the Project.

1)
Expense Defined. Subject to the provisions of Exhibit "K," R-3, the term "Expenses" shall mean all costs and expenses of the operation, maintenance, repair or replacement, utilities, taxes and insurance of the Project, including without limitation, the following costs:

(a)	All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project;

(b)	All maintenance, management, common area janitorial, accounting, insurance, and service agreement costs related to the Project;

(c)
All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc., as well as maintenance of the access roadway to the Project through the adjacent property.

(d)
Amortization (along with commercially reasonable financing charges) of capital improvements (amortized over the useful life of said improvements) made to the Project which may be required by any governmental authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by governmental authority shall not exceed in any year the amount of costs reasonably determined by Landlord to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

(e)
Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income, succession, transfer or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state federal or any improvement or other district, whether such tax is (I) determined by the value of the Project or the rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project; (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project; (5) based on any parking spaces or parking facilities provided in the Project; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants.

2)	Annual Estimate of Expenses. At the commencement of the Lease Landlord shall estimate the Expenses for the coming year.

3)
Monthly Payment of Expenses. Subject to the provisions of Exhibit "K," R-3, Tenant shall pay to Landlord, as additional rent, such estimated expenses in monthly installments of one twelfth (1/12) beginning on Lease Commencement, and one-twelfth (1/12) on the first day of each succeeding calendar month. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year. If the additional rent paid by Tenant under this Section 4.c.3 during the preceding calendar year was less than the actual amount of the Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice, subject to the provisions of Exhibit "K," R-4. Tenant shall have ninety (90) days from receipt of such notice to contest the amount due; failure to so notify Landlord shall represent final determination of the amount of the Expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to and abate an equal amount of rent due under this Section 4c3; provided that if the Lease has expired or terminated and no rent or other expense is due and payable by Tenant to Landlord under this Lease, any such overpayment shall be refunded to Tenant at the same time that Landlord issues its statement of accounting to Tenant.

4)
Rent Without Offset and Late Charge. All rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section I, or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever except as otherwise provided for herein. Except as may otherwise be set forth herein, all rent shall be paid in lawful currency of the United States of America. Proration of rent due for any partial month shall be calculated by dividing the number of days in the month for which rent is due by the actual number of days in that month and multiplying by the applicable monthly rate. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to ascertain, Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to landlord an additional sum equal to ten (10%) percent of such overdue payment, subject to the provisions of Exhibit "K," R-5. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to Landlord and that the assessment and/or collection of the late charges shall not be deemed a waiver of any other default. Additionally, all such delinquent rent or other sums, shall bear interest at the rate of twelve (12%) percent per annum, subject to the provisions of Exhibit "K," R-5. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional $25.00 charge. Should a second payment be returned, Tenant agrees to make all future payments by cashier's check, money order, or certified check.

5.
FIRST MONTH'S RENT. Upon the execution of this Lease, Tenant shall pay to Landlord the prepaid rent set forth in Section 1 if applicable, and if Tenant is not in default of any provisions of this Lease, such prepaid rent shall be applied toward the rent due for the first month of the term.

6.
CONTEST OF TAXES. Tenant, at its own cost and expense, may, if it shall in good faith so desire, contest by appropriate proceedings, to obtain a reduction in the assessed valuation of the Premises for tax purposes. In any such event, if Landlord agrees, at the request of Tenant, to join with Tenant at Tenant's expense in said proceedings and Landlord agrees to sign and deliver such papers and instruments as may be necessary to prosecute such proceedings, Tenant shall have the right to contest the amount of any such tax. Any tax savings realized as a result thereof shall be allocated to reduce Expenses. Notwithstanding the foregoing, Landlord reserves the exclusive right to contest taxes in the final two (2) years of the term of this Lease.

7.
USE OF PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purposes set forth in Section I and for no other purpose without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, so long as the proposed use is (i) lawful and in conformance with zoning requirements, (ii) does not increase the potential for fire hazard, use of hazardous materials, insurance premiums, or other operating costs, and (iii) complies with the rules and regulations. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including, without limitation, Exhibit "I," and any other rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant shall not knowingly do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project. Tenant will not perform any act or carry on any practices that could result in damage to the Project. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Subject to the provisions of Exhibit "K," R-8, Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type, other than seeing eye dogs, shall not be kept on the Premises.

8.	EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE.

8.1	DEFINITIONS.

A.	"Hazardous Material" means any substance, whether solid, liquid or gaseous in nature:

(i)	the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law, or

(ii)
which is or becomes defined as a "hazardous waste", "hazardous substance", pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 5101 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), the Clean Air Act (42 U.S.c. section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as these laws have been amended or supplemented; or

(iii)
which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Arizona or any political subdivision thereof; or

(iv)
the presence of which on the Project causes or threatens to cause a nuisance upon the Project or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Project; or

(v)	the presence of which on adjacent properties could constitute a trespass by Tenant; or

(vi)	without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

(vii)	without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

(viii)	without limitation which contains radon gas.

B.	"Environmental Requirements" means all applicable present and future:

(i)
statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigations and remediation), of all Governmental Agencies; and

(ii)
all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances.

C.
"Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys' fees and disbursements and consultants' fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Project or migrating or threatening to migrate from the Project, or the existence of a violation of Environmental Requirements pertaining to the Project and the activities thereon. Environmental Damages include, without limitation:

(i)
damages for personal injury or injury to property or natural resources occurring upon or off of the Project, including, without limitation, foreseeable business losses including lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant or Landlord (with respect to which each party waives any right to raise as a defense against the other any immunity to which it may be entitled under any industrial or worker's compensation laws);

(ii)
reasonable fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Government Agency or reasonably necessary to make full economic use of the Project or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any reasonable attorneys' fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder;

(iii)	liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subparagraph (ii) above; and

(iv)
diminution in the fair market value of the Project and/or Tenant's leasehold interest therein, including, without limitation, any reduction in fair market rental value or life expectancy of the Project or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Project or any portion thereof.

D.	"Governmental Agency" means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

E.
The "Tenant Group" means Tenant, Tenant's successors, assignees, guarantors, officers, directors, agents, employees, invitees, Permittees or other parties under the supervision or control of Tenant or entering the Project during the term of this Lease with the permission or knowledge of Tenant other than members of the Landlord Group.

F.
The "Landlord Group" means Landlord, Landlord's successors, assigns, officers, directors, employees, or other parties under the supervision or control of Landlord or entering the Project during the term of this Lease with the permission or knowledge of Landlord other than members of the Tenant Group.

8.2	PROHIBITIONS

A.
Other than commercially reasonable quantities of general office supplies in quantity and type to be considered as "de minimus" amounts of Hazardous Materials, and provided Tenant's use of Hazardous Materials complies with all Environmental Requirements, Tenant's use of Hazardous Materials has been disclosed to Landlord on Exhibit "F" attached hereto and is acknowledged by Landlord to be incidental to Tenant's operation of its business. Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Project by the Tenant Group, without the prior written consent of Landlord. From time to time during the term of this Lease, Tenant may request Landlord's approval of Tenant's use of other Hazardous Materials, which approval may be withheld in Landlord's sole discretion. Tenant shall, prior to the Commencement Date, provide to Landlord all "community right to know" plans or disclosures and/or emergency response plans which Tenant is required to supply to local governmental agencies pursuant to any Environmental Requirements.

B.
Neither Tenant nor Landlord shall cause or permit the commission by the Tenant Group or the Landlord Group, as the case may be, of a violation of any Environmental Requirements upon, about or beneath the Property.

C.
Neither Tenant 'nor Landlord shall create, cause to be created, allow nor permit the Tenant Group or Landlord Group to create any lien, security interest or other charge or encumbrance of any kind with respect to the Project, including without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(1» or any similar state statute.

D.
Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or devise on the Property, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion.

8.3	INDEMNITY.

A.	In addition to indemnity provision in Section 15 of this Lease, Tenant and Landlord and their successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless:

(i)	the other party to this Lease, and

(ii)
the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons, from and against any and all Environmental Damages which exist as a result of the activities and negligence of the Tenant Group or the Landlord Group, as the case may be, during Tenant's occupancy of the Project which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation contained in this Lease, or by either party's remediation of the Property or failure to meet its remediation obligations contained in this Lease.

B.
In the event either Tenant or Landlord suffer Environmental Damages arising during or after the Lease Term (as such may be extended) from or in connection with the presence of Hazardous Materials in or on the Premises or the Project not subject to indemnification pursuant to Section 8.3.A, both parties agree to cooperate with the other in any investigation or claim against third parties causing such Hazardous Materials to be in or on the Premises or the Project, as the case may be.

C.
The obligations contained in this Section 8 shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties, consequential damages or other sums due against such indemnified persons. Either party, at its sole expense, may employ additional counsel of its choice to associate with the other party's selected counsel.

D.
Either party shall have the right, but not the obligation, to join and participate in, and control, if it so elects, any legal proceedings or actions initiated in connection with the other party's activities. Landlord may also negotiate, defend, approve and appeal any action take or issued by any applicable governmental authority with regard to contamination of the Project by a Hazardous Material.

E.
The obligations of either party under this paragraph shall not be affected by any investigation by or on behalf of the other party, or by any information which said party may have or obtain with respect thereto.

8.4	OBLIGATION TO REMEDIATE.
In addition to the obligation of each party to indemnify the other pursuant to this Lease, each party shall, upon approval and demand of the other party, at its sole cost and expense and using contractors approved by the demanding party, promptly take all actions to remediate the Project which are required by any Governmental Agency, which remediation is necessitated from the presence upon, about or beneath the Project, at any time during or upon termination of this Lease, of a Hazardous Material or a violation of Environmental Requirements, existing as a result of the activities or negligence of either the Tenant Group or Landlord

Group, as the case may be. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Project, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off the Project, which shall be performed in a manner approved by both parties. The remediating party shall take all actions necessary to restore the Project to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Project, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

8.5	RIGHT TO INSPECT.
Subject to the provisions of Exhibit "K," R-15, Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Premises, at any reasonable time to determine whether Tenant is complying with the terms of this Section 8, including but not limited to the compliance of the Premises and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Premises or surrounding properties and activities thereon. Landlord shall have the right, but not the duty, to retain any independent professional consultant (the "Consultant") to enter the Premises to conduct such an inspection or to review any report prepared by or for Tenant concerning such compliance. The cost of the Consultant shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by the Tenant Group or the existence of a Hazardous Material on the Premises or the Project caused by the activities or negligence of the Tenant Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord), in which case Tenant shall pay the cost of the Consultant. Subject to reasonable advance written notice and during normal business hours, Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord the right to enter the Premises and to perform such tests on the Property as are reasonably necessary to conduct such reviews and investigations. Landlord shall use its best efforts to minimize interference with the business of Tenant.

8.6	NOTIFICATION.
If either party shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability for Environmental Damages in connection with the Project or past or present activities of any person thereon, including, but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then said party shall notify the other party in writing within ten (l0) business days of the receipt of such notice or communication and shall provide said other with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord or Tenant to defend or otherwise respond to any such notification. As used in this Lease, the term "business days" means every day of the week, except Saturdays, Sundays and official holidays in the state of Arizona.
If requested by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials other than general office supplies referred to in Section 8.2, which were used, generated, treated, handled, stored or disposed of on the Project or which Tenant intends to use, generate, treat, handle, store or dispose of on the Project. The foregoing in no way shall limit the necessity for Tenant obtaining Landlord's consent pursuant to Section 8.2 of this Lease.

8.7	SURRENDER OF PREMISES.
In the ninety (90) days prior to the expiration or termination of the Lease Term, and for up to ninety (90) days after Tenant fully surrenders possession of the Premises, Landlord may have an environmental assessment of the Premises performed in accordance with Section 8.5 of this Lease. Tenant shall perform, at its sole cost and expense, any cleanup or remedial work reasonably recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contaminations (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord) of the Project caused by the activities or negligence of the Tenant Group; provided that if Tenant disagrees with Consultant's findings, Tenant shall have the right to hire a second independent professional consultant ("Tenant's Consultant") to conduct an inspection at Tenant's sole expense. If Tenant's Consultant's findings differ from Consultant's findings, Consultant and Tenant's Consultant shall meet to agree upon the findings and what removal, mitigation or remediation is necessary.

8.8	ASSIGNMENT AND SUBLETTING.
In the event the Lease provides that Tenant may assign the Lease or sublet the Property subject to Landlord's consent and/or certain other conditions, and if the proposed assignee's or sublessee's activities in or about the Property involve the use, handling, storage or disposal of any Hazardous Materials other than those used by Tenant and in quantities and processes similar to Tenant's uses in compliance with the Lease, (i) it shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (ii) Landlord may impose an additional condition to such assignment or sublease which requires Tenant to reasonably establish that such assignee's or sublessee's activities pose no materially greater risk of contamination to the Property than do Tenant's permitted activities in view of the (a) quantities used by such assignee or sublessee, (b) the precautions against a release of Hazardous Materials such assignee or sublessee agrees to implement, (c) such assignee's or sublessee's financial condition as it relates to its ability to fund a major clean-up and (d) such assignee's or sublessee's policy and historical record respecting its willingness to respond to the clean up of a release of Hazardous Materials. Landlord shall also have its approval rights as set forth in Section 19.

8.9	SURVIVAL OF HAZARDOUS MATERIALS OBLIGATION.
Either party's breach of any of its covenants or obligations under this Lease shall constitute a material default under the Lease. The obligations of the parties hereunder survive the expiration or earlier termination of the Lease without any limitation, and shall constitute obligations that are independent and severable from other covenants and obligations to pay rent or other sums due under the Lease.

9.
SIGNAGE. All initial signage shall comply with (i) Tenant's Sign Rendering attached as Exhibit "D" and (ii) all codes, ordinances, statutes, rules, and regulations of all governmental authorities having jurisdiction over such signage. Obtaining governmental approvals for Tenant's Sign Rendering shall be the obligation of Tenant, at Tenant's expense. All costs of Tenant signage shall be borne by Tenant. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, paper, cardboard, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without (i) Landlord's prior written consent, not to be unreasonably delayed, withheld or denied and (ii) any governmental approvals necessary in connection therewith. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent, not to be unreasonably delayed, withheld or denied. Any material violating this provision may be destroyed by Landlord without compensation to Tenant. Tenant shall have the signage rights on the Buildings and in the Project as set forth in Exhibit "K," R-9, subject to compliance with all codes, ordinances, statutes, rules, and regulations of all governmental authorities having jurisdiction over such signage. Landlord may not place any other signage on a Building without Tenant's prior written consent, which consent shall not be unreasonably withheld. The parties hereby agree and acknowledge that Landlord may place customary signage on the Buildings during the construction phase through the Commencement Date, subject to Tenant's reasonable approval of such signage to the extent the same references Tenant's name or that of Tenant's parent corporation.

10.
PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

11.
PARKING. Subject to the provisions of Exhibit "K," R-8, Landlord shall provide to Tenant a total of 4.5 unreserved parking spaces per 1,000 square feet of Premises Area at no cost, and for the term of the Lease and any extension thereof In addition, Tenant shall be authorized to use additional parking spaces within the Project to the extent available.

12.
UTILITIES. Landlord shall install improvements necessary to provide the Premises with all heat, light, power, electricity, telephone, HVAC and other services set forth in the Tenant Improvement Plans. Tenant shall pay for all heat, light, power, electricity, telephone or other service metered, chargeable or provided to the Premises. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the cost of such installation. There shall be no additional Landlord-imposed charge for any after hours HVAC usage by Tenant in the Premises.

13.
MAINTENANCE. Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including those portions of the systems lying outside the Premises, gutters and down spouts on the Buildings and any common areas within the Project and the heating, ventilating and air conditioning systems servicing the Premises; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4.c and that Landlord shall be responsible for replacement of exterior glass and skylights, unless same was damaged due to Tenant's negligence. If Landlord fails to maintain the Premises and remedy any condition of which Tenant provides Landlord written notice in a timely fashion not to exceed the cure periods set forth in Exhibit "K," R-14, and Tenant is deprived of use of the Premises as a result thereof, the rent shall be abated or adjusted, as the case may be, in proportion to that time during which, and to that portion of the Premises of which, Tenant shall be deprived as a result thereof. Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, lights, entrances, floors, ceilings, interior and exterior doors, exterior and interior windows and fixtures and interior plumbing as well as any uninsured damage caused by Tenant, its agents, employees or invitees. Tenant shall provide, at its sole cost and expense, janitorial services for the Premises. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty; provided that except as otherwise provided in this Lease, Tenant shall leave the power panels, electrical distributions systems, lighting fixtures, air conditioning, window coverings, carpets, ceilings and plumbing on the Premises and in the same operating condition as received by Tenant, except for reasonable wear and tear or damage caused by fire or other casualty.

14.
ALTERATIONS. Tenant shall not make any alterations to the Project other than alterations to the Premises, which alterations shall be subject to the provisions of Exhibit "K," R-IO and this Section 14. Tenant shall not make any alterations to the Premises without Landlord's prior written consent, which approval shall not be unreasonably withheld, delayed or conditioned. By means of example, reasonable grounds for Landlord to reject a request to alter the Premises shall include, without limitation, where such alteration would, in Landlord's reasonable opinion, (a) have an adverse impact on the outside appearance of the Building(s) or the Project, (b) adversely impact the structural integrity of the Building(s), (c) create a hazard or increase the likelihood of claims against the owner of the Building(s) or the Project, (d) diminish the value of the Building(s), (e) materially affect the HVAC, electrical, plumbing, mechanical or life safety systems serving the affected Building or any other portion of the Premises, or (f) adversely impact the Landlord's rights under this Lease. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the Premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, at the time any alteration is proposed, elect by written notice to Tenant to require such alteration to be removed when the Premises are surrendered. If Landlord so elects, Landlord shall notify Tenant, in writing, of items that need to be removed and at its own cost, Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later. If Tenant fails to complete that removal or fails to repair any damage that the removal of any alteration causes or fails to restore the Premises to the condition designated by Landlord, Landlord may do so and may charge the cost of doing so to Tenant.
Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord in Landlord's reasonable discretion for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord in Landlord's reasonable discretion. Landlord's approval of the plans, specifications and working drawings for any alterations shall create no responsibility or liability on Landlord's part for their completeness, design sufficiency, or degree of compliance with legal requirements. Tenant must do all work with respect to any alteration in a good and workmanlike manner and diligently prosecute it to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Within thirty (30) days after Landlord's written request, Tenant shall deliver to Landlord a diskette with a PDF version of the drawings for all alterations that Tenant made subsequent to its previous submission of drawings to Landlord in accordance with the terms of this Section.
Upon completion of each alteration, Tenant shall deliver to Landlord evidence of payment of the costs incurred in the making of the alteration, contractors' affidavits and full and final waivers of all liens for labor, services or materials. If Tenant makes any alteration in excess of $50,000.00, Tenant shall carry, or cause its contractors to carry, "Builder's All Risk" insurance in an amount Landlord reasonably approves covering the construction of the alteration and all materials, equipment and supplies that will become a part of the alteration. The insurance Tenant maintains in accordance with this Section must (i) name Landlord and its mortgagee as additional insureds, (ii) specifically cover the liability of Tenant arising under Section 16 below, (iii) be issued by an insurance company which is reasonably acceptable to Landlord and qualified to do business in the state in which the Premises are located, (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and noncontributing with any insurance requirement of Tenant, and (v) provide that the insurer may not cancel the insurance or materially change its coverage until it has given written notice of the intended cancellation or coverage change to Landlord and to any mortgagee of Landlord, with respect to which Landlord has furnished to Tenant a notice address, at least thirty (30) days in advance of the effective date of that action. Tenant shall also require that each contractor, subcontractor and supplier, before it begins work on the Premises, to provide the coverages specified for Tenant's insurance in Section 16 hereof unless Landlord agrees in writing to any lesser or different coverage. Tenant shall deliver to Landlord not less than ten (10) days prior to the commencement of any alteration certified copies of the policies of insurance conforming to the foregoing.
Tenant shall install and maintain waterproofing materials around any penetrations of the roof of a Building which are made during the installation, maintenance, repair, replacement or removal of any alterations (including, without limitation, any signs installed by Tenant), and shall provide waterproofing certification with respect to all such penetrations from a roofing contractor reasonably acceptable to Landlord so that Landlord is assured that such penetrations do not void, limit or reduce any roof warranty in effect from time to time. Tenant agrees that it will engage the roofing contractor that issued any roof warranty to perform any work associated with the installation, maintenance, repair, replacement or removal of the any roof-mounted alterations, if required to do so in order to avoid compromising the warranty so long as the cost of such roofing contractor is commercially reasonable; provided, however, that if Tenant elects not to utilize the roofing contractor that issued the roof warranty, the alternative roofing contractor must be approved by Landlord in Landlord's reasonable discretion and Tenant and, to the extent the utilization of the alternative roofing contractor compromises the existing warranty, Tenant shall procure, at Tenant's expense and for the benefit of Landlord, a comparable roof warranty, If any repair to any Building that Landlord is obligated to perform necessitates the moving or relocation of any roof-mounted alterations or any other equipment or material placed on the roof of such Building by Tenant or any Tenant-Related Party, such moving or relocation shall be performed at Tenant's expense unless such expenses are otherwise reimbursable pursuant to any applicable warranty, In no event will Tenant or any Tenant-Related Party install any alteration or place any other equipment or materials on the roof of a Building if the weight thereof (together with the weight of any such items previously installed or placed thereon) would exceed the weight-load capacity of such roof "Tenant-Related Party" shall include the direct and indirect constituent partners, directors, officers, agents, servants, employees, licensees, contractors, and other invitees of (i) Tenant, (ii) any assignee of the leasehold estate created by this Lease, or (iii) any sublessee of all or any portion of the Premises.

15.
RELEASE AND INDEMNITY. Tenant shall indemnify, defend and hold Landlord harmless from all damages arising out of: (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any Tenant-Related Parties; (ii) any activity, work or thing done, permitted or suffered by Tenant or any Tenant-Related Parties in or about the Premises or the Project; (iii) any acts, omissions or negligence of Tenant or any Tenant-Related Parties; (iv) any breach, violation or nonperformance by Tenant or any Tenant-Related Parties of any term, covenant or provision of this Lease or any Applicable Law (as defined in Exhibit "K," R-19); and (v) any injury or damage to the person or property or Tenant, or any Tenant-Related Parties or any other person entering upon the Premises under the express or implied invitation of Tenant (in each case, other than damages proximately caused by Landlord). If Landlord is named or joined as a defendant in any suit brought in connection with a claim with respect to which Tenant has indemnified Landlord in accordance with the foregoing terms of this Section, Tenant shall pay to Landlord its reasonable costs and expenses reasonably incurred in that suit, including without limitation, court costs and fees for the professional services of appraisers, accountants, attorneys and expert witnesses. Landlord shall indemnify, defend and hold tenant harmless from all damages arising out of any damage to any person, other than Tenant and Tenant-Related Parties, or property, arising out of or proximately caused by activities in or management and operation of those portions of the Project outside of the Premises Area, by the Landlord Group, or the Landlord Group's use thereof (other than damages proximately caused by Tenant or a Tenant-Related Party), or Landlord's breach of any term of this Lease. If Tenant is named or joined as a defendant in any suit brought in connection with a claim with respect to which Landlord has indemnified Tenant in accordance with the foregoing terms of this Section, Landlord shall pay to Tenant its reasonable costs and expenses reasonably incurred in that suit, including without limitation, court costs and fees for the professional services of appraisers, accountants, attorneys and expert witnesses. The terms of this Section shall survive the expiration or earlier termination of this Lease.

16.	INSURANCE.

16.1	TENANT'S INSURANCE.
During the term of this Lease, Tenant, at its sole cost and expense, shall also obtain and continuously maintain in full force and effect the following insurance coverage (subject to reasonable deductible amounts as provided in Section 16.2 hereof):

A.
Occurrence form ISO Standard Commercial General Liability Insurance against any loss, liability or damage on, about or relating to the Premises, or any portion thereof, including, without limitation, bodily injury, property damage, personal injury and contractual liability coverage with limits of not less than Five Million and No/l00 Dollars ($5,000,000.00) combined single limit, per occurrence, and not less than Five Million and No/l00 Dollars ($5,000,000.00) in the aggregate, on an occurrence basis. Such insurance shall specifically insure (by contractual liability wording or endorsement) Tenant's obligations under this Lease including, without limitation, Tenant's obligation under Section 15 of this Lease. The limits of coverage required herein may be provided by a combination of a primary and excess policies.

B.	Commercial automobile liability insurance covering all owned, not-owned and hired vehicles with combined limits of not less than One Million and No/100 Dollars ($1,000,000.00) per accident.

C.	Employers' liability insurance with limits of not less than One Million and No/100 Dollars ($1,000,000.00).

D.	Workmen's compensation insurance with respect to all areas of operations with not less than statutory limits.

E.
Umbrella insurance with limits of not less than Twenty Five Million and No/l00 Dollars ($25,000,000.00) per occurrence and not less than Twenty-Five Million and No/100 Dollars ($25,000,000.00) in the aggregate in excess of the underlying coverages listed in Section 16.1.A .D above.

F.
Business Income/Extra Expense Insurance at limits sufficient to cover One Hundred percent (100%) of the period of indemnity not less than twelve (12) months from time of loss. Such insurance shall name Landlord as loss payee solely with respect to Rent payable to or for the benefit of Landlord as its interest appears under this Lease.

G.
Such other insurance and in such amounts as may from time to time be commercially reasonably required by Landlord, against other insurable hazards which at the time are commonly insured against in the case of premises and/or buildings or improvements similar in construction, design, general location, use and occupancy to those on or appurtenant to the Premises. Certificates of insurance with appropriate endorsements, shall be provided to Landlord.

The insurance set forth in this Section 16.1 shall be maintained by Tenant at not less than the limits set forth herein until commercially reasonably required to be changed from time to time by Landlord, in writing, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so required by Landlord. Landlord will require different coverages or increased limits only to the extent that such coverages and limits are commercially reasonable and customary.

16.2	ADDITIONAL INSURANCE PROVISIONS.
All policies of insurance required by Section 16.1 shall be primary, shall (other than for workmen's compensation insurance) name Landlord as an additional named insured, shall be obtained and maintained from and with reputable and financially sound insurance companies authorized to issue such insurance in the state in which the Premises are located, shall at all times be subject to only such deductible amounts as may be reasonably acceptable to Landlord and shall provide that the proceeds thereof shall be payable to Landlord and Tenant, as their interests may appear, and if Landlord so requests shall also be payable to any contract purchaser of the Premises and/or any interest holder, as the interest of such purchaser or holder appears, pursuant to a standard named insured or mortgagee clause. A deductible amount of $100,000.00 or less is acceptable to Landlord; however, higher deductibles may be utilized upon the prior written approval of both Landlord and Tenant. All insurance coverages required as herein set forth shall be obtained at the sole cost and expense of Tenant and all deductibles, premium payments, self-insured retentions or claims fees shall be assumed by Tenant. Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 16.1 hereof, unless Landlord is named therein as an additional insured with loss payable. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same. Notwithstanding the foregoing, at such times as Tenant and Guarantor, on a combined basis, have a tangible net worth reasonably determined by Landlord to exceed $100,000,000.00, Tenant shall have the right to carry the coverages required hereunder via a program of self-insurance or in the form of a blanket policy for the risks and in the minimum amounts specified herein.
Each policy required under Section 16.1 shall have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days' prior written notice to Landlord, and (b) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenant. All policies of insurance shall be written by companies with a rating of not less than "A" and financial size of not less than Class VIII in the current "Bests Insurance Reports" (or if such ratings are not available reasonably satisfactory to Landlord) and licensed in the state in which the Premises are located. Such certificates of insurance shall be in a form reasonably acceptable to Landlord, shall be delivered to Landlord upon commencement of the term and prior to expiration of such policy, new certificates of insurance, shall be delivered to Landlord not less than ten (10) days prior to the expiration of the then current policy term.
All insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damage to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant in force at the time of such damage, except for those damages for which Tenant is not required to indemnify Landlord pursuant to Section 15 above.

16.3	LOSS OF USE, BUSINESS INTERRUPTION AND PERSONAL PROPERTY INSURANCE.
Tenant shall maintain insurance coverage (including loss of use and business interruption coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Premises against loss or damage by fire, windstorm or other casualties or causes, including, without limitation interruption of services or utilities to the Premises, for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord.

16.4	UNEARNED PREMIUMS.
Upon expiration of the term of this Lease, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall, subject to the provisions of Section 21 hereof, be payable to Tenant, provided that Tenant shall not then be in default in keeping, observing or performing the terms and conditions of this Lease.

16.5	LANDLORD'S INSURANCE.
At all times during the Lease Term Landlord will carry and maintain:

A.
Policies of insurance covering the real property and improvements constructed, installed or located on the Premises against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for flood if the Premises are in a designated flood or flood insurance area; (d) loss for damage by earthquake if the Premises are located in an earthquake-prone area; (e) loss from so-called explosion, collapse and underground hazards; (f) abatement or loss of rental by reason of the covered losses as described herein for a period of not less than sixteen (16) months; and (g) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the improvements. At all times, such insurance coverage shall be in an amount equal to 100% of the then "full replacement cost" of the Improvements. "Full Replacement Cost" shall be interpreted to mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the improvements, sprinkler leakage insurance shall be procured and continuously maintained by Landlord. If either Building contains a boiler or other pressure vessel or pressure pipes boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes), boiler and pressure vessel insurance coverage shall be procured and maintained by Landlord.

B.
Comprehensive Boiler and Machinery Insurance on any of the equipment or any other equipment on or in the Premises, in an amount not less than Five Million and No/l00 Dollars ($5,000,000.00) per accident for damage to property. Such Boiler and Machinery policy or the All-Risk policy required in Section l6.6.a shall include at least Three Million and No/100 Dollars ($3,000,000.00) per incidence for Off-Premises Service Interruption, Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-Up Expense.

C.	Building Ordinance and Demolition coverage with a limit of not less that $100,000.

D.
Commercial General Liability Insurance utilizing ISO form CG0001 (or the equivalent) in an amount not less than $1,000,000 per occurrence, $1,000,000 Personal Injury and Advertising Injury, $1,000,000 Products and Completed Operations Aggregate and $2,000,000 General Aggregate. There shall be no exclusions deleting or limited the above coverages from the CG0001 Form. Coverage shall include, but shall not be limited to coverage for bodily injury, loss of life or property damage occurring in or about the Buildings and on any portion of the streets and sidewalks adjacent thereto or anywhere in or about the Premises. Tenant, its related or affiliated entities, parents, subsidiaries, partnerships, joint ventures, limited liability companies, trusts, and assigns, of every tier, and their respective directors, officers, partners, agents, employees, volunteers, members, trustees and shareholders shall be named as additional insureds.

The parties hereby expressly agree that all insurance required to be maintained by Landlord pursuant to the terms of this Lease shall be included as Expenses covered by Section 4.c.

16.6	WAIVER OF SUBROGATION.
Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, partners, and shareholders of the other, on account of loss or damage occasioned to such waiving party or its property or any property of others under its control to the extent that such loss or damage is insured under the insurance required to be maintained pursuant to this Lease. Both Landlord and Tenant shall cause to be inserted in the policy or policies of insurance required by Sections 14 and 16 a so called "Waiver of Subrogation Clause" as to the other unless such policy or policies contain such a clause or its equivalent.

17.	DESTRUCTION.

17.1	DESTRUCTION AND RESTORATION.

A.
Tenant covenants and agrees that in case of damage to or destruction of a Building after the Commencement Date, by fire or otherwise (a "Casualty"), Tenant will promptly give Landlord written notice ("Tenant Casualty Notice") of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Within thirty (30) days of Landlord's receipt of the Tenant Casualty Notice, Landlord agrees to notify Tenant in writing (the "Landlord Casualty Notice") as to whether the Casualty is a Minor Destruction or a Major Destruction, as such terms are defined below.

B.
Minor Destruction. In the event the Casualty is of a nature that the Building can be repaired within one hundred and eighty (180) days, Landlord shall provide Tenant with notice of Landlord's intent to repair said damages as a Minor Destruction provided that such repair can be made within one hundred eighty (180) days under the applicable laws and regulations of the state, federal, county and municipal authorities then in force (such event being referred to as a "Minor Destruction"). Any such casualty shall be considered a Minor Destruction without regard to the percentage of the Premises damaged. In the event of a Minor Destruction, this Lease shall remain in full force and effect except that Tenant shall be entitled to a reduction in Base Monthly Rent payable hereunder in proportion to the portion of the Premises which is rendered unusable by Tenant in the conduct of its business during the period of time the portion of the Premises is unusable. Landlord agrees to commence repairs with respect to a Minor Destruction within sixty (60) days of Landlord's receipt of the Tenant Casualty Notice and to use commercially reasonable efforts to complete such repairs within one hundred and eighty (180) days of its receipt of the Tenant Casualty Notice. In the event Landlord has not used commercially reasonable diligence in completing said repairs within, subject to Tenant Delay and Construction Force Majeure (as such terms are defined in Exhibit "G"), one hundred and eighty (180) days of receipt of the Tenant Casualty Notice or such longer period of time as is reasonable under the circumstances though in no event more than two hundred and forty (240) days, then Tenant may elect to complete said repairs and offset the reasonable out of pocket costs incurred by Tenant in effecting said repairs against amounts due and payable pursuant to this Lease.

C.
Major Destruction. If the Landlord Casualty Notice reflects that Landlord has deemed a Casualty not of a nature that it can be restored within one hundred eighty (180) days (a "Major Destruction"), Landlord shall have not longer than two hundred and forty (240) days from the date Landlord received the Tenant Casualty Notice within which to make a written election as to whether to restore the Premises. In the event of a Major Destruction, this Lease shall remain in full force and effect except that Tenant shall be entitled to a reduction in Base Monthly Rent payable hereunder in proportion to the portion of the Premises which is rendered unusable by Tenant in the conduct of its business during the period of time the portion of the Premises is unusable. Landlord, shall, except as otherwise provided in Section 17.2 below, promptly restore, repair, replace and rebuild the same to at least as good an order and condition that the same were in prior to the Casualty, with such changes or alterations (made in conformity with Section 14 hereof) as may be reasonably acceptable to Tenant or required by legal requirements. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration." Notwithstanding anything herein to the contrary, neither Landlord nor Tenant may terminate this Lease in the event of a Casualty, except as set forth in Section 17.2 below.

17.2	TERMINATION OPTION IN CONNECTION WITH CASUALTY.

A.
By Tenant. So long as no Event of Default shall have occurred and is then continuing and provided such damages or Casualty is not the consequence of the gross negligence or willful misconduct of Tenant or a Tenant-Related Party, Tenant may terminate the Lease with respect to the Building subject to the Casualty upon delivery of (a "Casualty Termination Notice") of its intention to terminate this Lease pursuant to this Section 17.2 on a date (the "Casualty Termination Date") which is a date specified by Tenant which is not less than sixty (60) days nor more than ninety (90) days after the giving of such Casualty Termination Notice should any of the following occur:

(i)
In the event a Major Destruction has occurred and Landlord has not, within two hundred and forty (240) days from Landlord's receipt of the Tenant Casualty Notice, given notice of its election to restore the Building(s) subject to the Casualty.

(ii)
In the event a Major Destruction has occurred and Landlord elected to restore the Building(s) subject to the Casualty, but failed, subject to Tenant Delay and Construction Force Majeure (as such terms are defined in Exhibit "G"), to complete said Restoration within eighteen (18) months from the date of its written notice to restore the Casualty.

(iii)
In the event of the occurrence, during the last year of the term of the Lease, of any Casualty as a result of which (i) a Building has been rendered unsuitable for continued use and occupancy by Tenant and (ii) the costs of Restoration are reasonably determined to exceed twenty-five percent (25%) of the then current fair market value of such Building as reasonably determined by Landlord (and provided to Tenant) within thirty (30) days after the Casualty.

In the event Tenant properly and timely executes and delivers the Casualty Termination Notice, Landlord shall not be obligated to rebuild, restore or repair the Building, the Lease shall be modified to cease and come to an end on the Casualty Termination Date for the Building subject to said Casualty but continue in full force and effect with respect to the other Building. Upon such a termination with respect to one Building, the term of the Lease for the Building subject to the Casualty shall end as if the date of termination were the date originally specified for expiration of the Lease while the Lease will continue with respect to the Building not subject to the Casualty, with the Rent revised to reflect the Premises Area at such time continuing to be subject to the Lease.

B.	By Landlord. Landlord may terminate the Lease with respect to the Building subject to the Casualty upon delivery of a Casualty Termination

Notice of its intention to terminate this Lease pursuant to this Section 17.2 on a Casualty Termination Date which is a date specified by Landlord which is not less than sixty (60) days nor more than ninety (90) days after the giving of such Casualty Termination Notice under the following circumstances:

(i)
In the event a Major Destruction has occurred and Landlord elects, within two hundred and forty (240) days from Landlord's receipt of the Tenant Casualty Notice, not to restore the Building because (x) the net insurance proceeds made available to Landlord (by the insurance carrier and any party the beneficiary of a deed of trust on the Project securing acquisition and/or construction financing for the Project holding) for the Restoration, plus $2,000,000 to be contributed for such Restoration costs by Landlord, are insufficient to complete the Restoration or (y) the remaining term of the Lease is for less than five (5) years unless Tenant at such time agrees in writing to exercise one of its renewal options set forth in Section 1.1, to the extent one remains unused. With respect to (y) above, in the event Tenant has no renewal options remaining at the time of the Casualty Termination Notice, Tenant may nevertheless elect to extend the Lease such that the remaining term of the Lease is extended to five (5) years, with rent payable for any years of extension being subject to rent escalation as is in place at the time of its election to extend the term.

(ii)
In the event of the occurrence, during the last year of the term of the Lease, of any Casualty as a result of which (x) a Building has been rendered unsuitable for continued use and occupancy by Tenant and (y) the costs of Restoration are reasonably determined to exceed twenty-five percent (25%) of the then current fair market value of such Building as reasonably determined by Landlord (and provided to Tenant) within thirty (30) days after the Casualty, then, Landlord shall have the right and option to elect to terminate this Lease, but only with respect to said Building.

In the event Landlord properly and timely executes and delivers the Casualty Termination Notice, Landlord shall not be obligated to rebuild, restore or repair the Building, the Lease shall be modified to cease and come to an end on the Casualty Termination Date for the Building subject to said Casualty but continue in full force and effect with respect to the other Building. Upon such a termination with respect to one Building, the term of the Lease for the Building subject to the Casualty shall end as if the date of termination were the date originally specified for expiration of the Lease while the Lease will continue with respect to the Building not subject to the Casualty, with the Rent revised to reflect the Premises Area at such time continuing to be subject to the Lease.

17.3	CONFLICT.
Landlord and Tenant acknowledge and agree that the provisions of this Section 17 are the result of arms' length negotiations between Landlord and Tenant and that in the event of any conflict between the provisions of this Section 17 and any statutory or common law rights of termination which may arise by reason of any partial or total destruction of the Premises, including the provisions of A.R.S. § 33-343, the provisions of this Section 17 shall prevail.

18.	CONDEMNATION.

a.
Definitions. The following definitions shall apply. (1) "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "Date of Taking" means the date the condemnor has right to possession of the property being condemned; (3) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having power of condemnation.

b.
Obligations to be Governed by Lease. If during the term of the Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

c.
Total or Partial Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking. If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the date of taking.

d.	See Exhibit "K," R-12.

19.	ASSIGNMENT OR SUBLEASE.

19.1	GENERAL RULES.
Subject to the provisions of Exhibit "K," R-13, Tenant shall not (i) assign or encumber its interest in this Lease or the Premises or (ii) sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees or guests) to occupy or use any part of the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld, delayed or conditioned. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 50% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. This Section 19 shall not apply to a corporation, the stock of which is traded through an exchange or over the counter. Fifty (50%) percent of the net rent received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord under this Lease, after first deducting Tenant's reasonable costs associated with arranging for a sublease or assignment, shall be paid to Landlord, or any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall give Landlord not less than sixty (60) days to consider the request prior to the date that is the earlier of the date the proposed assignee or sublessee occupies the any portion of the Premises or signs an agreement with Tenant to do the same. No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or the person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a Writ of attachment or execution is levied on this Lease; or if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

19.2	WITHHOLDING CONSENT.
Landlord shall be deemed to have reasonably withheld its consent to any proposed transfer unless all of the following conditions have been established to Landlord's reasonable satisfaction:

a.
The proposed transferee has sufficient financial ability to discharge its obligations under this Lease and the proposed agreement of transfer as determined by Landlord's criteria for selecting Building tenants.

b.
The proposed transfer shall not, in Landlord's reasonable judgment, cause physical harm to the Building or harm to the reputation of the Building that would result in an impairment of Landlord's ability to lease space in the Building or a diminution in the rental value of space in the Building.

c.
The proposed use of the Premises by the proposed transferee will be a use permitted under this Lease and not prohibited by the Rules and Regulations, and will not violate any restrictive covenants or exclusive use provisions applicable to Landlord.

d.	The proposed transferee has substantial experience in the type of business it plans to conduct at the Premises.

e.
The proposed transferee shall not be any person or entity who shall at that time be a tenant, subtenant, or other occupant of any part of the Building, or who dealt with Landlord or Landlord's agent (directly or through a broker) as to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent.

f.
The proposed use of the Premises by the proposed transferee will not require Landlord to incur costs in connection with material alterations or additions to the Premises or the Building to comply with applicable law or governmental requirements and will not negatively affect insurance requirements or involve the introduction of materials to the Premises that are not in compliance with the Environmental Laws.

g.	Any mortgagee of the Building will consent to the proposed transfer if such consent is required under the relevant mortgage documents.

h.
Except as approved by Landlord, the proposed use of the Premises will not materially increase the operating costs for the Building or the burden on the Building services, or generate additional foot traffic, elevator usage, parking areas usage, or security concerns in the Building, or create an increased possibility that the comfort or safety, or both, of Landlord and the other occupants of the Building will be compromised or reduced.

i.	The proposed transfer shall not be, and shall not be affiliated with, anyone with whom Landlord or any of its affiliates has had adverse dealings.

j.	The proposed transfer will not cause a violation of another lease for space in the Building or give an occupant of the Building a right to cancel its lease.

k.
There shall be no default by Tenant, beyond any applicable grace period, under any of the terms, covenants, and conditions of this Lease at the time that Landlord's consent to a transfer is requested and on the date of the commencement of the term of the proposed transfer.

l.	If the transfer is an assignment, the proposed assignee will assume in writing all of the obligations of Tenant under this Lease.
Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed transfer.

20.	DEFAULT. The occurrence of any of the following shall constitute a default by Tenant:

A.
Tenant's failure to pay in full any Rent or any other charge required by virtue of the terms of this Lease when due hereunder and such failure continues for a period of ten (10) business days following written notice from Landlord, regardless of the reason for such failure.

B.
Tenant's failure to observe or perform any provision, covenant or condition of this Lease (except for those provisions, covenants or conditions referred in Sections 20.a, 20.c, 20.d, 20.e and 20.f), after receipt of notice and opportunity to cure, as set forth in Exhibit "K," R-14.

C.
Tenant's failure to timely maintain or cause to be maintained, any insurance required to be maintained under Section 16 hereof and such failure continues for five (5) days, or the failure of Tenant to furnish Landlord with certificates of any required under Section 16 and such failure continues for five (5) days.

D.
The material breach or failure of any representation or warranty made by Tenant hereunder after receipt of notice and opportunity to cure, as set forth in Exhibit "K," R-14, though in no event shall such cure period for a breach pursuant to this Section 20.D exceed thirty (30) days.

E.
A transfer of all or any portion of the Premises by Tenant except as permitted by the terms of Section 19 hereof after receipt of notice and opportunity to cure, as set forth in Exhibit "K," R-14, though in no event shall such cure period for a breach pursuant to this Section 20.E exceed thirty (30) days.

F.
Tenant's general assignment for the benefit of creditors, or the filing by or against Tenant of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant the case is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of

Tenant, unless possession is restored to Tenant within sixty (60) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless the seizure is discharged within sixty (60) days.

G.
An event of default occurs under the terms of the Guaranty (the "Guaranty") of even date herewith executed by Guarantor relating to this Lease or the Guaranty shall cease to be in full force and effect.

21.
LANDLORD'S REMEDIES. Upon the occurrence of any Lease default by Tenant, Landlord has, in addition to any other remedies available to Landlord at law or in equity, the option to pursue without any further notice or demand whatsoever any one or more of the following remedies, each of which will be cumulative and non-exclusive:

A.
Notice of Election. Landlord shall have the right at its election, then or at any time while such Lease default shall continue, to give written notice of Landlord's election to terminate this Lease on the date specified in such notice. Upon the giving of such notice, the term of the Lease and the estate hereby granted shall automatically expire and terminate at midnight on the date set out in such notice as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the term of the Lease Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

B.
Re-enter and Repossess. If a Lease default shall have happened and be continuing, Landlord shall have the immediate right (but shall not be obligated), whether or not the term of the Lease shall have been terminated, to terminate Tenant's right to possession of the Premises and to re-enter and repossess the Premises by summary proceedings, ejectment or in any manner Landlord determines to be necessary or desirable and the right to remove all persons and property therefrom other than those persons and their property then subject to a non-disturbance and attornment agreement with Landlord. To the extent permitted by law, Landlord shall incur no liability by reason of any such re-entry, repossession or removal. No such re-entry or repossession of the Premises shall be construed as an election by Landlord to terminate the term of the Lease unless a notice of such election is given to Tenant pursuant to Section 21.a, or unless such termination is decreed by a court of competent jurisdiction.

C.
Rights After Re-entry and Repossession. At any time or from time to time after the re-entry and repossession of the Premises pursuant to Section 21.b, whether or not the term of the Lease shall have been terminated pursuant to Section 21.a, Landlord may (but shall to obligated to) relet the Premises (or any portion thereof) for the account of Tenant or Landlord in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms and on such conditions and for such uses in each instance as Landlord, in its reasonable discretion, may determine. Landlord may collect and receive any rents payable by reason of such reletting and apply the amounts so collected to any sums due Landlord by Tenant, but any amount so collected by Landlord in excess of sums due to Landlord by Tenant shall belong to and may be retained by Landlord. Landlord shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon such reletting.

D.
Survival of Liability. No expiration or termination of the term of the Lease pursuant to Section 21.a, by operation of law or otherwise, no reentry and repossession of the Premises pursuant to Section 21.b or otherwise, and no reletting of the Premises pursuant to Section 21.c or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, assignment, reentry, repossession or reletting.

E.
Lease Terminated. In the event Landlord elects to terminate this Lease pursuant to Section 21.a above by reason of the occurrence of a default, Landlord shall be entitled to recover from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to (I) the worth of the unpaid rent that had been earned at the time of termination of Tenant's right to possession; plus (2) the worth of the amount of the unpaid rent that would have been earned after the date of termination of Tenant's right to possession less the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (3) any other amount, including but not limited to, expenses incurred to relet the premises, court, attorney and collection costs, necessary to compensate Landlord for all detriment caused by Tenant's default. "The Worth," as used for Item 21.e.(1) in this Section 21.e is to be computed by allowing interest at the rate of 12% per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. The Worth is used for Item 21.e.(2) in this Section is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

F.
Cumulative Remedies. No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing.

G.
No Waiver of Remedies. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future.

H.
Application of Funds. Landlord may apply any sums otherwise payable to Tenant under the terms of this Lease to any Rent then due and payable hereunder; if no Rent is then due and payable, then so long as the Lease default continues Landlord may withhold such sums to be applied to Rent accruing thereafter.

I.
Landlord's Right to Cure Default. If Tenant fails to perform any of its obligations arising under the terms of this Lease within a reasonable time after Landlord delivers notice to Tenant that Tenant is delinquent in respect of that performance, Landlord may, but is not obligated to, make any payment or perform any act on Tenant's part in order to satisfy the obligation with respect to which Tenant is delinquent without waiving its rights arising by reason of Tenant's default and without releasing Tenant from its obligations.

J.
Payments by Tenant. Tenant shall pay to Landlord within five (5) days after Landlord's delivery to Tenant of its statements the amount of the expenditures Landlord made and the expenses Landlord incurred in connection with Landlord's rectification of Tenant's defaults in accordance with the provisions of Section 21.i. Tenant's obligations under this Section 21.j will survive the Lease Termination Date.

K.
Efforts to Relet. For the purposes of this Section 21, Tenant's right to possession will not be terminated by Landlord's efforts to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by the appointment of a receiver to protect Landlord's interests. The foregoing enumeration is not exhaustive, but merely illustrative of acts that Landlord may perform without terminating Tenant's right to possession. Landlord will have no obligation to relet the Premises other than as may be imposed by applicable legal requirements but if Landlord chooses or is required to attempt to relet the Premises, Landlord may do so on such terms and conditions as Landlord in its sole, good faith judgment deems acceptable. In any proceedings to enforce this Lease, Landlord will be presumed to have used commercially reasonable efforts to relet the Premises if Landlord is required to do so, and Tenant will bear the burden of proof to establish otherwise. For the purpose of any such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises as may be necessary or desirable. Landlord reserves the right, however (x) to refuse to lease all or portions of the Premises to any potential tenant that does not meet Landlord's standards and criteria for leasing other comparable space, and (y) to reconfigure the Premises and lease only portions thereof or lease all or part of the Premises in combination with other space. In no event shall Tenant's Net Obligations be less than zero.

22.	ENTRY ON PREMISES. Subject to the provisions of Exhibit "K." R-15, Landlord and its authorized representatives shall have the right to enter the Premises upon prior written consent during normal business hours except in the case of an emergency for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 180 days of the term, or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, as appropriate; or (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 22, except as set forth in Exhibit "K," R-15. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Section 22, except as set forth in Exhibit "K," R-15. Landlord shall conduct his activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

23.
SUBORDINATION. Subject to the provisions of Exhibit "K," R-16, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Subject to the provisions of Exhibit "K," R-16, in the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become Tenant of the successor in interest to Landlord, at the option of such successor in interest. Subject to the provisions of Exhibit "K," R-16, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust.

Tenant, within twenty (20) days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that this Lease is not in default, is unmodified and in full force and effect or noting any objections thereto, or in full force and effect as modified, and stating the modifications. This certificate should also state the amount of current monthly rent, the dates to which rent has been paid in advance, and the amount of any security deposit and prepaid rent. Failure to deliver this certificate to

Landlord within twenty (20) days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

24.
NOTICE. Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served either personally or sent by prepaid certified first class mail, addressed as set forth in Section 1 and to any Lender with which Tenant has entered into a Subordination, Non-Disturbance and Attornment Agreement. Either party may change its address by notification to the other party. Notice shall be deemed to be effective when notice is received or upon proof of refusal to accept service thereof.

25.
WAIVER. No delay or omission in the exercise of any right or remedy by Landlord or Tenant shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Either party's consent to or approval of any act by such consent or approval shall not be deemed to waive or render unnecessary such party's consent to or approval of any subsequent act requiring same. Any waiver by either party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

26.
SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant Improvements and alterations in good condition, except for ordinary wear and tear, casualty damage and alterations Tenant has the right or is obligated to remove under the provisions of Section 14 herein. Tenant shall remove all personal property from the Premises, and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's reasonable costs for storage, removal or disposal of Tenant's personal property. If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written 30 day notice at any time by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Tenant shall, for the initial ninety (90) days, pay monthly rent in an amount equal to 125% of Rent for the last full calendar month during the regular term plus 100% of said last month's estimate of the Expenses pursuant to Section 4.c.3. If Tenant remains without consent past the initial ninety (90) days following the end of the Term of the Lease, Landlord shall receive rent in an amount equal to 150% of rent for the last full month plus 100% at said last month's expenses pursuant to Section 4.c.3 plus all damages and reasonable costs associated with the unauthorized occupancy and forcible eviction process.

27.
LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, if Landlord is a limited liability company or corporation and provided that Landlord maintains equity in the Project and/or other assets valued at a minimum of $500,000.00:

a.	The sole and exclusive remedy shall be against the limited liability company or corporation, as the case may be, and its assets;

b.	No member, shareholder, officer, director, or manager of Landlord shall be sued or named as a party in any suit or action;

c.	No service of process shall be made against any member, shareholder, officer, director, or manager of Landlord;

d.	No member, shareholder, officer, director, or manager of Landlord shall be required to answer or otherwise plead to any service or process;

e.	No judgment may be taken against any member, shareholder, officer, director, or manager of Landlord;

f.	Any judgment taken against any member, shareholder, officer, director, or manager of Landlord shall be vacated and set aside at any time without hearing;

g.	No writ of execution will ever be levied against the assets of any member, shareholder, officer, director, or manager of Landlord;

h.	These covenants and agreements are enforceable both by Landlord and also by any member, shareholder, officer, director, or manager of Landlord.
Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

28.	COMPLIANCE WITH LEGAL REQUIREMENTS.

a.
Compliance with Law. Tenant shall comply at its expense with Applicable Laws that impose any duty or requirement relating to the use, occupation or alteration by Tenant of the Premises. Tenant will promptly notify Landlord of any notice of an alleged violation of a legal requirement applicable to the Premises that Tenant receives. If a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants now or subsequently imposes on Landlord or Tenant any standard or regulation, Tenant shall comply promptly with that standard or regulation at its sole cost and expense. The judgment of any court of competent jurisdiction or Tenant's admission in any judicial action that Tenant has violated any of those governmental measures with respect to which it has an obligation to comply under the terms of Section 7 and this Section 28, regardless of whether Landlord is a party to that action, will be conclusive of that fact as between Landlord and Tenant.

b.
Landlord's Obligations. Except to the extent of Tenant's obligation under Section 28.a above and with respect to specific requirements due to Tenant's specific use of the Premises, Landlord shall be responsible for compliance with Applicable Laws with respect to the Project and the Premises.

29.	MISCELLANEOUS PROVISIONS.

a.	Time of Essence. Time is of the essence of each provision of this Lease.

b.	Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 19 herein.

c.	Landlord's Consent. See Exhibit "K" R-24.

d.
Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1, who shall be compensated by Landlord.

e.
Other Charges. If either party becomes a party to any litigation concerning this Lease, the Premises or the Project, by reason of any act or omission of the other party or such party's authorized representatives, said party shall be liable for reasonable attorney's fees and court costs incurred by the other party in the litigation. If any suit, action, arbitration or other proceeding, including, without limitation, an appellate proceeding ("proceeding(s)") is instituted in connection with any controversy, dispute, default or breach arising out of this Lease, the prevailing party shall be entitled to recover, from the losing or defaulting party, all reasonable fees, costs and expenses (including the reasonable fees and expenses of attorneys, paralegals and witnesses) incurred in connection with the prosecution or defense of such proceeding, whether or not the proceeding is prosecuted to a final judgment or determination; provides, however, if there is no clear prevailing party, such fees, costs and expenses shall be borne as determined by the finder of fact.

If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and cost of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all reasonable collection agency and reasonable attorneys' fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease.

f.
Landlord's Successors. If in the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

g.
Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

30.
SUBDIVISION. Landlord shall not, without Tenant's approval, effect or cause to be effected a legal subdivision of the real property constituting the Project such that additional buildings other than the Buildings may be constructed on the Project to accommodate other tenants or occupants except where such usage is for landscaping and/or property management of the Project.

31.	INTENTIONALLY OMITTED.

32.
OPTION TO EXTEND. Notwithstanding anything to the contrary set forth in this Lease, provided Tenant is not in default, Tenant shall have the option to renew the Lease for two (2) consecutive five (5) year periods at 95% of the then current market rate, as set forth in Exhibit "K," R-18. Tenant must give Landlord written notice of Tenant's intent to exercise the each renewal option not less than twelve (12) months and not more than fifteen (15) months before the expiration of the then current portion of the term of the Lease. All other terms and conditions of the Lease would remain in effect for any renewal term.

33.
TITLE/CONSTRUCTION CONTINGENCY. Landlord and Tenant both acknowledge that this Lease is subject to and conditioned upon Landlord acquiring title to the land upon which the Project will be constructed on or before August 30, 2009. If for any reason Landlord is unable to acquire title to the land on or before August 30, 2009, this Lease shall become null and void and neither party shall have any obligation to the other with regard to this Lease.

34.	CONSTRUCTION. Landlord shall construct the Project in accordance with the Work Letter attached as Exhibit "G."

35.	MEMORANDUM OF LEASE. Concurrently with the execution of this Lease, Landlord and Tenant shall execute a Memorandum of Lease in the form of Exhibit "L"

(the "Memorandum"). The Memorandum shall be recorded with respect to the Project concurrently with Landlord's acquisition of title to the land upon which the Project will be constructed. After the occurrence of the Commencement Date for the entire Premises, upon the request of either party, Landlord and Tenant shall execute and record an amendment and restatement of the Memorandum by which the Commencement Date shall be specifically set forth.

36.
ADDITIONAL TERMS. Exhibit "K" - "The Rider" attached hereto is by this reference incorporated into and made a part of this Lease. In the event of any inconsistency or conflict between the terms of the main body of this Lease and the terms set forth in Exhibit "K" hereto, the terms of Exhibit "K" shall control.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXECUTED BY LANDLORD this 29TH day of June, 2009.

US REAL ESTATE LIMITED PARTNERSHIP,
a Texas limited partnership

By:	/s/ Glen E. Mitts
Glen E. Mitts

Title:	Executive Managing Director

By:	/s/ Authorized Signatory

Title:	Executive Managing Director

EXECUTED BY LANDLORD this 26 day of June, 2009.

THE UNIVERSITY OF PHOENIX, INC.,
an Arizona Corporation.

By:	/s/ William J. Swirtz
William J. Swirtz

Title:	President of Apollo Development and Authorized Officer

By:	/s/ Brian L. Swartz
Brian L. Swartz

Title:	Senior VP Finance
Chief Accounting Officer

[Signature Page to Lease]

EXHIBIT "A"

THE PREMISES

No. NCS-337553-CH12

EXHIBIT "A"

LOT 7A, OF FOUNTAINHEAD LOT 7, A REPLAT OF LOT 7 FOUNTAINHEAD CORPORATE PARK-AMENDED, ACCORDING TO THE PLAT OF SAID SUBDIVISION RECORDED IN BOOK 864 OF MAPS, PAGE 8 OF THE RECORDS OF MARICOPA COUNTY, ARIZONA.
EXCEPT THAT PORTION THAT WAS CONVEYED IN INSTRUMENT RECORDED AS 2008-1071568 OF OFFICIAL RECORDS MORE PARTICULARLY DESCRIBED AS FOLLOWS:
THAT PORTION OF LOT 7A, FOUNTAINHEAD LOT 7 REPLAT, ACCORDING TO BOOK 864, PAGE 8, RECORDS OF MARICOPA COUNTY, ARIZONA, LOCATED IN THE NORTHEAST QUARTER (NE1/4) OF SECTION 29, TOWNSHIP 1 NORTH, RANGE 4 EAST, GILA AND SALT RIVER MERIDIAN, MARICOPA COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:
COMMENCING AT A 3/8 IRON BAR 1 FOOT BELOW GROUND TAGGED RLS 42014 MARKING THE CENTER OF SAID SECTION 29, BEING SOUTH 89 DEGREES 40 MINUTES 03 SECONDS WEST 2676.43 FEET FROM A CITY OF TEMPE (COT) BRASS CAP IN HAND HOLE LABELED GDAC 64022-1 MARKING THE EAST QUARTER CORNER OF SAID SECTION 29;
THENCE ALONG THE EAST-WEST MID-SECTION LINE OF SAID SECTION 29, NORTH 89 DEGREES 40 MINUTES 03 SECONDS EAST 799.18 FEET TO THE EXITING EASTERLY RIGHT OF WAY LINE OF INTERSTATE HIGHWAY 10 (PHOENIX -CASA GRANDE HIGHWAY);
THENCE ALONG SAID EXISTING EASTERLY RIGHT OF WAY LINE, NORTH 0 DEGREES 35 MINUTES 19 SECONDS EAST 201.01 FEET;
THENCE CONTINUING ALONG SAID EXISTING EASTERLY RIGHT OF WAY LINE, FROM A LOCAL TANGENT BEARING OF NORTH 1 DEGREE 00 MINUTES 23 SECONDS WEST, ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 3969.72 FEET, A LENGTH OF 354.65 FEET TO THE SOUTHWEST CORNER OF SAID LOT 7A AND THE POINTOF BEGINNING;
THENCE CONTINUING ALONG SAID EXISTING EASTERLY RIGHT OF WAY LINE ALSO BEING THE WESTERLY LINE OF SAID LOT 7A, FROM A LOCAL TANGENT BEARING OF NORTH 06 DEGREES 07 MINUTES 31 SECONDS WEST ALONG SAID CURVE TO THE LEFT, HAVING A RADIUS OF 3969.72 FEET, A LENGTH OF 186.29 FEET;
THENCE CONTINUING ALONG SAID WESTERLY LINE OF LOT 7A, NORTH 89 DEGREES 37 MINUTES 35 SECONDS EAST 101.07 FEET;
THENCE CONTINUING ALONG SAID WESTERLY LINE, FROM A LOCAL TANGENT BEARING OF NORTH 8 DEGREES 36 MINUTES 18 SECONDS WEST, ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 4069.72 FEET, A LENGTH OF 200.40 FEET;
THENCE CONTINUING ALONG SAID WESTERLY LINE, NORTH 89 DEGREES 38 MINUTES 42 SECONDS EAST 13.02 FEET;
THENCE FROM A LOCAL TANGENT BEARING OF SOUTH 11 DEGREES 22 MINUTES 44 SECONDS EAST, ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 4082.72 FEET, A LENGTH OF 386.66 FEET TO THE SOUTHERLY LINE OF SAID LOT 7A;
THENCE ALONG SAID SOUTHERLY LINE, SOUTH 89 DEGREES 40 MINUTES 03 SECONDS WEST 113.25 FEET TO THE POINT OF BEGINNING.

EXHIBIT "B"

SEE ATTACHED SITE PLAN OF PROJECT

Fountainhead Pkwy.
OFFICE B
(6-STORY)
165,290 SF GROSS
55th Street
LAKE
PARKING STRUCTURE
OFFICE A
(10-STORY)
273,780 SF GROSS

SITE DATA

| | |
|---|---|
| Parcel Net Area | 11.33 acres (493,606 sf) |
| Building Area | 439,070 sf gross |
| FAR | 0.89 |
| Building Height Allowed | 270' |
| Building Height Provided | 140'(10 Stories), 84'(6 Stories) |
| Parking Required | 1,437 spaces (1 per 300 nsf) |
| Parking Provided | 2,055 spaces (4.90 : 1000rsf) |

DAVIS

# Fountainhead Office Plaza

Tempe, Arizona

EXHIBIT "C"

INTENTIONALLY OMITTED

EXHIBIT "D"

TENANT SIGNAGE

FOUNTAINHEAD CORPORATE PARK

Tenant's signage on the Buildings as set forth in Exhibit "K," R-9, shall generally be as set forth in the rendering attached hereto and shall comply with all applicable governmental codes and ordinances. Any material modifications to such signage prior to installation or subsequent thereto shall be subject to Landlord's approval, such approval not to be unreasonably withheld, conditioned or delayed.

*Note - This is for illustration purposes only.
Variance approval will be required from the City of Tempe.

Fountainhead Pkwy.
C
OFFICE B
(6-STORY)
165,290 SF GROSS
D
56th Street
A
B
LAKE
Interstate 10
OFFICE A
(10-STORY)
273,780 SF GROSS
north

University of Phoenix

Fountainhead Office Plaza
Tempe, AZ

royal sign co.
2531 N. 31st Ave.
Phoenix, AZ 85009
602-278-6286
fax: 602-278-0234
Email (Art Dept):
royalsign@royalsign.net

09-1476

Warren Alvord
warren@royalsign.net
19 MAY 09
RKP

Sheet Title
**Location**
exterior

Scale
1" = 100'

Drawing Number
**09-1476**

88'-0"
10'-0"
8'-1"
University of Phoenix

**A** PAN CHANNEL INTERNALLY ILLUMINATED LETTER DISPLAY

Scale: 1/8" = 1'-0"

Perimeter: 495'

Square ft: 830.00

Returns detail

Fabricate & install one (1) set of the following:

Letters: Returns: 5" deep x .063" thick aluminum; painted Black.
Letter Backs: .063" aluminum.
Faces: 3/16" thick White Plex w/ & 1" black trim cap.
Illumination: White LEDs to remote power supplies.

Logo: Fabricate in two piece w/same specs as letters (above). Details of logo (shown in returns detail) to be painted Black.

PC Letter / LEDs - Cross Section Detail

5"
A
B
C
D
E
F
G
H
I
J

| | |
|---|---|
| A | wall |
| B | conduit (1/2" min.) |
| C | low voltage wiring |
| D | trim cap |
| E | .050 alum. back |
| F | acrylic face |
| G | weep holes |
| H | mounting system |
| I | L.E.D. circuit boards |
| J | L.E.D. power supply |

277'
183'-6"
18'-0"
185'-0"
University of Phoenix

NW Elev. Office A
1/32" = 1'-0"

*Note - This is for illustration purposes only.
Variance approval will be required from the City of Tempe.

Client
University of Phoenix

Location
Tempe, AZ

royal sign co.
2601 N. 31st Ave.
Phoenix, AZ 85009
602-278-6286
fax: 602-278-6204
E-mail (Art Dept):
royalsign@royalsign.net

09-1477

Warren Alvard

warren@royalsign.net

18 MAY 09

RKP

n/a

n/a

Sheet Title
Location
exterior

Scale:
see drawing

Drawing Number
09-1477

88'-3"
8'-0"
4'-0"
University of Phoenix

**B** PAN CHANNEL INTERNALLY ILLUMINATED LETTER DISPLAY

Scale: 3/16" = 1'-0"

Perimeter: 410'

Square ft: 530.00

Fabricate & install one (1) set of the following:

Letters: Returns: 5" deep x .063" thick aluminum; painted Black.
Letter Backs: .063" aluminum.
Faces: 3/16" thick White Plex w/ 1" black trim cap.
Illumination: White LEDs to remote power supplies.

Logo: Fabricate in two piece w/same specs as letters (above). Details of logo (shown in returns detail) to be painted Black.

Returns detail

PC Letter / LEDs - Cross Section Detail

5"
A
B
C
D
E
F
G
H
I
J

| | |
|---|---|
| A | wall |
| B | conduit (1/2" min.) |
| C | low voltage wiring |
| D | trim cap |
| E | .050 alum. back |
| F | acrylic face |
| G | weep holes |
| H | mounting system |
| I | L.E.D. circuit boards |
| J | L.E.D. power supply |

115'
88'-6"
13'-0"
155'-0"
University of Phoenix

SW Elev. Office A
1/32" = 1'-0"

*Note - This is for illustration purposes only.
Variance approval will be required from the City of Tempe.

Client:
University of Phoenix

Location:
Fountainhead Office Plaza
Tempe, AZ

royal sign co.
2601 N. 31st Ave.
Phoenix, AZ 85009
602-278-8286
fax: 602-278-0254
E-mail (Art Dept):
royalsign@royalsign.net

09-1478

Warren Alvord
warren@royalsign.net
19 MAY 09
RKP
n/a
n/a

Sheet Title
**Location**
exterior

Scale:
see drawing

Drawing Number
**09-1478**

83'-0"
10'-0"
8'-1"

**C** PAN CHANNEL INTERNALLY ILLUMINATED LETTER DISPLAY

Scale: 1/8" = 1'-0"

Perimeter: 495'

Square ft: 830.00

Returns detail

Fabricate & install one (1) set of the following:

Letters: Returns: 5" deep x .063" thick aluminum; painted Black.
Letter Backs: .063" aluminum.
Faces: 3/16" thick White Plex w/ & 1" black trim cap.
Illumination: White LEDs to remote power supplies.

Logo: Fabricate in two piece w/same specs as letters (above). Details of logo (shown in returns detail) to be painted Black.

*Note - This is for illustration purposes only.
Variance approval will be required from the City of Tempe.

## PC Letter / LEDs - Cross Section Detail

5"
A
B
C
D
E
F
G
H
I
J

| | |
|---|---|
| A | wall |
| B | conduit (1/2" min.) |
| C | low voltage wiring |
| D | trim cap |
| E | .050 alum. back |
| F | acrylic face |
| G | weep holes |
| H | mounting system |
| I | L.E.D. circuit boards |
| J | L.E.D. power supply |

277'
135'-6"
18'-0"
98'-0"
University of Phoenix

NE Elev. Office B
1/32" = 1'-0"

Client
University of Phoenix

Fountainhead Office Plaza
Tempe, AZ

royal sign co.
3601 N. 31st Ave.
Phoenix, AZ 85009

royalsign@royalsign.net

09-1479

Warren Alvord

19 MAY 09

Sheet Title
**Location**
exterior

Scale
see drawing

Drawing Number
**09-1479**

88'-3"
8'-0"
4'-10"
University of Phoenix

D

PAN CHANNEL INTERNALLY ILLUMINATED LETTER DISPLAY

Scale: 3/16" = 1'-0"

Perimeter: 410'

Square ft: 530.00

Fabricate & install one (1) set of the following:

Letters: Returns: 5" deep x .063" thick aluminum; painted Black.
Letter Backs: .063" aluminum.
Faces: 3/16" thick White Plex w/ & 1" black trim cap.
Illumination: White LEDs to remote power supplies.

Logo: Fabricate in two piece w/same specs as letters (above). Details of logo (shown in returns detail) to be painted Black.

Returns detail

PC Letter / LEDs - Cross Section Detail

5"

| | |
|---|---|
| A | wall |
| B | conduit (1/2" min.) |
| C | low voltage wiring |
| D | trim cap |
| E | .050 alum. back |
| F | acrylic face |
| G | weep holes |
| H | mounting system |
| I | L.E.D. circuit boards |
| J | L.E.D. power supply |

115'
88'-3"
13'-0"
98'-0"

SE Elev. Office B
1/32" = 1'-0"

*Note - This is for illustration purposes only.
Variance approval will be required from the City of Tempe.

University of Phoenix

Fountainhead Office Plaza
Tempe, AZ

E-mail (Art Dept)
royalsign@royalsign.net

09-1478

Warren Alvord

warren@royalsign.net

19 MAY 09

RKP

n/a

n/a

Location
exterior

see drawing

09-1478

EXHIBIT "E"

INTENTIONALLY OMITTED

EXHIBIT "F"

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Other than commercially reasonable quantities of general office, educational and classroom supplies and materials, Tenant shall not use, keep or store any Hazardous Materials on or about the Premises or the Project.

EXHIBIT "G"

WORK LETTER AGREEMENT

WORK LETTER AGREEMENT

LANDLORD:	US REAL ESTATE LIMITED PARTNERSHIP, a Texas
limited partnership

TENANT:	THE UNIVERSITY OF PHOENIX, INC., an Arizona
corporation

DATE:	June 29, 2009
RECITALS
A.     Concurrently with the execution of this Work Letter Agreement (the "Work Letter"), Landlord and Tenant have entered into a lease (the "Lease") covering certain leased premises (the "Premises") in the buildings to be constructed in accordance with this Work Letter located at 1625 Fountainhead Parkway, Tempe, Arizona 85282 ("Office A") and 1601 Fountainhead Parkway, Tempe, Arizona 85282 ("Office B") (each, a "Building" and collectively the "Buildings"), as more particularly described in the Lease. Capitalized terms used but not defined herein shall have the meanings set forth in the Lease.
B.     To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of the Lease apply hereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:
AGREEMENT

1.	Base Buildings.

a.
Landlord will construct the Buildings referenced above in accordance with (i) all applicable laws, rules, regulations, ordinances, governmental and quasi-governmental laws and local codes including, without limitation, O.S.H.A. rules and regulations, the Americans with Disabilities Act ("ADA") and/or any comparable state statutes ("Applicable Laws"); (ii) all private covenants, conditions and restrictions affecting the Building ("Deed Restrictions"), if any; and (iii) in accordance with the approved Final Base Plans as they may be modified from time to time by change orders as set forth in Paragraph 7. Each "Base Building" will include all base, shell and core improvements and all improvements to the common areas of the Buildings, all as more specifically set forth in Schedule 1 to this Work Letter. The Base Buildings shall be constructed for LEED certification.

b.
The total cost of construction of the Base Buildings (the "Base Costs") is anticipated to be Fifty-Eight Million Eight Hundred Twenty Five Thousand Seven Hundred Thirty Eight and No/100 U.S. Dollars ($58,825,738.00) (the "Base Improvement Allowance"). Landlord shall bear the responsibility for Base Costs in excess of the Base Improvement Allowance except as set forth in Paragraphs 3, 4, 5 and 7.

2.	Tenant Improvements.

a.
"Tenant Improvements" shall include all work to be done within the Premises other than the Base Building as set forth in Schedule 1 to this Work Letter in accordance with the standards and furnishes set forth in Schedule 2 to this Work Letter.

b.
Landlord will cause to be furnished an allowance in an amount equal to Thirty-Five and No/100 Dollars ($35.00) per rentable square foot of the Rentable Area contained within the Premises (the "TI Improvement Allowance"), to be applied against the total costs of the Tenant Improvements (the "TI Costs"). To the extent the TI Costs incurred (or reasonably expected to be incurred) exceed the TI Improvement Allowance, less any costs associated with a Landlord-initiated Change Order unless such Landlord-initiated Change Order is directly related to a change required by governmental authorities due to the Tenant's specific usage of the Building (such excess, the "Excess TI Costs"), Tenant must pay such overage to Landlord as payment for such work is due and payable to the General Contractor, subject to a ten percent (l 0%) holdback of the overage until all punch list items have been completed.

3.	Parties' Responsibilities.

a.
Landlord's Responsibilities. Landlord will be responsible for the preparation of plans and construction drawings for the Base Buildings and will submit same to Tenant for approval as provided in Paragraphs 4 and 5 below. Landlord will be responsible for providing Tenant with all information, documents and plans (including plans and construction drawings for the Base Building) for Tenant's architect to use in preparing space plans and working drawings for the Tenant Improvements, and Landlord shall be responsible for any costs or delays caused if such information, documents and plans to be provided by Landlord are not accurate and complete. Upon approval of all plans by both parties, Landlord will construct the Base Building and the Tenant Improvements. Landlord will be responsible for ensuring that all of the work done both to construct and prepare the Base Building and to construct and prepare the Premises shall be done in a good and workmanlike manner in compliance with all Applicable Laws and Deed Restrictions (if any), and in accordance with the Plans and Specifications as they may be modified from time to time by change orders as set forth in Paragraph 7 and construction schedules. All Tenant Improvements will be done to the standards and using the materials and finishes set forth in the Final TI Plans and/or in Schedule 2 to this Work Letter, as applicable. Landlord shall use commercially reasonable efforts to secure completion of all work in a timely manner so that Tenant is able to occupy the Premises in Office B on or before June 1, 2011 (the "Office B Scheduled Delivery Date") and the Premises in Office A on or before November 1, 2011 (the "Office A Scheduled Delivery Date") (each, a "Scheduled Delivery Date" and collectively, the "Scheduled De1ivery Dates").

b.
Tenant's Responsibilities. Tenant shall be responsible for the preparation and approval of preliminary space plans and specifications for the Tenant Improvements in sufficient detail ("Space Plans") so as to enable Landlord to estimate the TI Costs. Tenant shall be responsible for the preparation and approval of the final construction drawings and specifications for the Tenant Improvements ("Working Drawings") and for any costs or delays caused if such information, documents and plans are not accurate and complete. Tenant shall also be responsible for the review and approval of the Base Building Plans and the Tenant Improvement Plans as provided in Paragraph 5 below, and for the payment of (i) the excess of the Base Costs over the Base Improvement Allowance to the extent due to Tenant-initiated changes to the Preliminary Building Plans under Paragraph 4.a or Tenant-initiated Change Orders under Paragraph 7.b, and (ii) any Excess TI Costs.

c.
Mutual Cooperation. The parties agree to work together and to cooperate reasonably with one another so as to facilitate the completion of the Base Buildings and of all Tenant Improvements in accordance with the terms of this Work Letter. In connection with exercising its review and approval rights under any provision of this Work better, Landlord or Tenant, as the case may be (the "Reviewing Party"), must act in good faith, with due diligence, and in a commercially reasonable manner. Upon the Reviewing Party's receipt of any submission from the other party (the "Submitting Party"), the Reviewing Party shall review the submission and shall give the Submitting Party notice of the Reviewing Party's approval or disapproval and the reasons for any disapproval. The Reviewing Party must deliver that notice promptly, but in no event later than ten (l0) Business Days after the date of its receipt of the submission. The Reviewing Party's right to disapprove any submission is limited to those elements of the submission: (i) that do not conform substantially to matters previously approved; or (ii) that are new elements not previously presented; or (iii) that depict matters that are violations of the Lease or Applicable Laws, or (iv) as otherwise specifically set forth below. If the Reviewing Party disapproves of the submission within the time period specified above, the Submitting Party may alter its submission to satisfy the Reviewing Party's objections and make a re-submission to the Reviewing Party within five (5) Business Days after the date of the Submitting Party's receipt of the notice of disapproval. Any resubmission will be subject to review and approval by the Reviewing Party in accordance with the procedures described in this Paragraph 3.c. for an original submission except that the time period for review and response by the Reviewing Party will be five (5) Business Days rather than ten (10) Business Days. The Reviewing Party's failure to give the Submitting Party notice of approval or disapproval within ten (10) Business Days after its receipt of a submission or within five (5) Business Days after its receipt of a re-submission will constitute approval of the submission or resubmission, as the case may be.

4.	Base Building Plans.

a.
Landlord and Tenant acknowledge that attached as Schedule 3 hereto are preliminary plans and specifications for the Base Building (the "Baseline Plans"). No later than two hundred forty (240) days following the date of the Lease, Landlord shall provide to Tenant initial plans and construction drawings for the completion of the Base Buildings ("Preliminary Building Plans"), which Preliminary Building Plans shall not deviate from the Baseline Plans in any way that would have a material impact on Tenant's intended use and occupancy of the Premises. The Preliminary Buildings Plans may, but need not be, permitted by applicable governmental authorities at the time of delivery to Tenant.

Tenant shall review the same and notify Landlord in writing of either its approval of the Preliminary Building Plans or of any modifications that Tenant may reasonably require for its intended use and .occupancy of the Premises. Landlord shall make any such required modifications at no cost to Tenant so long as such changes (x) do not cause, and are not reasonably expected by Landlord to cause, the Base Costs to exceed the Base Improvement Allowance or (y) are necessary due to a deviation from the Baseline Plans that will have a material impact on Tenant's intended use and occupancy of the Premises. The costs of changes to the Baseline Plans required for compliance with Applicable Laws shall be borne by Landlord, provided, however, that if a change is attributable not to an office building in general but due to Tenant's specific intended use of the Building, the cost of any such change shall be borne by Tenant.
So long as any such Tenant request does not cause, and is not reasonably expected by Landlord to cause, the Base Costs to exceed the Base Improvement Allowance or if such changes are necessary to resolve any deviation between the Baseline Plans and the Preliminary Building Plans or if such changes are intended to prevent a material impact on Tenant's intended use and occupancy of the Premises, Landlord will not unreasonably withhold or delay its approval of Tenant's requested changes. If Landlord objects to any modifications required by Tenant in the Preliminary Building Plans which modifications are not required to resolve a deviation from the Baseline Plans that will have a material impact on Tenant's intended use and occupancy of the Premises, the parties shall promptly confer to resolve all issues related to the Preliminary Building Plans. In the event Tenant requests a change to the

Preliminary Building Plans that causes, or is reasonably expected to cause, the Base Costs to exceed the Base Improvement Allowance and such changes are not necessary to resolve a deviation from the Baseline Plans, Landlord may condition its approval of such change on Tenant's agreement to pay for the Excess Base Costs relating to such change. If Landlord has so conditioned its approval to a change on Tenant's agreement to pay the Excess Base Costs, Tenant may (x) withdraw its change request or (y) agree to pay the amount of the Excess Base Cost relating to the change request in accordance with Paragraph 2.b.

b.
Once approved by both Landlord and Tenant, the Preliminary Building Plans, as modified prior to mutual approval, shall be deemed the "Base Building Plans." Reference to "Base Building Plans" shall refer to such plans as amended pursuant to the terms of this Work Letter.

5.	Tenant Improvement Plans.

a.
Within forty-five (45) days after the date the parties agree upon and approve the Base Building Plans, Tenant shall cause its architect to prepare Space Plans for the Premises and submit the Space Plans to Landlord for approval. If Landlord objects to any elements of the Space Plans or the work contemplated thereby, the parties shall promptly confer to resolve all issues related to the Space Plans and the Tenant Improvements, provided, however, Landlord will not unreasonably withhold its approval of the Space Plans. Landlord may reasonably withhold its approval of the Space Plans if Landlord reasonably believes that Tenant Improvements as set forth in the Space Plans would (a) have an adverse impact on the outside appearance of the Building(s) or the Project, (b) adversely impact the structural integrity of the Building(s), (c) create a hazard or increase the likelihood of claims against the owner of the Building(s) or the Project, (d) diminish the value of the Building(s), (e) materially and adversely affect the HVAC, electrical, plumbing, mechanical or life safety systems serving the affected Building or any other portion of the Premises, or (1) the Space Plans would require changes to the Base Building as set forth in the Base Building Plans and Tenant refuses to agree to pay for said changes.

b.
Within ninety (90) days after approval, or deemed approval, of the Space Plans by both parties, Tenant shall cause its architect to prepare final Working Drawings, shall review and approve such Working Drawings, and shall submit the same to Landlord for approval, which approval will not unreasonably withheld. Landlord may reasonably withhold its approval of the Working Drawings if Landlord reasonably believes the deviations between the Space Plans and the Working Drawings would (a) have an adverse impact on the outside appearance of the Building(s) or the Project, (b) adversely impact the structural integrity of the Building(s), (c) create a hazard or increase the likelihood of claims against the owner of the Building(s) or the Project, (d) diminish the value of the Building(s), (e) materially and adversely affect the HVAC, electrical, plumbing, mechanical or life safety systems serving the affected Building or any other portion of the Premises, or (1) the Working Drawings would require changes to the Base Building as set forth in the Base Building Plans and Tenant refuses to agree to pay for said changes. The costs of any changes required to be made to the Base Building Plans due to differences between the Working Drawings and the Space Plans shall be borne by Tenant. If Tenant objects to any modifications requested by Landlord to the Working Drawings, the parties shall promptly confer to resolve all issues related thereto. Once so approved by both parties, the Working Drawings shall be referred to collectively herein as the "Tenant Improvement Plans." Reference to "Tenant Improvement Plans" shall refer to such plans as amended pursuant to the terms of the Work Letter.

c.
Once approved by both parties, the Tenant Improvement Plans shall not be changed without Landlord's and Tenant's prior written consent. If any material change is necessary in the Tenant Improvement Plans due to requirements of any Applicable Laws, Landlord shall consult with Tenant to develop an approach to meeting any such requirements that is acceptable to Tenant. Any Excess TI Costs attributable to changes in Applicable Laws prior to Substantial Completion shall be borne by Tenant.

d.
If Landlord requests material revisions to a submission that are not specifically considered to be reasonable under the conditions set forth in Paragraph 5.a or 5.b then Tenant may terminate the Lease upon not less than fifteen (15) Business Days prior written notice. Upon termination, neither party shall have any further obligation hereunder.

6.	Selection of Contractor/Final Budget.

a.
Not later than ten (10) days after approval of the Tenant Improvement Plans by both parties, Landlord shall select a general contractor for the construction of the Base Building and a general contractor for the construction Tenant Improvements, in each case who is a licensed contractor qualified to handle a project of this scope and complexity and capable of securing appropriate bonding and insurance (each, and collectively as the context dictates, the "General Contractor"). Landlord and Tenant shall endeavor to utilize one general contractor for both the Base Buildings and the Tenant Improvements but shall not be obligated to do so. Landlord's notice of selection of General Contractor shall include the profit and overhead percentage for both the Base Building and the Tenant Improvements and the cost of general conditions for both the Base Building and Tenant Improvements as proposed by the General Contractor. Tenant shall thereafter have the right to approve Landlord's final selection of the General Contractor, such approval not to be unreasonably withheld, conditioned, or delayed. Tenant shall not be considered to be unreasonable in disapproving a General Contractor if the cost of general conditions and the profit and overhead of the General Contractor are in excess of reasonable costs for such items in the same general market as the Project or if the profit and overhead for the Tenant Improvements (as a percentage of the total costs) exceeds the profit and overhead for the Base Building. Notwithstanding Paragraph 3.d., a failure by Tenant to affirmatively approve or disapprove the Contractor selected by Landlord within ten (l0) business days of receipt of notice of Landlord's selection shall be deemed to be an approval of said General Contractor. If Tenant reasonably disapproves a General Contractor, Tenant may elect to negotiate with the General Contractor and Landlord to reduce the profit and overhead and/or general conditions amount. If the parties are unable to reach an agreement with respect to Landlord's selected General Contractor within fifteen (15) days of the commencement of negotiations between Tenant, General Contractor and Landlord and if Landlord is unwilling to select a different General Contractor for the construction of the Tenant Improvements the parties shall resolve the dispute regarding the General Contractor under Paragraph II below. Landlord shall cause General Contractor to secure a minimum of three (3) bids for each subcontractor in each major trade. Landlord shall promptly submit the bids to Tenant and Tenant and Landlord shall thereafter mutually select the subcontractors for the performance of the Tenant Improvements. General Contractor shall comply with the insurance requirements in Schedule 4.

b.
As the Preliminary Building Plans, Base Building Plans, Working Drawings, and Tenant Improvement Plans are refined during the completion of each successive set of said plans, Landlord, its architect(s), and the General Contractor shall provide value engineering services in an effort to maintain (x) the Base Costs to an amount no greater than the Base Improvement Allowance and (y) a budget for the Tenant Improvements no greater than the Tenant Improvement Allowance (the "TI Budget") (the Base Improvement Allowance and TI Budget together referred to as the "Final Project Budget"). The Final Project Budget shall include the costs of documentation, certification, and registration of the Base Building with respect to the LEED certification,

c.
Value Engineering on Base Buildings. Landlord may, by providing written notice to Tenant within five (5) business days after its receipt of the proposed Final Project Budget, elect to have the parties work with together with the General Contractor on value engineering approaches to reduce the proposed Base Costs ("Value Engineering" or the "Value Engineering process"). The Value Engineering process shall not exceed ten (10) business days (the "Value Engineering Period") from the date of Landlord's request to perform Value Engineering. Landlord shall, and shall cause its project architect and the General Contractor to, use best and most diligent commercially reasonable efforts to respect the basic design of the Base Buildings and the materials to be used in construction while addressing the budget concerns of Landlord during the Value Engineering Period. At the end of the Value Engineering Period, after best and diligent commercially reasonable efforts by Landlord, the project's architect, the General Contractor, and Tenant to reduce the proposed Base Costs, then, so long as such revisions do not adversely impact Tenant's proposed use and occupancy of the Premises in any material manner, the Base Building Plans (as refined during the Value Engineering Period) shall be deemed to be the "Final Base Plans." If revisions to the Base Building Plans through Value Engineering will materially and adversely impact Tenant's proposed use and occupancy of the Premises, Tenant must approve such revisions.

d.
Value Engineering on Tenant Improvements. Tenant may, by providing written notice to Landlord, within five (5) business days after Tenant's receipt of the proposed Final Project Budget, elect to have the parties work together with General Contractor on Value Engineering to reduce the proposed TI Costs. Landlord shall, and shall cause its project architect and the General Contractor and Tenant shall and shall cause its architect to use best and most diligent commercially reasonable efforts to respect the basic design of the Tenant Improvements and the materials to be used in construction while addressing the budget concerns of the parties during the Value Engineering Period. At the end of the Value Engineering Period, after best and diligent commercially reasonable efforts by the parties, the project's architect, Tenant's architect and the General Contractor to reduce the proposed TI Costs, the Tenant Improvement Plans (as refined during the Value Engineering Period) shall be deemed to be the "Final TI Plans" and submitted to Tenant for approval. The parties acknowledge that the Value Engineering Process may not be successful in achieving any cost savings. Collectively, the Final Base Plans and the Final TI Plans are referred to hereinafter the "Plans and Specifications."

e.
Landlord will endeavor to provide Tenant with the benefit of consolidated bidding of both Base Buildings and Tenant Improvement items wherever applicable and/or feasible so as to reduce Base Costs and TI Costs by taking advantage of volume and other benefits, economies of scale and discounts accorded to Landlord by General Contractor. The foregoing shall not, however, constitute a representation, covenant, or guarantee that any such savings will in fact be achieved.

7.	Change Orders.

a.
Landlord reserves the right to make changes and modifications to the Plans and Specifications from time to time. If the proposed change (i) will not cause Substantial Completion of either Building to be delayed to a date which is after the then applicable Scheduled Delivery Date for such

Building, (ii) will not cause a change to the Final TI Plans, and (iii) is not a material downgrade from or scope change to the Final Base Plans as they then exist, Landlord may implement such change without obtaining Tenant's consent (but Landlord shall promptly notify Tenant of such change prior to making such change, with such notice to be accompanied by a copy of the pertinent Change Order [or other evidence of such change] and reasonable support for Landlord's determination that such change satisfies the criteria set out in this sentence). If the proposed change does not satisfy the criteria set forth in the preceding sentence, Tenant approval shall be required prior to implementation of such proposed change. Tenant may not unreasonably withhold, condition or delay its approval of any such proposed change to the Final Base Plans and Tenant shall cause Tenant's architect to revise the Final TI Plans, at Landlord's cost, to comply with the revisions to the Final Base Plans. Tenant must approve, which approval may be withheld in its sole and absolute discretion, any change in the Final TI Plans initiated by Landlord. If Landlord initiates a change in the Plans and Specifications, Landlord shall be responsible for any actual increase in the cost of the construction of said improvements caused by such change and such costs shall not be considered to be Excess TI Costs and any increase in the Base Costs shall be considered to be a commensurate increase in the Base Improvement Allowance.

b.
Tenant reserves the right to make written requests for changes to the Final TI Plans. If the proposed change to the Final TI Plans (i) will not cause Substantial Completion of either Building to be delayed to a date which is after the then applicable Scheduled Delivery Date for such Building, and (ii) is not a material downgrade from or scope change to the Final TI Plans as they then exist, Landlord will not unreasonably withhold, condition or delay its approval of such change. If the proposed change does not satisfy the criteria set forth in the preceding sentence, Landlord may, in its discretion, decline to approve such proposed change. If Tenant initiates a change in the Final TI Plans, the cost associated therewith will be considered an Excess TI Cost, provided Tenant approves said Excess TI Cost in advance and in writing.

c.
Before implementing any change to the Plans and Specifications, Landlord will submit to Tenant, in the form of a proposed Change Order, a statement of the Change Order Cost that will occur by virtue of that change and a statement of the terms and conditions under which Landlord will undertake to implement the proposed change, including, without limitation, the effect that implementation of the proposed change will have on the Scheduled Delivery Date of the Buildings. Subject to General Contractor's having responded to Landlord's pricing query in a timely manner, Landlord must make its submission within ten (10) Business Days after Tenant's submission of the requested change to Landlord or simultaneously with Landlord's submission of a requested change to

Tenant. Notwithstanding Paragraph 3.c, within ten (10) Business Days after Landlord's submission to Tenant, Tenant must elect by written notice to Landlord either to forego the design change contemplated in the Change Order if requested by Tenant or to disapprove the design change contemplated in the Change Order if requested by Landlord or to pay the Change Order Cost if requested by Tenant or approve the Change Order if requested by Landlord. Until Tenant signs that proposed Change Order, Landlord has neither the obligation nor authority to proceed to implement the proposed change. Each fully-executed Change Order will become part of the Plans and Specifications.

d.
Except as expressly provided above, the parties shall authorize all changes by signing Change Orders and, upon the signing of a Change Order, Landlord shall cause the General Contractor to prosecute the changes in accordance with the requirements of that Change Order.

8.	Construction.

a.
Commencement and Process. Landlord shall cause the General Contractor to commence construction of the Buildings as soon as reasonably practical upon the closing of financing for the construction of the Buildings. The delivery of Landlord's notice to proceed to the General Contractor and site excavation activity shall constitute the commencement of construction for purposes of the foregoing requirement. Landlord shall cause the General Contractor to diligently prosecute the construction of the Buildings following commencement of construction pursuant to the terms of the Construction Contract.

b.
Schedule. Landlord shall use its commercially reasonable efforts to cause the General Contractor to Substantially Complete the construction of the Buildings and tender possession of the Buildings to Tenant on or before the respective Scheduled Delivery Dates; provided, however, failure to achieve Substantial Completion on or before the Scheduled Delivery Dates shall neither effect the validity of this Lease nor the obligations of Tenant under this Lease, except as set forth in Paragraph 8.c of this Work Letter.

c.
Failure to Meet Schedule. In the event Office B is not Substantially Completed on or before July 31, 2011, Base Rent for Office B shall abate for one day for each day between August 1, 2011 and the date Office B is Substantially Complete, subject to Tenant Delay and Construction Force Majeure (either, an "Excused Delay"). In the event Office A is not Substantially Completed on or before December 31, 2011, Base Rent for Office A shall abate for one day for each day between January 1, 2012 and the date Office A is Substantially Complete, subject to Excused Delay. In addition, if the Commencement Date for the entire Premises does not occur on or before June 30, 2013, subject to Tenant Delay, Tenant may elect to terminate this Lease by delivering written notice to Landlord at any time prior to the date the Premises are Substantially Completed. Upon such termination, neither party shall have any obligation to the other with regard to the Lease or the Work Letter.
The term "Tenant Delay" means any delay in the completion of the Base Building and/or the Tenant Improvements caused by (a) Tenant's or Tenants architect's failure to act or provide the responses described in this Work Letter within the time specified; (b) any Changes Orders initiated by Tenant; (c) Tenant's delay in making payment for any construction costs for which Tenant is responsible hereunder; (d) delay in Landlord's completion of the Base Building or Tenant Improvements through any negligence, gross negligence, or willful misconduct of Tenant, its employees, agents, contractors or representatives, or (d) any other delay caused by Tenant, its employees, agents, contractors or representatives. The term "Construction Force Majeure" means any unexpected event beyond the reasonable control of the party affected thereby, including, without limitation, acts of the public enemy, government restraint, unavailability of materials or any public utility service, strikes, civil riots, floods, hurricanes, tornadoes, earthquakes and other severe weather conditions or acts of God, but excluding events involving the financing of the Project. If any period of Tenant Delay causes a delay in the Commencement Date for a Building, Tenant shall pay to Landlord within ten (10) days of Landlord's written notice to Tenant per diem Base Monthly Rent for each day of such Tenant Delay.

d.
Miscellaneous. Notwithstanding anything herein to the contrary, to the extent, and solely to the extent, Landlord secures and receives liquidated damages from the General Contractor under the Construction Contract directly related to a delay in the Substantial Completion of a Building, Landlord agrees to provide Tenant with that portion of any such liquidated damages received by Landlord which exceeds the costs, expenses or damages (actual, consequential or otherwise) incurred by Landlord as a result of such delay.

e.
Construction Standards. The Base Buildings and Tenant Improvements shall comply in all respects with the following: (i) Applicable Laws, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) building material manufacturer's specifications; and (iii) the Base Building and Tenant Improvement Plans. Landlord shall obtain (or cause the General Contractor to obtain) and pay for all necessary licenses, permits and certificates of occupancy required both for the Base Building and the Premises. All work shall be done in a good and workmanlike manner using quality materials and finishes as specified in said plans or as specified in Schedules 1 and 2 to this Work Letter as appropriate.

f.
Warranties. The Base Building and the Tenant Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. The construction contracts entered into by Landlord in connection with this Work Letter shall provide that each contractor and each subcontractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the earlier to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Commencement Date of the Lease. The correction of defects in such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements and/or the Premises that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the work shall be contained in each contract or subcontract, which contracts shall be written such that all guarantees and warranties and all other rights and remedies at law, in equity or by contract with respect to the work performed and the contractor's or subcontractor's obligations shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and shall be directly enforceable by either. Landlord covenants to give to Tenant any assignment or other assurances which may be necessary to effect such rights of direct enforcement.

9.	Completion/Punch-List.

a.
Substantial Completion. Each Building shall be deemed "Substantially Complete" or to have achieved "Substantial Completion" upon the substantial completion of the Base Building and the Tenant Improvements in accordance with the Plans and Specifications subject only to the completion of minor punch-list items that will not interfere with Tenant's use and occupancy of the Premises for Tenant's permitted use under the Lease. Upon substantial completion of the Tenant Improvements, Landlord shall notify Tenant in writing and, within ten (10) business days of Tenant's receipt of such notice, Landlord and Tenant shall conduct a "walk through" inspection of the Premises and prepare a punch-list of known or apparent deficiencies or incomplete work required to be corrected or completed by Landlord pursuant to the Plans and Specifications. Landlord, at Landlord's sole cost and expense, shall cause all punch-list items to be repaired or completed as soon as possible, but in no event later than thirty (30) days following the walk through inspection. If Landlord fails to complete any of the punch-list items within such 30day period, then Tenant, in addition to its other rights and remedies under the Lease, after giving ten (10) business days written notice to Landlord, shall have the right, but not the obligation, to cause such punch-list items to be completed, with the cost thereof plus ten percent (10%) for Tenant's overhead and supervision to be deducted from the next installment(s) of rent or other amounts payable by Tenant under the Lease. Latent or hidden defects shall he brought to Landlord's attention promptly upon Tenant's becoming aware of such defects. Landlord, at Landlord's (or General Contractor's where applicable) sole cost and expense, shall promptly cause such defects to be repaired following receipt of notice thereof, and Tenant shall have the same rights with respect thereto as set forth herein for all other punch-list items.

b.
Commencement Date. The term "Commencement Date" shall mean the date when all of the following have occurred with respect to a Building: (i) all of the Base Building and Tenant Improvements for the Building to be constructed by Landlord have been Substantially Completed, (ii) a certificate of occupancy and/or a conditional use permit (not subject to restrictions which would materially limit Tenant's use and operation of the Building) or other such document has been issued for the Building by the applicable governing authority, if required, (iii) the Building has been delivered to Tenant as evidenced by delivery of the keys, and (iv) in the case of Office B, the parking structure has been completed.

Landlord shall provide Tenant with access to a Building prior to the Commencement Date for that Building for purposes of installing its fixtures and equipment, preparing the Building for Tenant's use and occupancy, or for any other purpose permitted by Landlord, provided that (1) such access is in compliance with Applicable Laws, (2) Tenant shall not unreasonably interfere with the work to be performed by Landlord in the Building, and (3) that all provisions of the Lease, other than the provisions for payment of any rent or additional rent for the Building, shall apply during such early occupancy period. Tenant or a Tenant Related Party (as such term is defined in the Lease) may exercise this privilege only if (i) Tenant or such Tenant-Related Party ensures that its employees and contractors and those of its agents do not interfere with construction of the Building, (ii) Tenant or such Tenant-Related Party takes such reasonable protective precautions or measures as Landlord and/or the General Contractor may reasonably request, given the state of construction of the Building at the time of such entry, and (iii) Tenant or such Tenant-Related Party signs a liability waiver in such form as required by the General Contractor's or Landlord's insurer, if required by such insurer with such form to be reasonably acceptable to Tenant, the General Contractor and/or Landlord's insurer.
If the Tenant Improvements for a Building are substantially completed prior to the Commencement Date for a Building, Tenant shall be allowed to use and occupy that Building prior to the Commencement Date for that Building, and Tenant shall be subject to all of the provisions of this Lease during any such early occupancy period except, where the use and occupancy is not for Tenant's intended ongoing use for the Building, the provisions concerning Base Rent which shall commence on the

Commencement Date for the Building and the Commencement Date for the Building shall be the date otherwise provided in the Lease for commencement, rather than the date of early occupancy. Tenant's obligation to pay the additional rent related to Expenses shall begin as of Tenant's occupancy of all or any portion of the Premises.
Notwithstanding that the Commencement Date for a Building has not have occurred, in the event Tenant or a Tenant-Related Party occupies space (other than common areas) within the Building for the Tenant's intended use for the space during the term of the Lease, Monthly Base Rent shall be payable to Landlord with respect to such space, provided, however, that in the event Tenant and/or Tenant-Related Parties occupy more than 50% of the space within a Building for Tenant's intended use for the space during the term of the Lease (excluding common areas), the Monthly Base Rent for the entire Building shall be due and payable.

c.
The requirement, if any, for securing a Certificate of Occupancy for a Building may be satisfied by securing a temporary or conditional certificate of occupancy so long as (i) the condition of the Building, in the absence of those items of construction that the General Contractor must complete as a condition to the issuance of a final, unconditional certificate of occupancy therefor, is reasonably adequate for the conduct of Tenant's business therein and (ii) the ongoing construction activity that shall be necessary in order for issuance of a final, unconditional certificate of occupancy therefor will not materially, adversely affect the conduct of Tenant's business therein. If Landlord or General Contractor is delayed in Substantially Completing a Building as a result of the occurrence of any Tenant Delay, then, for purposes of determining the Commencement Date for payment of Rent, the date of Substantial Completion shall be deemed to be the day that the Building would have been Substantially Completed absent such Tenant Delay(s). Nothing set forth in this Paragraph shall relieve Landlord of the obligation to obtain a certificate of occupancy within a reasonable time following the Substantial Completion of a Building or the Tenant Improvements.

10.	Representatives and Notices. Landlord and Tenant each appoint the following individuals to act as their respective representatives in all matters covered by this Work Letter:
Tenant's Representative:
William Swirtz
The Apollo Group, Inc.
4025 South Riverpoint Parkway
Phoenix, AZ 85040
MS:CF-K604 Phone No. (602) 557-1714
Fax No. (602) 557-1085

Landlord's Representative (either):
Rob Sult
US Real Estate Limited Partnership
9830 Colonnade Blvd., Ste. 600
San Antonio, TX 78230-2239
Phone No. (210) 641-8485
Fax No. (210) 641-8425
Gary Newman
US Real Estate Limited Partnership
9830 Colonnade Blvd., Ste. 600
San Antonio, TX 78230-2239
Phone No. (210) 913-0202
All inquiries, requests, instructions and authorizations and other communications with respect to the matters covered by this Work Letter will be submitted to the Landlord's Representative or Tenant's Representative, as the case may be. Each party may change its representative under this Work Letter at any time upon three (3) days prior written notice to the other party. Notices will be given in accordance with the notice provisions set forth in the Lease.

11.
Arbitration. Any claim, dispute or other matter in controversy which (x) is either (I) for less than $250,000.00, or (II) pertains to the selection of the General Contractor, and (y) cannot be resolved privately, and (z) concerns any matter covered by this Work Letter ("Dispute") shall be resolved exclusively by arbitration administered by the American Arbitration Association ("AAA") in the city where the Building is located or the closest city in which the AAA maintains an office. Arbitrations shall be governed by the Federal Arbitration Act, 9 U.S.C. §I et seq., and administered under the AAA Commercial Arbitration Rule in effect on the date the Dispute is submitted to arbitration, except that the arbitrator shall be an architect experienced in base building or tenant improvement plans and construction or an experienced base building or tenant improvement construction contractor, in each case as appropriate to the matter in dispute, and, in either case, such arbitrators will be licensed or certified to practice in their respective fields by the State in which the Building is located. If the parties cannot agree on a mutually acceptable single arbitrator from the one or more lists submitted by the AAA, the AAA shall designate a minimum of three (3) persons, who, in its opinion, meet the criteria set forth herein. Each party shall be entitled to strike one of such designees on a peremptory basis, indicating its order of preference with respect to the remaining designees, and the selection of the arbitrator shall be made from among such designees not so stricken by either party in accordance with their indicated order of mutual preference. The arbitrator shall base the arbitration award on accepted design and construction industry customs and practices, applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law or industry practice upon which the award is based. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in the arbitration shall be entitled to reasonable attorneys' fees and expenses incurred in the resolution of said Dispute.

12.	Miscellaneous.

a.
If the costs to construct the Tenant Improvements are less than the TI Improvement Allowance, the difference shall be applied to the initial installment(s) of Base Monthly Rent Tenant is obligated to pay Landlord upon the later of the Commencement Date for Office A or Office B.

b.
Any default under the terms of this Work Letter shall be construed as a default under the Lease, provided, however, that any periods for performance herein shall supersede notice and cure periods as set forth in the Lease.

c.
Except as set forth in Paragraph 9(b), during the period of construction of the Tenant Improvements and Tenant's move into the Premises, Tenant and Tenant's agents shall not be charged, directly or indirectly, for parking, restrooms, HVAC usage, electricity, water, elevator usage, loading dock usage, freight elevator usage, security, or similar services, provided, that Tenant's obligation to pay the additional rent related to Expenses shall begin as of the Tenant's occupancy of all or any portion of the Premises.

d.	Immediately prior to the delivery of the Premises to Tenant, Landlord shall remove all rubbish and debris therefrom and thoroughly clean the Premises.

e.	In the event of any conflict between the provisions of this Work Letter and the provisions of the Lease, the provisions of this Work Letter shall govern.

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IN WITNESS WHEREOF, this Work Letter is executed as of the date first above written.
THE UNIVERSITY OF PHOENIX
INC., an Arizona corporation

By:	/s/ William J. Swirtz

Its:	President of Apollo Development and Authorized Officer

By:	/s/ Brian L. Swirtz

Its:	Senior VP Finance
Chief Accounting Officer

US REAL ESTATE LIMIED
PARTNERSHIP, a Texas limited

By:	/s/ Glenn E. Mitts

Its:	Executive Managing Director
"Landlord"

Schedule 1
Base Building
APOLLO DEVELOPMENT REQUIREMENTS
FOR BASE BUILDING CONSTRUCTION
FOR UNIVERSITY OF PHOENIX
Landlord at its sole cost and expense shall include as part of the building shell all necessary elements and fees as part of the shell development:

1.
Complete site improvements, including, without limitation, trash enclosures, parking, landscaping, site grading, drainage and compaction, driveways, fire lanes, site utilities extended into the building, site directional signage, site lighting, sidewalks, and any and all required necessary to comply with Applicable Laws, including, without limitation, all ADA requirements.

2.
A six level parking structure to accommodate approximately 1,885 cars of the approximately 2,055 cars accommodated in this development including code required handicapped spaces. Parking structure is provided with its own electrical service entrance section and emergency generator serving the emergency distribution switch boards for elevator and emergency lighting per code.

3.	Complete construction of the shell building, including, without limitation, the following:

a.	Complete structural system, including concrete floors at and above grade;

b.	Complete exterior building skin and roofing;

c.	Complete shell building automatic fire sprinkler system with the sprinkler heads turned up;

d.	Complete operational stairs and elevators;

e.	Complete, fully operational toilet rooms at the core areas as shown in Schedule 3;

f.
All common areas including without limitation, first floor lobbies, janitorial, electrical and mechanical spaces, first floor exiting corridors, etc. Excluded from this definition are the Upper Floor lobby finishes, which shall be paid for out of the Tenant Finish Allowance;

g.	Building exterior entrance security system;

h.	Emergency lighting, electrical and communication systems for elevators;

i.	Fire alarm system as required by code;

j.	Electric drinking fountains at the core areas;

k.	Complete exterior window glazing system;

l.	Complete exterior wall and roof insulation system;

m.
Stairs, doors and all components of the egress system meeting or exceeding current requirements of all applicable ordinances and codes, or made to comply with Tenant's space plan at Tenant's sole expense;

n.	Complete ADA compliance;

o.	Base building should accommodate a ceiling height of 9' -0" above finished floor (A.F.F.), excepting First Floor Lobbies which shall be 10'.

4.
All agency or jurisdictional costs for permits and fees for the shell buildings, including Base building plan check and permit fees, development fees, taxes, utility hook-up costs and fees, including submittal and coordination required to obtain approvals.

5.
All architectural, engineering fees and costs, including soils engineering, civil surveys, offsite engineering, landscape architecture, traffic engineering, legal costs associated with permitting and all building design engineering such as mechanical, structural and electrical engineering. Expense costs, including travel and printing associated with obtaining permits and approvals.

6.	Base Building will also include the following services, matters and improvements to the Premises as a part of Landlord's shell construction costs:

a.
Electrical: All electrical power to operate the lighting and HVAC systems including a 5,500 Amp Electrical Service on the ten story building and a 3,000 Amp Electrical Service on the six story building, all at 480 / 277 volt three-phased power. Power to be distributed to electric rooms through buss duct risers with connection to power of all house panels and transformers and all major core pieces of HVAC equipment. The buildings will each be equipped with an emergency generator servicing the emergency distribution switch board. Panel boards for house power shall be located as required to provide 480/277 volt power and 120/208 volt power in panels providing circuit breakers for 20 Amp circuits and spaces for future 20 Amp single pole circuit breakers to meet all house power needs. Electrical power to serve tenant space shall originate from buss riser(s) in the electric room on each floor and include distribution panels, raceways, conductors, fixtures and devices under the Tenant Improvement scope of work.

b.
Telecommunications Access: Provide all conduit raceways to the minimum point of presence (MPOP) on the first floor of each building and conduit raceways and penetrations to allow for cabling to telecommunications rooms on each floor. Furnish and install terminal mounting boards (TMBs) at each room for telecommunication punch-down blocks and service equipment (furnished and installed by others) and provide house 120/208 power in telecommunication rooms for service equipment power needs.

c.
Heating, Ventilation and Air Conditioning (HVAC): HVAC cooling system shall consist of a separate chilled water system for the ten story and the six story buildings. The system for each building shall include chillers, cooling towers, primary chilled water pumps, secondary water pumps, condenser water pumps and a plate and frame heat exchanger and expansion tank. Base building HVAC system includes two (2) each Variable Air Volume air handlers on each floor of the office buildings with all medium and low pressure duct distribution, devices and diffusers to be provided under the Tenant Improvement scope of work. Outside air will be provide per code via make up air units and ducted to Variable Air Volume air handlers included in the Base building, located on each floor of each building and to the fan coils, air handlers and exhaust system serving the common areas including lobby, elevator equipment rooms, core area restrooms. System capacity will provide a system that will provide code minimum fresh air make-up and be able to maintain the space between 72 degrees Fahrenheit and 76 degrees Fahrenheit year round based on the ASHRAE Standard 62 ventilation default requirements for general office occupant loads of 5 per 1,000 square feet. System will permit operation at a minimum energy level and within parameters defined by the "Comfort Chart" shown in the latest edition of ASHRAE Standard 55, "Thermal Environmental Conditions for Human Occupancy."

7.
Hazardous Materials. The Base Building shall be free of all Hazardous Materials when delivered for occupancy. "Hazardous Materials" shall mean any material, waste, substance, pollutant or contaminant which could pose a risk of injury or threat of health or the environment.

The Base Buildings will be constructed using a combination of pre-cast concrete panels, reflective glass, painted metal panels and clear anodized aluminum. The material palette for the Base Buildings will be comprised of the following:

1.	Pre-Cast Concrete Panels with integral colored concrete, to match Dunn Edwards DE6242 Wells Grey LRV 43

2.	1" Insulated Glass, to match Versalux Blue 2000T Subdued Silver Reflectance

3.	Metal Panels, painted to match ATAS 70 Clear

4.	Clear Anodized Aluminum, to match Arcadia #11/Clear AC-2.

Schedule 2 Tenant Improvement Standards APOLLO DEVELOPMENT GREEN TENANT IMPROVEMENT STANDARDS FOR THE UNIVERSITY OF PHOENIX

The buildings/spaces acquired or leased by the University of Phoenix will be constructed into professional Campuses and Student Resource Centers. This outline specification highlights a summary of some of the University of Phoenix requirements. These standards incorporate green-build principals to help minimize the environmental impact of our current and future developments. This strategy applies to all Apollo Group companies and subsidiaries. Some of the items listed in the following document do not apply to all locations.

•	Landlord to provide Apollo Development with existing shell building plan in electronic format (AutoCAD).

•	Landlord to provide Apollo Development with the samples or specifications of the existing finishes (standard doors, window coverings, common area wall and flooring finishes)

•	Student Resource Centers operate 7 days a week. Classroom operations are 5 days a week.

•	Landlord to ensure in tenant space no noticeable noise or vibration from the building mechanical equipment above industry standards at any time.

•	For the uses described in the lease the Landlord is to ensure the mechanical and electrical systems to have sufficient capacity to serve tenant operation.

DIVISIONS

I.	INTERIOR AND DEMISING PARTITIONS

II.	DOORS

III.	HARDWARE

IV.	PAINT

V.	FLOOR COVERING

VI.	ACOUSTICAL CEILING

VII.	INTERIOR SIGNAGE

VIII.	APPLIANCES

IX.	MILLWORK

X.	MODULAR FURNITURE SYSTEM

XI.	HVAC / PLUMBING

XII.	ELECTRICAL, TELEPHONE AND DATA

XIII.	LIGHT FIXTURE SPECIFICATIONS

XIV.	MISCELLANEOUS REQUIREMENTS

XV.	CONSTRUCTION WASTE MANAGEMENT

XVI.	GENERAL NOTES

I. INTERIOR AND DEMISING PARTITIONS

A.
Unless noted otherwise, all other partition to be constructed using 3 5/8", 25 gauge studs at 16" O.C with 5/8" gypsum board each side, taped, sanded, primed, textured and painted. Extend wall to 6" above the ceiling grid. Sound insulate wall with 3 1/2" recycled cotton sound batt insulation and seal bottom of wall to floor slab using acoustical caulking continuous both side. If LEED certification is required, provide product literature with percentages of post-consumer and pre-consumer recycled content, and cost of material.

B.	All partitions separating Vocational Rooms from other grid. Sound insulate wall with 3-1/2" sound batt insulation and seal bottom of wall to floor slab using acoustical caulking continuous both sides.

C.	Partitions within the Vocational room (i.e. closet, storage, etc.) shall stop at the lay-in ceiling, without insulation.

D.	One-hour fire rated corridor/hallway partitions to be full height or tunnel conforming to local code requirements. See Architectural drawings for additional information including stud gauge.

E.	Drywall finish to be "smooth finish". Light orange peel finish is acceptable upon approval by Architect and Apollo Development.

F.	Provide 20 gauge flat stock backing for accessories (i.e., marker boards, flat screen monitors, and miscellaneous equipment).

G.	In Voice/Data/Server rooms provide fire resistive plywood (provide CD Plywood where allowed by code) on two walls to 8'-0" A.F.F. full length of wall.

H.
Provide a full height sound insulated demising partition between space occupied by the University of Phoenix and all other tenant spaces. This demising partition is to be constructed to structure above with 3-1/2" recycled cotton sound batt insulation. Studs to be 3-5/8" 25 gauge at 16" on center with 5/8" gypsum board each side, taped, sanded, primed, textured and painted. Seal around all penetrations above the ceiling using drywall tape and mud or resilient caulking. Seal bottom of wall to floor slab using acoustical caulking continuous both sides. Seal joint between top of wall and structure above using resilient caulking (Fire caulk at fire and smoke walls as required by local codes).
II. DOORS

A.
All door finishes shall match building standard door finishes (if no building standards refer to finish index for type and finish), Landlord to provide samples of building standard door finish to Apollo Development for approval.

B.
Vocational Rooms, Study/Reading Offices, Faculty Office, Interview Offices and Vending rooms: 3'-0" x 8'-0" x 1-3/4", solid core 5 ply veneer door with matching hardwood edge, stain grade pre-finished, with 22" wide x full height sidelight (safety glass) with UL label, where required by code, in frame integral with door frame. Welded hollow metal frame (throughout unless noted otherwise).

C.
Student Resource Center: One (1) pair 3'-0" x 8'-0" x 1-3/4" solid core 5 ply veneer door with matching hardwood edge, stain grade pre-finished and single lite. Welded hollow metal frame. (Alternate: Glass storefront, "Herculite" type where noted). See Architectural Drawings for desired type.

D.
Administrative Offices and Break room: 3'-0" x 8'-0" x 1-3/4", solid core 5 ply veneer door with matching hardwood edge, stain grade pre-finished, with 16" wide x full height sidelight (safety glass) with UL label, where required by code, in frame integral with door frame. Welded hollow metal frame (throughout unless noted otherwise).

E.
Other Areas: 3'-0" x 8'-0" x 1-3/4", solid core 5 ply veneer door with matching hardwood edge, stain grade pre-finished. Provide wood doors that are certified by the Forest Stewardship (FSC) and provide documentation of the FSC chain of custody number. Wood doors shall be free of added urea formaldehyde resins. Provide product data on location of manufacture and of raw materials sources. Welded hollow metal frame.

F.	Provide rubber sound bumpers at jamb conditions (typical throughout all areas).

G.
Provide gypsum board with recycled content. Provide product information showing percentages of post-consumer and pre-consumer recycled content, and product cost. IF LEED certification is required, provide product data on location of manufacture and of raw materials sources.

III. HARDWARE

A.	Vocational Rooms, Administrative Offices and Student Resource Office: Lever cylinder lockset, 1 1/2 pair, 4 1/2 x 4 1/2 ball bearing butt hinges, 1 each door closer, 1 each door stop, 1 each strike and 3 each silencers. (Lockset for each Vocational/Computer room).

B.
Interview Offices, Vending room, Study/Reading Offices, and Break room: Lever cylinder passage set, 1 1/2" pair, 4 1/2" x 4 1/2" ball bearing butt hinges. 1 each doors stop. 1 each strike and 3 each silencers for offices.

C.
Main Entry Door. Paired door hardware set, lever cylinder lockset with dummy trim, 1 1/2" pair, 4 1/2" x 4 1/2" ball bearing butt hinges each leaf, 1 each dustproof strike, 1 set automatic flush bolts and 2-door closer (per UBC, IBC 1003.3.1.8 or prevailing code).

D.
Faculty Office, Admin Areas and Voice/Data/Server rooms: Unican lever L1000 series (push button combination lock) with key override, 1 1/2 pair, 4 1/2 x 4 1/2 ball bearing butt hinges, 1 each door closer, 1 each door stop, 1 each strike and 3 each silencers. An electronic security system may be provided by the Tenant in lieu of the Unican Lever system, verify this use with Apollo Development on a per project basis.

E.	Janitor and Storage rooms: Schlage #AL80PD-SPA Lever cylinder lockset, 1 1/2 pair, 4 1/2 x 4 1/2 ball bearing butt hinges, 1 each door closer, 1 each door stop, 1 each strike and 3 each silencers.

F.	Install closer on doors which swing out into corridors/hallways and all doors adjacent to rated corridor/hallway.

G.	All panic hardware to be concealed panic hardware (at assembly occupancies).

H.	All Hardware must meet ADA guidelines.
Lockset: Schlage, Al-series, Saturn Design. Commercial grade 2, or building standard.
Closers: Fully Hydraulic, ANSI grade I & to have 3 valves with slim-line cover. ADA compliant
IV. PAINT

A.
All walls to receive one (1) coat primer and three (3) coats of latex paint, egg-shell finish. Apollo Development specified paint, no substitutions (see finish index). Paints shall not exceed the VOC content limits established in Green Seal Standard GS-II, Paints First Edition, May 20,1993, namely: 50 g/I Flats; 150 g/I Non-Flats. If LEED certification is required, provide paint product data showing VOC content.

B.	Gypsum board ceilings to receive one (l) coat primer and two (2) coats of latex paint. Apollo Development specified paint, no substitutions (see finish index).

C.
Metal surfaces (extinguisher cabinets, etc.) to be semi -gloss paint (40 to 65% sheen) to match adjacent wall surface unless noted otherwise. Anti-corrosive and anti-rust paints applied to interior ferrous metal substrates shall not exceed the VOC content limit of 250 g/L. If LEED certification is required, provide paint product data showing VOC content.

D.	Hollow metal door frames to be semi-gloss paint (40 to 65% sheen) black paint.

E.	E. Provide clear 1" x 1" x 8' high corner guards on all exterior corners. "TUFPRO # 1258G" or equal.

F.	Painted open ceiling alternate see plans for paint specifications.
V. FLOOR COVERING

A.
Break room, Vending room, storage rooms, copy room and Voice/Data/Server rooms to receive Linoleum resilient flooring tiles. Use manufacturers recommended adhesive with a VOC content of 50 g/L or less. See finish index.

B.
Carpet - University of Phoenix custom carpet tile specifications. Carpet systems shall meet the following standards: Carpets shall meet CRI green Label Plus; carpet cushions shall meet CRI green Label shall meet CRI Green Label; carpet adhesive shall have a VOC content of 50 g/L or less. Provide carpet with recycled content and provide product literature documenting percentages of post-consumer and pre-consumer recycled content, and cost of material. If LEED certification is required, provide product data on location of manufacture and of raw materials sources.

1.	Color: To be selected from custom color selections by Apollo Development.

2.	Purchasing: Contact Pete Weidner for product distribution.

3.	Price: $17.89 per yard - F.O.B. (freight on board) Georgia

4.	Carpet Tile to be installed utilizing the quarter turn installation method see plans for details.

5.	Lead Time: Allow 4-6 weeks for product delivery
Contact:
Re: Source Flooring Consultants
Pete Weidner
Phone: 602-256-2862 ext. 210
Mobile: 602-989-8804
Fax: 602-256-2988
peter. weidner@resource.arizona.com

C.	Refer to finish index for transition strip color and manufacturer.

D.	Base to be 4" coved rubber base rolled goods at all carpeted areas.

E.	Ceramic tile base to be 4" at all ceramic tiled areas in restrooms. Base to contain a minimum of 10% recycled post-industrial recycled content.

F.
Provide ceramic tile with recycled content. Provide product literature with percentages of post-consumer recycled content, and cost of material. Provide product data on location of manufacture and or raw materials sources. Ceramic tile base to be 4" at all ceramic tiled areas. See finish index.

VI. ACOUSTICAL CEILINGS

A.	Ceiling grid to be Armstrong "Prelude XL" 15/16" exposed tee - 24" x 24" grid, white finish.

B.
If LEED certification is required, provide product data for ceiling tiles documenting percentages of post-consumer and pre-consumer recycled content, and cost of materials. Provide product data on location of manufacture and of raw materials sources. Ceiling tiles at all areas to be Armstrong "Dune - Fine Texture" #1774 angled regular - 24" x 24" x 5/8" tiles.

C.	Ceiling heights to be 9'-0" A.F.F. minimum, 12'-0" AFF preferred. Other ceiling heights require approval of Apollo Development.

D.
An alternate open ceiling with a paint finish may be a design element in the project depending on shell building conditions, overall site HVAC design, and building covenants. Use of this option to be determined during the architectural diligence process.

VII. INTERIOR SIGNAGE

A.	Interior signage and marketing graphics will be furnished and installed by University of Phoenix, except signage required on all shell building doors and walls.

B.	Maximum Occupancy signage as required by the jurisdiction shall be provided by the General Contractor and shall match the University of Phoenix tenant signage.
VIII. APPLIANCES
NOTE: All appliances to be provided by the contractor. Appliances shall be energy star rated.

A.	Refrigerator (FRONT OFFICE)
General Electric Energy Star - #GSCS3PGXSS
22.7 cu. ft. - Side-By-Side with Factory Icemaker Dispenser
35-3/4w X 29-1/4d X 69-3/4h
Requires 36-1/2" wide space 70-3/4" high minimum

B.	Refrigerator (BREAK ROOM)

General Electric Energy Star - #GSCF3PGXBB
22.7 cu. ft. - Side-By-Side with Factory Icemaker Dispenser
35-3/4w X 29-1/4d X 69-3/4h
Requires 36-1/2" wide space 70-3/4" high minimum

C.	Microwave - (BREAK ROOM & VENDING ROM)
General Electric Energy Star - #JE 1160 WD
1.1 cu. ft.
21-1/4wX 11-7/8hX 15-7/8d

D.	Garbage Disposal (BREAK ROOM)
General Electric Energy Star - #GFC 720 F
3/4 HP - 120 V / 60 HZ / 6.0 A

E.	Double Compartment Sink plus Faucet (FRONT OFFICE)
Elkay Stainless Steel Sink
LRAD 3319
33w X 19.5L x 6"d
Fisher Commercial Grade Faucet
#FIS 3315
Gooseneck, with wrist blades.

F.	Single Compartment Sink plus Faucet (BREAK ROOM)
Elkay Stainless Steel Sink
LRAD 2521
21.25w X 25L x 6"d
Fisher Commercial Grade Faucet
#FIS 3315
Gooseneck, with wrist blades.

G.	Instantaneous Water Heater (BREAK ROOM AND FRONT OFFICE)
Chronomite Instantaneous Water Heater - Model # M-15L
IX. MILLWORK

A.
Reception desk millwork is fabricated and installed by the tenant. General Contractor is responsible for coordination and installation of Electrical outlet and data if they apply. Electrical subcontractor to provide final connections to furniture.

B.
Break room, Copy room, Vending room and Coffee Bar millwork if it applies to be designed by Architect, fabricated and installed by the General Contractor. General Contractor to install millwork after the install of the rised floor if it applies.

C.	General contractor is responsible for coordination and installation of plumbing fixtures and final electrical hook-up if they apply.

D.
Composite wood & agrifiber products shall contain no added urea-formaldehyde resins. If LEED certification is required, provide product data documenting that product are free of urea-formaldehyde resins. Provide wood products that include FSC certified wood material, and LEED certification is required; provide documentation including FSC chain of custody and cost of material.

NOTE:
Millwork Contractor to field verify all dimensions prior to fabrication and coordinate sizes of all equipment and appliances. The Tenant Improvement General Contractor is to submit three (3) copies of cabinetry and millwork shop drawings to the Architect for approval prior to fabrication. A maximum of two (2) original copies will be returned to the General Contractor. No submittal will be reviewed by Architect unless first reviewed by the General Contractor and affixed with their stamp and comments.
X. MODULAR SYSTEMS - This section is for reference only.

A	Systems furniture is an 8 wire, 4 circuit system, unless noted other wise. Furniture furnished and installed by University of Phoenix.

B.	Electrical connections and voice/data ports are to be provided in walls, in floor boxes and / or above ceilings to service the powered panels for the furniture system.
NOTE:
A separate J-box is required at each location for electrical and voice/data. Coordinate location of junction boxes with Apollo Development. General Contractor's electrician is responsible for final connections of the electrical services to modular systems furniture. Electrician is to provide all necessary materials to make final connections between systems furniture and J-boxes at the completion of the project. Furniture system will provide proprietary direct connect poles and whips that connect to the modular panels.
XI. HVAC / PLUMBING

A.	Install sound boot on return Air Grilles to minimize sound transfer at Vocational rooms and Administrative Offices.

B.
Voice/Data/Server rooms to have separate air conditioning unit, with thermostat to be located within room, to maintain maximum 75 degrees, minimum 65 degrees, 7 days a week 24 hours a day. Minimum capacity 1-ton, verify with Apollo Development. This unit should be self contained and not dependent, on prime building system or towers for operation.

C.	Individual mechanical units to be located away from the Vocational Rooms and isolated/insulated for vibration and sound. Return air grilles are to be located near the door.

D.	Enclosed Break Room to have exhaust fan in addition to normal air conditioning where ceiling space is used as return air plenum.

E.	Volume dampers to be provided in each branch duct outlet / inlet as far away from outlet / inlet as possible.

F.	System to be comfort balanced to ensure proper operation.

G.	Provide fire / smoke dampers at penetrations through fire resistive construction as required by code.

H.	Ceiling diffusers to have 4-way distribution or circular distribution on open ceiling systems.

I.
The design, installation and operating performance criteria is to be as listed above and to further comply with the latest edition of the ASHRAE Standard 55 "Thermal Environmental Conditions for Human Occupancy."

J.	The total outside air supply to the building, measured in cubic feet per minute (CFM), shall be in accordance with current state and local building code requirements.

K.	Noise Limitation: The operation of the HVAC equipment, in conjunction with Tenant's Improvements, shall not generate noise criterion levels exceeding NC35 within the Leased Premises.

L.	Provide smoke detectors and/or fire/smoke dampers in ductwork and/or at mechanical units as required by code.

M.	1/2" copper water line in Vending Room and Break Room with angle stop and shut off valve at +18" A.F.F.
XII. ELECTRIC, TELEPHONE AND DATA

A.
Each Vocational Room to have provided in the wall one (1) 4-plex outlet and one (1) blank J-box with pull string to ceiling space for voice/data ports, Provide 12" away from end of the marker board. See details.

B.
All electrical outlets and voice/data ports to be @ +18" A.F.F. unless noted otherwise, Voice/data ports shall have 1" EMT conduit, stubbed to accessible ceiling, box/mud ring and pull string. Boxes and mud rings to accommodate single gang, modular phone/data wall plate.

C.	Each Vocational Room to have one (1) ceiling mounted duplex outlet and one (I) data port for ceiling mounted projection equipment. Equipment provided and installed by tenant.

D.	Each Vocational Room to be switched independently from all other rooms. Rooms with multiple entries shall have 3-way switches at each entry.

E.
Lighting for Vocational Rooms to be controlled by two (2) 3-way switches at each control location for light fixtures. One (1) switch will control all in the rear row of lighting in the room. The second switch will control the balance of fixtures at the center and front of the room. See details.

F.	Night lights or emergency lights in Vocational Rooms shall be located at the doors.

G.	Provide light switches adjacent to marker board opposite the door for controlling Vocational Room lights on instructor side of room (3-way with switches mounted by door).

H.	For reception desks provide two - four square boxes connected to one (1) ¾" conduit for power and two I" conduits for voice/data each depending on the size of the desk. See details.

I.
Voice/Data/Server rooms shall have three (3) dedicated isolated ground circuit 20 amp duplex. Two (2) outlets @ +78" A.F.F. and one (1) 20 amp dedicated outlet @+18" A.F.F. adjacent to racks. Refer to plans and detail for location.

J.	Voice/Data/Server rooms provide a 2 gang J-box @+18" A.F.F. for a 30 amp isolated ground NEMA #L5-30P receptacle for the UPS System.

K.	Voice/Data/Server rooms to have one (1) 20 amp duplex outlet for each adjacent wall @+18" A.F.F.

L.
Voice/Data/Server rooms provide a TMGB bus grounding bar (20"x 4") @ +82" A.F.F. with #6 copper ground wire connected to the building steel and main electrical panel grounding system. If main electrical panel ground is unreachable, install new ground rod in voice/data/server room or use copper cold water line. Provide two (2) 2" conduit sleeves to above ceiling and through floor deck to walls. If code requires dedicated conduits for all voice/data outlets, then provide (1) .dedicated 2" conduit between voice/data/server rooms on each floor and (1) dedicated 2" conduit to main Telco room of building.

M.	Flat screen TV monitors and support brackets are provided and installed by Tenant, Contractor to provide power, data and backing. See details.

N.
Provide junction boxes above the lay-in ceiling for Open Office areas served by power poles. Power poles are part of modular systems furniture provided by University of Phoenix. Contractor's electrician is responsible for final connections of power poles and modular systems furniture. Electrician is to provide all necessary materials to make final connections between power poles and J-boxes. Coordinate power pole locations and capacities with Apollo Development.

O.
Provide junction boxes in walls at Open Office areas for systems furniture provided by UOP. Contractor's electrician is responsible for final connections of services by direct connect to modular systems furniture. Electrician is to provide all necessary materials to make final connections between systems furniture and J-boxes. Coordinate locations and capacities with Apollo Development.

P.	System furniture J-boxes are to be 8-wire, 4-circuit unless noted otherwise. Referred to permitted construction drawings for final circuit distribution.

Q.	A Voice/Data/Server room shall be located on each floor of the building where the University of Phoenix is located; unless otherwise specified.

R.
General Contractor shall ensure that all subcontractors are provided with a complete set of architectural drawings. Special attention shall be paid to the dimensions on the power and data plans and all UOP standards.

S.
Floor boxes with outlets and data jacks to be Wiremode series Model #4FFATC with black trim ring. Provide device panels for two (2) duplex outlets, one (1) voice/data adapter and one (1) blank plate. Furniture whips may be used in lieu of outlets in some hard wire locations.

T.
An alternate 2" raised flooring system coordinated by the General Contractor may be used based on need, building standards or covenants, and plan configuration of the space. A UL-rated modular wiring system will provide under floor power distribution to most work areas, and allow for under floor data cabling of most areas. Design will be included in the TI electrical drawings.

U.
Provide (2) power J-Boxes with (1) 20-Amp circuits each above the ceiling in each Classroom as identified. Power poles to classroom tables by Tenant, Flex conduit whips to the poles and connection to J-Boxes by General Contractor.

V.	If the building requires a Lighting Control Panel use Watt Stopper, LP8S-8-II5.

W.	Provide and install NEC diconnect for U of P Signage. Verify exact location(s) prior to installation with Apollo Development.

XIII. LIGHT FIXTURE SPECIFICATIONS

A.	2' x 4' Recessed Lighting Fixture - Volumetric fixture with 2 lamps.
Lithonia/Volumetric RT5 Series
2RT5-28T5-MVOLT-GEB95-LPM835P
FP28/835/ECO Lamp Type

B.	2' x 4' Recessed Emergency Lighting Fixture to be similar to above except one lamp shall have 1400 lumen battery backup pack.
Lithonia/Volumetric RT5 Series
2RT5-28T5-MVOLT-GEB95-LPM835P-ELl4
FP28/835/ECO Lamp Type
C. 2' x 2' Recessed Lighting Fixture - Volumetric fixture with 2 lamps.
Lithonia/Volumetric RT5 Series
2RT5-14T5-MVOLT-GEBIOPS-LP835
FP14/835 Lamp Type

D.	2' x 2' Recessed Emergency Lighting Fixture to be similar to above except one lamp shall have 1400 lumen battery backup pack.
Lithonia/Volumetric RT5 Series
2RT5-14T5-MVOLT-GEBIOPS-LP835-ELl4
FP14/835 Lamp Type

E.	Fluorescent Wall Sconce. Typical at all Corridors and Hallways. Install top of hallway sconces 1'-6" below acoustical ceiling.
Peerlite Cerra Wall- (2) T-5 High Output Lamps with Dust Cover
#CRW7-2-54T5HO-WHR-FTN-R4-277-GEB I 0-PI51396-3-SCT-DU-LP835

F.	Fluorescent Down Light - Hard Ceiling Applications
Lithonia/Gotham
AFV 26TRT 6AR MVOLT - Warm White Lamp Cover

G.	Fluorescent Down Light - Hard Ceiling Applications to be similar to above except supply with 700 lumen emergency battery pack in addition to electronic ballast
Lithonia/Gotham
AFV 26TRT 6AR MVOLT ELR - Warm White Lamp Color

H.	2' x 2' Recessed Emergency Light Fixture with crystalline lenses to be used only in conjunction with wall sconces. Operates only with loss of power.
Lithonia
2-GT8-2-U316-AI2125
An Alternate Unistrut suspended version of this fixture will be used in open ceiling applications. See Apollo Development for specifications.

J.	I' x 4' Direct/Indirect Troffer with 'MDR' diffuser and (2) electronic ballasts.
Bottom of fixture shall be mounted at 9'-0" A.F.F.
Finelite Series 12-ID
S12-ID-WCB-4'-2T8-DC-91W-TDO-120-FA-FE

K.	l' x 4' Direct/Indirect Troffer with 'MDR' diffuser and (2) electronic ballasts to be similar to above except with 1200 lumen emergency battery pack in addition to electronic ballast. Bottom of fixture shall be mounted at 9'-0" A.F.F.
Finelite Series 12-ID
SI2-ID-WCB-4'-2T8-DC-91W-TDO-120-FA-FE-EMB

L.	6' diameter circular track with adjustable 'Micro Spot R' track heads. Provide
(2) 300W XFMRS and mount remotely in accessible ceiling space. Provide additional mounting accessories as required. Bottom of fixture shall be mounted at 9'-0" A.F.F.
Translite Sonoma
BT8-505-AL
TSQ600
MIR-S-BTC-ST-AL

M.	Low Voltage Decorative Pendant at Coffee Bar with Matte Chrome Finish and
2" Kiss Mono-Point Ceiling Canopy. White Glass. Bottom of fixture to be at 6'-
8" above finished floor.
Bruck Zara Down
50WMR16120V

P.	Exit sign, edge lit, with 90 minute battery backup pack, green letters on clear background as follows:
Lithonia: Precise
LRP IGC 120/277 EL N
NOTE:
Verify voltage - based on individual building requirements. Provide 277 volt general lighting when available within the building. If lead-time on Lithonia light fixtures affect project schedule, equivalent light fixtures may be submitted for approval

XIV. MISCELLANEOUS REQUIREMENTS
NOTE ON SUBMITTALS:
The Tenant Improvement Contractor is to send three (3) copies of shop drawings of the following work to the Architect and Apollo Development for approval prior to fabrication: Operable wall system, including structural support plans, calculations and finish. No Submittal will be reviewed by the Architect unless first reviewed by the General Contractor and affixed with their stamp and comments. Refer to Section XVI for more information, Wall system to be installed by a product de certified Contractor.

A.
Voice/Data/Server Room - A secured interior room for housing data and telephone system, LAN and WAN cabling and connections, and termination's of all cabling for both voice and data. Specifications are as follows:

l. 8'-0" x 4'-0" sheets of fire retardant treated plywood (Use CD plywood where allowed by code), 3/4" thick. Set plywood 8' high x full length of 2 walls.
2. Access to equipment room to be restricted to technical personnel only with Unican Ll000 (push button combination lock). Tenant may substitute an electronic security system in place of the Unican Lock.

B.	Operable partition at Double Vocational room.
"HUFCOR" 600 Series Model 632 - Pair Panel System
Closure Method: Lever Closure
Track and Support System: Unispan Aluminum and steel self supporting system
Note: Sway bracing as required by code is to be provided by contractor. Minimum
3500 psi concrete required for operable partition system installation.
Bottom Seals: 2" Manual
Panel Acoustical rating: 49 STC.
Hanging Weight: 8.9 (lbs/sf)
Panel Skin / Facing: Gypsum Board
Panel & Trim Finish On Drawings

Contact:
HUFCOR /Arizona Inc.
Larry Kirkpatrick
Phone: 480-464-4437
Fax: 480-464-1232
lkirkpatrick@hufcoraz.com

C.	Marker Boards
1. One (1) POLYVISION-Series 100 seamless marker board per Vocational room. Fully assembled.
a. 4'-0" x 16'-0" A-I #100 continuous marker board.
b. Continuous chalk tray.
c. Continuous cork display rail
d. Two (2) map hooks.
e. High gloss porcelain on ½" particle board with aluminum backing sheet
f. Color: White #61OOH surface.
g. Lead-time: 4-6 Weeks.

Contact:
POLYVISION Corporation
Phone: 877-777-4446
National Phone: 800-620-7659
Georgia Phone: 678-542-3100
www.polyvision.com
Contact the local distributor for more information.

D.	Projection Screens - Motorized (All Vocational Rooms - U.N.O.)

l. Recessed, motorized projection screens to be furnished and installed above the ceiling at the center of the teaching wall at all Vocational Rooms and Double
Vocational Rooms. Operating switch for motorized screen to be located on the teaching wall adjacent to the light switches. Verify proper operation after installation.
2. Model "Envoy" by Draper Inc. - 84" x 84" AV Format
3. Motorized screen with automatic ceiling closure and motor-in-roller. Matte white borderless screen with 84"x84" viewing surface. (Equal products by Dalite also acceptable).

Contact:
Randy Reece CSI
Regional Sales Manager
Arizona, HI, So.Cal, So. NV
1309 W. Valencia Drive Suite G
Fullerton, CA 92833
Tel: 714-447-4383
Mobile: 714-308-9343
Fax: 714-773-0643 rreece@draperinc.com

E.	Flat Screen Monitor (schedule monitor/directory): Refer to plans for location and quantity. Monitor and bracket are provided and installed by tenant. Power, data boxes, and backing by General Contractor.

F.	Mini-blinds - Building standard window treatment if no building standards provide
Commercial Hunter Douglas 2" aluminum horizontal blinds at all exterior windows.
Color 205 Fawn.
Contact:
Hunter Douglas Contract
12400 Stowe Drive
Poway, CA 92064
Phone: 800-964-2580
Fax: 800-205-9819
Keith Burgess ext. #7311 (Eastern/Mideast)
Christopher Hagen ext. #7312 (Southern/Central)
David Cover est. #7313 (Western/Mountain/Upper Midwest)

XV. CONSTRUCTION WASTE MANAGEMENT
The Owner has determined that this Project shall generate the least amount of waste possible. Of the inevitable waste that is generated, as many of the waste materials as feasibly possible shall be re-used, salvaged or recycled. Contractor is required to retain the services of a licensed and permitted recycling company to conduct these activities and provide Owner with a Construction Waste Management Plan prior to the commencement of the project.

The Owner has determined that a minimum of ____________ (50%, 75% by weight) shall be diverted from the landfill. Therefore, all construction waste shall be sent to a licensed and permitted Material Recovery Facility (MRF) (said evidence of licensing and permitting to be submitted to Owner) for processing and diversion. Evidence of receipt of the materials in the form of monthly reports from the MRF operator of incoming and outgoing material and diversion rate shall be submitted to the Owner and an end of project summary shall be provided by the recycling company to the Owner (or
Contractor).

XVI. GENERAL NOTES

A.
Submittals are required on Millwork. All other products are per plans and specifications. General Contractor is responsible for contacting the specified vendors for longer lead items and contracting with local distributors as needed.

B.
All submittals by the General Contractor to the Architect or University of Phoenix require that the General Contractor review the submittal first and affix their approval stamp. All submittals not reviewed and stamped by the general contractor will be returned to the General Contractor without review.

C.	All data conduits and boxes with pull strings are to be provided by the General Contractor.

D.	All Voice/Data wiring will be handled by Apollo Development under a separate contract.

E.	All sealants must meet SCAQMD Rule #1168 requirements. A table of requirements for different applications is located within the LEED CI Reference Guide.
END OF DOCUMENT

Schedule 3

Fountainhead Pkwy.
OFFICE B
(6-STORY)
165,290 SF GROSS
55th Street
LAKE
OFFICE A
(10-STORY)
273,780 SF GROSS

SITE DATA

| | |
|---|---|
| Parcel Net Area | 11.33 acres (493,606 sf) |
| Building Area | 439,070 sf gross |
| FAR | 0.89 |
| Building Height Allowed | 270' |
| Building Height Provided | 140'(10 Stories), 84'(6 Stories) |
| Parking Required | 1,437 spaces (1 per 300 nsf) |
| Parking Provided | 2,055 spaces (4.90 : 1000rsf) |

0' 50' 100' 150' 200'

DAVIS

**Fountainhead Office Plaza**
**Tempe, Arizona**

34
28
28
RAMP DOWN
RAMP UP
28
28
34

Sixth Floor - 207 spaces

28
28
28
28
RAMP DOWN
(DEAD END)
RAMP UP
28
28
RAMP UP
RAMP DOWN
(DEAD END)
28
28
34

First Floor (Grade Level) - 322 spaces

28
28
28
28
RAMP DOWN
RAMP UP
28
28
RAMP UP
RAMP DOWN
28
28
34

Second thru Fifth Floors - 339 spaces per floor

DAVIS

**Fountainhead Office Plaza**
**Tempe, Arizona**

GARAGE PLANS

Southeast Elevation

Northeast Elevation

Northwest Elevation

Southwest Elevation

DAVIS

**Fountainhead Office Plaza**
**Tempe, Arizona**

ELEVATIONS
6 STORY

SPR08074/DS081114

Revised: 17.NOV.08

Open to Below

Second Floor
27,450 sf gross

Lobby

First Floor
27,100 sf gross

## OFFICE B (6-story)

DAVIS

**Fountainhead Office Plaza**
**Tempe, Arizona**

Sixth Floor
27,460 sf gross

Third thru Fifth Floors
83,280 sf gross total (27,760 sf gross/floor)

OFFICE B (6-story)

DAVIS

**Fountainhead Office Plaza**
**Tempe, Arizona**

Open to Below
Women
Men
Mech.

Second Floor
26,000 sf gross

Visitor Lobby
Women
Men
Mech.
Lobby

First Floor
26,000 sf gross

OFFICE A (10-story)

DAVIS

Fountainhead Office Plaza
Tempe, Arizona

Tenth Floor
27,460 sf gross

Third thru Ninth Floors
194,320 sf gross total (27,760 sf gross/floor)

OFFICE A (10-story)

DAVIS

Fountainhead Office Plaza
Tempe, Arizona

Schedule 4
Insurance Requirements
For purposes of this Schedule 4, "Indemnified Parties" means Landlord, Tenant, and with respect to each, its parent, subsidiary and affiliated companies, and their respective direct or indirect constituent shareholders and partners, directors, officers, agents, servants and employees, and the directors, officers, agents, servants and employees of their respective direct or indirect constituent shareholders and partners. "Interest Holder" means the holder of any note, mortgage or deed of trust now or hereafter relating to Landlord's estate in all or any portion of the Premises.

I.	General Contractor's Insurance
A.     Before commencement of performance of any portion of the construction work, General Contractor will obtain insurance coverages of the types described in this Section I with insurers licensed to do business in the state where the Premises are located which insurers are reasonably acceptable to Landlord, Tenant and Interest Holders and under forms of policies reasonably satisfactory to Landlord, Tenant and Interest Holders; and General Contractor will continuously maintain such coverages in effect for the applicable periods herein provided.
B.     Also, before commencement of performance of any portion of the construction work, General Contractor will furnish to Landlord, Tenant and Interest Holders a certificate or certificates of insurance on an ACORD form and/or policies and endorsements executed in duplicate by the insurance companies evidencing the insurance coverages required to be obtained by General Contractor under this Section I. Such certificates of insurance, policies and endorsements will specify the insured status of General Contractor required hereunder, as well as waivers of subrogation consistent with the requirements of this Schedule 4. Such certificates of insurance will state that Landlord, Tenant and Interest Holders will be notified in writing thirty (30) days prior to cancellation, material change in coverage and/or limits, or non-renewal of insurance. A renewal certificate, policy or endorsement will be provided to Landlord at least fifteen (15) days prior to the expiration of any expiring insurance policy previously furnished. Certificates, policies and endorsements which are not reasonably acceptable to Landlord, Tenant or Interest Holders will be returned for resubmission by General Contractor. All policies with the exception of workers' compensation will name Landlord, Tenant and Interest Holders as an additional insured for General Contractor's ongoing and completed operations and will be primary and noncontributing with Landlord's and Tenant's policies.
C.     General Contractor will procure and maintain the following insurance coverages in accordance with the terms of this Schedule 4:
1.     workers' compensation and employers' liability insurance, providing statutory coverage as required in the state where the Premises are located for all persons employed by General Contractor in connection with the performance of the construction work (and including coverage under the U.S. Longshoremen's and Harborworker's Act), and affording thirty (30) days notice of cancellation or nonrenewal to Landlord, Tenant and Interest Holders. The minimum limits required for the employers' liability insurance are as follows:
Bodily Injury by Accident- $1,000,000 each accident
Bodily Injury by Disease- $1,000,000 policy limit
Bodily Injury by Disease- $1,000,000 each employee
The policy will include a waiver of subrogation in favor of the Indemnified Parties.
2.     commercial general liability insurance written on an occurrence basis in a form not less than that of the current Standard ISO policy, naming General Contractor as the named insured, insuring against liability for bodily injury or death and/or property damage occurring in, upon or about the Premises or any street, drive, sidewalk, curb or passageway adjacent thereto, in an amount not less than $2,000,000 combined single limit per occurrence and in the aggregate, such insurance to include but not be limited to the following specific protections:

a.	premises and operations coverage with explosion, collapse and underground exclusions deleted, if applicable;

b.	owners and contractors protective coverage;

c.	products and completed operations coverage;

d.	blanket contractual coverage;

e.	personal injury coverage;
f.     broad form property damage liability coverage;
g.     an endorsement naming the Indemnified Parties as additional insureds; and

h.	an endorsement affording thirty (30) days notice to Landlord, Tenant and Interest Holders in event of cancellation, nonrenewal or material reduction in coverage.
3.     business auto liability insurance covering all owned, non-owned and hired or borrowed vehicles used in connection with the performance of the construction work, insuring against liability for bodily injury and death and/or property damage in an amount not less than $1,000,000 combined single limit per occurrence and in the aggregate, with an endorsement affording thirty (30) days notice to Landlord, Tenant and Interest Holders in event of cancellation, nonrenewal or material reduction in coverage, and an endorsement naming the Indemnified Parties as additional insureds.
4.     excess or umbrella liability insurance, written on an occurrence basis, naming General Contractor as the named insured, in an amount not less than $30,000,000.00 per occurrence and in the aggregate for bodily injury or death or property damage, with an endorsement naming the Indemnified Parties as additional insureds, and an endorsement affording thirty (30) days notice to Landlord, Tenant and Interest Holders in the event of cancellation, nonrenewal or material reduction in coverage. Such policy will be written on an excess basis above the coverages required under items I through 3 of this Subsection I.C (specifically listing such underlying policies).
5.     "all risk" coverage insuring General Contractor's personal property during the performance of the construction work.
6.     All Risk Builder's Risk insurance, from an insurance carrier on a full replacement basis and with notice requirements subject to the reasonable approval of Landlord and Tenant, which will name Landlord and Tenant as named insureds. Landlord will provide a certificate of such insurance to Landlord and Tenant which will set forth such information concerning such policy as Landlord or Tenant may reasonably request.
D.     General Contractor will continuously maintain in force during the course of performance of the construction work all of the foregoing insurance coverages until Substantial Completion of the construction work, except as may otherwise be expressly provided in the Contract Documents with respect to occupancy prior to Substantial Completion; and provided further, however, that the products and completed operations liability coverage required under item 2 of Subsection I.C and the endorsement required under Subsection III.A hereof providing that such insurance is primary and noncontributing as respects the Indemnified Parties and that any insurance carried by the Indemnified Parties is excess and noncontributing, will be maintained in force until three (3) years following Substantial Completion.

II.	General.

a.
Landlord, Tenant and General Contractor will waive all rights against each other and the subcontractors, sub-subcontractors, agents and employees of each other, for damages caused by fire or other perils to the extent covered by the property insurance obtained, or which was required to be obtained, by any of them or any other property insurance applicable to the construction work.

b.	Landlord will purchase and maintain boiler and machinery insurance, as well as coverage for the existing building and contents, if any. Such insurance will name Tenant, General Contractor and its subcontractors as additional insured.

III.	General Provisions

A.
Each policy of insurance required to be maintained under this Schedule 4 will contain an appropriate waiver of subrogation endorsement and will also be endorsed to provide that such policy is primary and that any other insurance of any insured or additional insured named thereunder with respect to matters covered by such policy will be excess and non-contributing, subject to the policy terms and conditions and further subject to the extent of the indemnity requirements of the Construction Contract.

B.	General Contractor will require each of its subcontractors to maintain insurance coverage similar to that required by this Schedule 4 with reasonable limits.

EXHIBIT "H"

LEASE GUARANTY
[see attached]

LEASE GUARANTY
THIS LEASE GUARANTY (the "Guaranty") is given this 29th day of June, 2009 by APOLLO GROUP, INC., an Arizona corporation ("Guarantor"), with respect to that certain Agreement of Lease, dated of even date herewith (the "Lease"), executed by US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership, as Landlord, and The University of Phoenix, Inc., an Arizona corporation, as Tenant, for space in the building located at the SEC of I-10 and Broadway Rd. Tempe, Arizona, 85282.
1.     For good and valuable consideration, Guarantor hereby absolutely and unconditionally guaranties to Landlord, and to its successors and assigns, the performance of each and all of the terms, covenants and conditions of the Lease contained therein to be kept and performed by Tenant during the initial term of the Lease and any renewal term, including the payment of all rentals and other charges accruing pursuant to the Lease.
2.     Neither the Guarantor's obligation to make payment or render performance in accordance with the terms of this Guaranty nor any remedy for the enforcement hereof shall be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Tenant or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the U.S. Bankruptcy Act or other statute, or from the decision of any court or agency.
3.    Except as provided herein, Guarantor hereby waives notice of any demand by Landlord, any notice of default in the payment of rent or any other amounts contained or reserved in the Lease, or any other notice of default under the Lease. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall in no way be terminated, affected or impaired by reason of any waiver by Landlord, or its successors or assigns, or failure to enforce any of the terms, covenants or conditions of the Lease or this Guaranty, or the granting of any indulgence or extension of time to Tenant, all of which may be given or done without notice to Guarantor.
4.     This Guaranty shall extend to any assignee or successor to Landlord and shall be binding upon the Guarantor, its successors and assigns.
5.     Guarantor agrees that Landlord may extend the time for performance or otherwise modify or alter the Lease; provided, however, that no such modification or alteration that extends the term, increases the rent or otherwise increases Tenant's obligations under the Lease shall be effective against Guarantor without Guarantor's prior written consent.
6.     Landlord shall provide written notice to Guarantor of any default by Tenant under the Lease and shall provide to Guarantor the same period of time that Tenant has to cure such default prior to enforcing or attempting to enforce this Guaranty against Guarantor. Landlord hereby agrees to recognize and accept any cure by

Guarantor of any default by Tenant under the Sublease so long as such cure is achieved within the period of time required thereunder.
7.     This Guaranty is of a continuing nature and may not be canceled by the Guarantor for so long as the Lease or any extensions or renewals thereof are in force and effect or for so long as Tenant is in occupancy of the premises mentioned in said Lease. Landlord shall not be obligated or required to exhaust its remedies against Tenant as a condition precedent to its collection under this Guaranty. This instrument of Guaranty shall be construed as a guaranty of payment and performance rather than as a guaranty of collection. In addition this Guaranty shall remain in full force and effect after termination of the Lease so long as any of Tenant's obligations thereunder remain due and payable.
8.     The Guarantor makes the following representations and warranties, which shall survive the execution and delivery of this Guaranty:

(a)	The Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and has duly authorized, executed and delivered the same.

(b)
No consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with the execution, delivery and performance of, this Guaranty or of any of the instruments or agreements herein referred to, or the taking of any action hereby contemplated.

9.     Guarantor consents, without affecting its liability to Landlord hereunder, that Landlord may, without notice to or further consent of Guarantor, upon such terms as Landlord may deem advisable:

(a)
sell, exchange, release, surrender, and in any manner and in any order realize upon or otherwise deal with any property at any time pledged or mortgaged to secure Tenant's obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof, or

(b)
resort to Guarantor for payment of any Tenant's Obligations, whether or not Landlord shall have resorted to any property securing any of Tenant's Obligations or any obligation of Guarantor or shall have proceeded against Tenant or any other party primarily or secondarily liable on any of Tenant's Obligations.

10.    Guarantor covenants and agrees that it shall not be released from the obligations of this Guaranty, nor shall such obligations be diminished or otherwise affected by (a) any extension of time or other indulgence granted to Tenant or by a waiver with respect to Tenant's Obligations or any of them, (b) any assignment of the Lease or any subletting of all or any portion of the premises, or (c) any other act or omission of Landlord other than a written waiver by Landlord specifically modifying or terminating this Guaranty.
11.     No delay on the part of Landlord in the exercise of any right or remedy as to either Tenant or as to Guarantor shall operate as a waiver thereof, and no final or partial exercise by Landlord of any right or remedy shall preclude other or further exercises thereof or the exercises of any other right or remedy.
12.     The validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of any action which Landlord may take or fail to take against Tenant nor by reason of any waiver of, or failure to enforce, any of the rights or remedies reserved to Landlord in the Lease, or otherwise, nor by reason of the bankruptcy, insolvency or inability to pay debts as they mature of Tenant and whether or not the term of the Lease shall terminate by reason of said bankruptcy, insolvency, or inability to pay debts as they mature.
13.     No invalidity, irregularity or unenforceability of all or any part of the Lease or of any security thereof, shall affect, impair or constitute a defense to this Guaranty. This Guaranty is a direct and primary obligation of the Guarantor, and Guarantor's obligations hereunder are not as a surety.
14.     If and to the extent that the Guarantor makes any payment to Landlord pursuant to or in respect of this Guaranty, any claim which the Guarantor may have against Landlord by reason thereof shall be subject and subordinate to the prior payment in full of all of Tenant's Obligations.
15.     All requests, demands, or other communications pursuant hereto shall be in writing addressed as follows: (i) US Real Estate Limited Partnership, 9830 Colonnade Blvd. Ste. 600, San Antonio, Texas 78230-2239, Attn: Portfolio Management, if to Landlord, with a copy to Metro Commercial Properties, 1500 N. Priest Drive, Suite 1D02, Tempe, Arizona, 85281 and (ii) Apollo Development Corporation, 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040, Attn: William J. Swirtz, with a copy to Apollo Group, Inc., Apollo Legal Services, 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040, Attn: Robbyn A. Salganick, Esq., Corporate Counsel, if to the Guarantor. All notices shall be sent by certified mail, return receipt requested.
16.     Miscellaneous.
(a)     This Guaranty shall be binding upon Guarantor, its successor and assigns.
(b)     This Guaranty shall be governed by the laws of the State of Arizona.

(c)	In the event of any controversy, claim, dispute or action relating to this Guaranty, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses in addition to all other available remedies. "Prevailing party" shall mean the party which obtains substantially the relief sought by it in the controversy.

(d)	This Guaranty may be amended only by written agreement signed by Landlord and Guarantor.

(e)
All previous negotiations and agreements by and between the parties and their agents with respect to this transaction are merged into this Guaranty which completely sets forth the obligations of the parties.

(f)
If any provisions of this Guaranty or of any document contemplated hereby shall be invalid, such invalid provision shall be severable, and such invalidity shall not impair the validity of any other provision of this Guaranty or of any document contemplated hereby.

(g)	If two or more persons are executing this Guaranty as Guarantors, they shall be jointly and severally liable under the terms hereof.
APOLLO GROUP, INC, an Arizona
corporation

By:	/s/ William J. Swirtz

Its:	President of Apollo Development and Authorized Officer

By:	/s/ Brian L. Swartz

Its:	Senior VP Finance
Chief Account Officer
"Guarantor"

STATE OF ARIZONA )
)ss.
COUNTY OF Maricopa )

The Forgoing instrument was acknowledged before me this 26 day of June 2009, by William J. Swirtz, the Authorized Officer of Apollo Group. Inc., an Arizona corporation, on behalf of the corporation.

/s/ Ashley Nicole Zaitz
Notary Public

My commission expires:

7/24/2013

STATE OF ARIZONA )
)ss.
COUNTY OF Maricopa )

The Forgoing instrument was acknowledged before me this 26 day of June 2009, by Brian L. Swartz, the Authorized Officer of Apollo Group. Inc., an Arizona corporation, on behalf of the corporation.

/s/ Joy Lynn Rae
Notary Public

My commission expires:

9/19/2012

EXHIBIT "I"

ATTACHED TO AND MADE A PART OF LEASE
RULES AND REGULATIONS OF THE PROJECT

1.     The sidewalks, entrances, passages, if any, shall not be obstructed or used for any purpose other than ingress and egress. The passages, entrances, and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, subject to adherence to law, shall be prejudicial to the safety, character, reputation or interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom tenants normally deal in the ordinary course of their business, unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of a Building without the written consent of Landlord.
2.     No awnings or other projections shall be attached to the outside walls of a Building without the prior written consent of Landlord. No hanging planters, television sets or other objects shall be attached to or suspended from ceilings without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door, without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces along the perimeter of a Building must be fluorescent, of a quality, type, design and bulb color reasonably approved by Landlord.
3.     No sign, advertisement or notice shall be exhibited, painted or affixed by any tenant on any part of, or so as to be seen from the outside of, a tenant's premises or a Building without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs on doors and walls and shall be of a size, color, location and style reasonably acceptable to Landlord.
4.     No tenant shall mark, paint, drill into, or in any way deface any part of its premises or a Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct.
5.     No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about any tenant's premises and no cooking shall be done or permitted by any tenant in its premises except that the preparation of coffee, tea, hot chocolate and similar items for the tenant and its employees and business visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to escape from its premises.

6.     No tenant shall occupy or permit any portion of its premises to be for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a medical office, or as a barber shop, manicure shop or employment agency. No tenant's premises shall be used for lodging or sleeping or for any immoral or illegal purposes.
7.     No tenant shall make, or permit to be made, disturbing noises, sounds or vibrations, or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph or other unusual noise.
8.     No tenant shall at any time bring or keep upon its premises any inflammable, combustible or explosive fluid, chemical or substance. No tenant shall do or permit anything to be done in its premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Project or on the property kept therein, or conflict with the regulations of the fire department or the fire laws, or with any insurance policy upon the Project or any part thereof, or with any rules and ordinances established by the local health authority or other governmental authority.
9.     No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, whether furnished to or otherwise procured by tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change.
10.     All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may establish from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into a Building. Landlord reserves the right to prohibit or impose conditions upon the installation of heavy objects which might overload Building floors.
11.     Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation or desirability of the Project. Upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.
12.     Any persons employed by any tenant to do janitorial work, shall, while in the Project and outside of the tenant's premises, be subject to and under the control and direction of the manager of the Project (but not as an agent or servant of said manager or of Landlord, and the tenant shall be responsible for all acts of such persons).
13.     All doors opening into public corridors or lobbies shall be kept closed, except when in use for ingress and egress.
14.     No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned.

15.     There shall not be used in any space, either by tenants or others, any hand trucks except those equipped with rubber tires and side guards.
16.     Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or string of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to premises shall be subject to the reasonable approval of Landlord.
17.     All parking areas, pedestrian walkways, and other public areas forming a part of the Project shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for those areas from time to time. The Parking Rules and Regulations attached hereto as Exhibit "I-1" form a part hereof and are subject to change at the sole discretion of Landlord.
18.     Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of a Building.
19.     Landlord shall have the right to control and operate the public portions of the Project, and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.
20.     The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in a Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the windows, transoms and doors of the premises are closed and securely locked before leaving a Building and must observe strict care not to leave windows open when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before tenant or tenant's employees leave a Building, and that all electricity, gas or air shall likewise be carefully shut off, as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on the windows of the Premises.
21.     The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord.
22.     The term "personal goods or services vendors" as used herein means personal who periodically enter a Building for the purpose of selling goods or services to a tenant, other than goods or services which are used by the tenant only for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services, and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to a Building except upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of a Building, the preservation of good order therein, and the relief of any financial or other burden on Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in a Building. The provisions of this rule shall not apply to anyone using the Premises in accordance with Exhibit K, R13, of the Rider to the Lease.
23.     Landlord may at any time revoke, supplement or modify these Rules and Regulations, or any portion thereof, whenever in Landlord's sole opinion such changes are required for the care, cleanliness, safety or preservation of good order in the Project. All such changes shall be effective five (5) days after delivery to tenant of written notice thereof, except in the event of emergency, in which event they shall be effective immediately upon notice to tenant.
24.     Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive, or hazardous material without the prior written consent of Landlord.
25.     Landlord will not be responsible for any lost or stolen personal property, equipment, money, or jewelry from the Premises or from public rooms, regardless of whether such less occurs when the areas is locked against entry.
26.     No birds or animals (other than handicap assistive animals) shall be brought onto the Project, and no bicycles or vehicles shall be brought into or kept in a Building.
27.     No draperies, shutters, or window coverings shall be installed on exterior windows or on windows or doors facing public corridors without Landlord's prior written approval.
28.     Employees of Landlord shall not receive or carry message for or to any tenant or other occupant on the Project, nor shall they contract to render free or paid services to any tenant or any tenant's agents, employees, or invitees; if any of Landlord's employees perform any such services, such employees shall be deemed the agent of the tenant for whom the services are being performed, regardless of whether or how payment is arranged for services, and Landlord is expressly relieve from any and all liability for any injury to persons or damage to property (or any other damages) in connection with any such services.
29.     Tenant will keep all areas within the "Project" clean and free of debris.

EXHIBIT "I-1"

PARKING RULES AND REGULATIONS

Subject to Exhibit"K," R-8 and so long as the Lease to which this Exhibit"I-l" is attached remains in effect, and so long as the parking rules and regulation adopted by Landlord are not violated, Tenant or persons designated by Tenant shall be entitled on a non-exclusive basis to use parking spaces in the Project parking structure (if any) and on surface parking. Landlord expressly reserves the right to re-designate parking areas and to modify the parking facilities for other uses or to any extent.
A condition of any parking shall be compliance by the parker with parking facilities rules and regulations, and amendments thereto, including any sticker or other identification system established by Landlord. Landlord reserves the right to impose parking charges except as provided in Section 11 of the Lease, on Tenant and Tenant's employees for any parking now or hereafter available. The following Parking Rules and Regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates the within rules to park in the parking facilities, and any violation hereof shall subject the car to removal at the owner's cost. In either of said events the sticker of any other form of identification supplied by Landlord shall be returned to Landlord.
1.     Hours for the parking facility shall be 6:00 a.m. to 2:30 a.m.
2.    Cars must be parked entirely within the stall lines painted on the floor or pavement.
3.     All directional signs and arrows must be observed.
4.     The speed limit shall be five (5) miles per hour.
5.     Parking is prohibited:
(a)     in areas not striped for parking
(b)    in aisles
(c)     where "no parking" signs are posted
(d)     on ramps
(e)     in cross hatched areas
(f)     in such other areas as may be reasonably designated by Landlord.
6.     Parking facilities managers or attendants are not authorized to make or allow any exception to these Parking Rules and Regulations.
7.     Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker and Landlord and/or its agent shall have no liability whatsoever in connection therewith.

8.     Spaces rented to persons are for the express purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited.
9.     Tenant shall acquaint all persons to whom Tenant assigns parking spaces with these Parking Rules and Regulations.
10.     Tenant and Tenant-Related Parties will use the parking facilities within the Project solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Project. Tenant will ensure that any vehicle parked in any of the Project will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking facilities within the Project are at any time used: (i) for any purpose other than parking as provided above; or (ii) in any way or manner reasonably objectionable to Landlord; Landlord may take such steps as are reasonable to enforce these Parking Rules and Regulations as they relate to parties utilizing the parking facilities and/or consider such a default under the Lease (subject to the notice and cure periods set forth in Exhibit "K," R-14).
11.     If the parking facilities within the Project are damaged or destroyed, or if the use thereof is limited or prohibited by any governmental authority, or Force Majeure, Tenant's inability to use the parking facilities will not subject Landlord or any operator of the parking facilities to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect provided:

(i)	Landlord provides reasonably acceptable alternative parking within an adjacent property;

(ii)
Landlord provides reasonably acceptable alternative parking in a property not adjacent but within reasonable walking distance to the Premises and so long as such interference with such parking does not continue for greater than sixty (60) days, thereafter, Rent will abate until parking within the parking facilities has been restored; and

(iii)
Landlord provides reasonably acceptable alternative parking in a property not within reasonable walking distance to the Premises and so long as such interference with such parking does not continue for greater than ten (10) Business Days, thereafter, Rent will abate until parking within the parking facilities has been restored.

If the parking facilities are damaged or destroyed, Tenant agrees to provide Landlord with a Tenant Casualty Notice. Landlord must then, within thirty (30) days of receiving said Tenant Casualty Notice, provide Tenant with a Landlord Casualty Notice indicating whether the Casualty to the parking structure is deemed a Minor Destruction or a Major Destruction.
With the exceptions of (x) Base Monthly Rent, which shall be treated as set forth in (i) ( iii) above, (y) the period during which Landlord must elect to restore a Major Destruction for the parking facilities which shall be one hundred twenty (120) days in lieu of two hundred and forty (240) days (unless a Major Destruction has occurred to a Building as well, in which case the period for election shall remain two hundred and forty (240) days for both the Building and the parking facilities), and (z) the period in which Landlord can effect the restoration of a Major Destruction of the parking facilities, which shall be twelve (12) months in lieu of eighteen (18), the rights and obligations of the Landlord and Tenant following a Casualty to the parking facilities shall be the same as each party's rights and obligations were the Casualty to have occurred to the Premises as set forth in Section 17 of the Lease. That is to say, by way of example, that Landlord shall have one hundred and eighty (180) days, subject to extension as set forth in Section 17.1.B, to restore a Minor Destruction of the parking facilities. In the event Landlord has failed to effect a Restoration following a Major Destruction of the parking facilities within twelve (12) months of Landlord's election to restore the parking facilities, subject to Tenant Delay and Construction Force Majeure (as defined in Exhibit "G"), Tenant may terminate the Lease as set forth in Section 17.
Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the parking facilities, or any equipment, fixtures, or signs used in connection with the parking facilities and any adjoining buildings or structures caused by Tenant or any Tenant-Related Parties. "Force Majeure" shall mean, for purposes of this Lease, any unexpected event beyond the reasonable control of the party affected thereby, including, without limitation, acts of the public enemy, government restraint, unavailability of materials or any public utility service, strikes, civil riots, floods, hurricanes, tornadoes, earthquakes and other severe weather conditions or acts of God.
12. Tenant agrees to indemnify, defend, protect and hold Landlord harmless from and against any and all claims, losses, damages, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) asserted or arising with respect to or in connection with the removal of any such automobile(s) as aforesaid. Landlord shall not be liable for any claims, losses, damages, expenses or demands with respect to any vehicles of Tenant, its customers or visitors that are parked in the Project, except for such loss or damage as may be caused solely by Landlord's gross negligence or willful misconduct, and, Tenant agrees to indemnify, defend, protect and hold Landlord harmless from and against any such claim, loss, damage, demand, cost or expense (including, without limitation, reasonable attorneys' fees and expenses), except for such loss or damage as may be caused solely by Landlord's gross negligence or willful misconduct.
13. Tenant has no right to assign or sublicense any of its parking rights in the Project, except as part of an approved or permitted assignment or sublease of the Lease; however, Tenant may allocate parking spaces among its employees.

EXHIBIT "J"

LEASE SUBORDINATION, NON-DISTURBANCE
OF POSSESSION AND ATTORNMENT AGREEMENT

This Lease Subordination, Non-Disturbance of Possession, and Attornment Agreement ("Agreement") is made as of the day of , 20 , among (hereinafter called "Lender"), US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership, with its principal office at 9830 Colonnade Blvd. Ste. 600, San Antonio, Texas 78230-2239, Attn: Portfolio Management ("Landlord'"or "Borrower") and THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation, having a place of business at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040 ("Tenant").
INTRODUCTORY PROVISIONS
The Lender is relying on this Agreement as an inducement in making and maintaining a loan (the "Loan") secured by among other things, a Deed of Trust, Assignment, Security Agreement and Fixture Filing, dated or to be dated as of (the "Deed of Trust") located within Fountainhead Business Park in Tempe, Arizona and described on Exhibit A attached hereto ("Property").
Tenant is the tenant under that lease ("Lease") dated , 2009, made with Landlord, covering certain premises ("Premises") at the Property as more particularly described in the Lease.
Lender requires, as a condition to the making and maintaining of the Loan, that the Deed of Trust be and remain superior to the Lease and that its rights under the assignment of rents in the Deed of Trust be recognized.
Tenant requires as a condition to the Lease being subordinate to the Deed of Trust that its rights under the Lease be recognized.
Lender, Landlord, and Tenant desire to their understanding with respect to the Deed of Trust and the Lease.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Lender shall rely hereon in making and maintaining the Loan, Lender, Landlord, and Tenant agree as follows:
1.    Subordination. The Lease and the rights of Tenant thereunder are subordinate and inferior to the Deed of Trust and any amendment, renewal, substitution, extension or replacement thereof and each advance made thereunder as though the Deed of Trust, and each such amendment, renewal, substitution, extension or replacement were executed and recorded, and the advance made, before the execution of the lease.

Lease Subordination. Non-Disturbance of Possession and Attornment Agreement                Page 1

2.     Non-Disturbance. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed, (a) Tenant's occupancy of the Premises and Tenant's lights tinder the Lease shall not be disturbed by Lender in the exercise of any of its rights under the Deed of Trust during the term of the Lease, or any extension or renewal thereof made in accordance with the terms of the Lease and all rights granted to Tenant under the Lease shall remain in full force and effect, and (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Deed of Trust, and (c) Tenant's duties will not be modified in any way without Tenant's prior written consent.
3.     Attornment and Certificates. In the event Lender succeeds to the interest of Borrower as Landlord under the Lease, or if the Property or the Premises are sold pursuant to the power of sale under the Deed of Trust, Tenant shall attorn to Lender, or a purchaser upon any such foreclosure sale, and shall recognize Lender, or such purchase, thereafter as Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Deed of Trust, or upon request of any such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect, (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.
4.     Limitations. If Lender exercises any of its rights under the Deed of Trust, or if Lender shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Premises, upon or after any foreclosure of the Deed of Trust, or any deed in lieu thereof, Lender or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant's part to be paid, performed or observed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Lender or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Lender, or to such purchaser, have the same remedies against Lender, or such purchaser, for the breach of an agreement contained in the lease that Tenant might have had under the Lease against Landlord, if Lender or such purchase had not succeeded to the interest of Landlord. Provided, however, that Lender or such purchaser shall only be bound during the period of its ownership, and that in the case of the exercise by Lender or its rights under the Deed of Trust, or a foreclosure, or deed in lieu of foreclosure, all Tenant claims shall be satisfied only out of the

Lease Subordination. Non-Disturbance of Possession and Attornment Agreement                Page 2

interest, if any, of Lender, or such purchaser, in the Property, and Lender and such purchaser shall not be (a) liable for any act or omission of any prior Landlord (including Landlord) unless same constitutes a default under the Lease, which continues after Lender's acquisition of the Property; or (b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (c) bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including Landlord); or (d) bound by any amendment or modification of the lease, or any consent to any assignment or sublet, made without Lender's prior written consent; or (e) bound by or responsible for any security deposit not actually received by lender; or (f) liable for or incur any obligation with respect to any breach of warranties or representations of any nature tinder the Lease or otherwise including without limitation any warranties or representations respecting use, compliance with zoning, landlord's title, landlord's authority, habitability and/or fitness for any purpose or possessions.
5.     Rights Reserved. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of: (a) Landlord under the Lease, or any subsequent Landlord, against Tenant in the event of any default by Tenant (beyond any period expressed in the lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed; or (b) Tenant under the Lease against the original or any prior Landlord in the event of any default by the original Landlord to pursue claims against such original or prior Landlord whether or not such claim is barred against Lender or a subsequent purchaser.
6.     Notice and Right to Cure. Tenant agrees to provide Lender with a copy of each notice of default given to Landlord under the Lease, at the same time as such notice of default is given to Landlord, and that in the event of any default by Landlord under the Lease, Tenant will take no action to terminate the Lease (a) if the default is not curable by Lender (so long as the default does not violate any applicable laws and/or interfere with Tenant's use and occupation of the Premises), or (b) if the default is curable by Lender, unless the default remains uncured for a period of thirty (30) days after written notice thereof shall have been given, postage prepaid, to Landlord at Landlord's address and to Lender at the address provided in Section 7 below; provided, however, that if any such default is such that it reasonably cannot be cured within such thirty (30) day period, such period shall be extended for such additional period oftime as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain possession of the Property and to foreclose the Deed of Trust), if Lender gives Tenant written notice within such thirty (30) day period of Lender's election to undertake the cure of the default and if curative action (including, without limitation, action to obtain possession and foreclose) is instituted within a reasonable period of time and is thereafter diligently pursued, provided that the default is cured no later than the later of (i) ninety (90) days from the date of Lender's notice or (ii) such amount of time as is permitted to Landlord under the terms of the Lease to cure said default. Lender shall have no obligation to cure any default under the Lease.

Lease Subordination. Non-Disturbance of Possession and Attornment Agreement                Page 3

7.     Notices. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered; (a) by United States mail, register or certified, postage fully prepaid, return receipt requested, or (b) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.
8.     No Oral Change. This Agreement may not be modified orally or in any manner than by an agreement in writing signed by the parties hereto or their respective successors in interest.
9.     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns.
10.     Payment of Rent To Lender. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Lender as part of the security for the Obligations secured by the Deed of Trust. In the event Lender notifies Tenant of a default tinder the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to Lender, or Lender's designated agent, until otherwise notified in writing by Lender. Borrower unconditionally authorizes and directs Tenant to make rental payments directly to Lender following receipt of such notice and further agrees that Tenant may rely upon such notice without any obligation to further inquire as to whether or not any default exists under the Deed of Trust, and the Borrower shall have no right or claim against Tenant for or by reason of any payments of rent or other charges made by Tenant to Lender following receipt of such notice.
11.     Intentionally Omitted.
12.     Captions. Captions and headings of sections are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.
13.     Counterparts. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

Lease Subordination. Non-Disturbance of Possession and Attornment Agreement                Page 4

14.     Governing Law. This Agreement shall be governed by and construed ill accordance with the laws of the State of Arizona.
15.     Parties Bound. The provisions of this Agreement shall be binding upon and inure to the benefit of Tenant, Lender and Borrower and their respective successors and assigns; provided, however, reference to successors and assigns of Tenant shall not constitute a consent by Landlord or Borrower to an assignment or sublet by Tenant, but has reference only to those instances in which such consent is not required pursuant to the Lease or for which such consent has been given.

[Remainder of page intentionally left blank. Signature page(s) to follow.]

Lease Subordination. Non-Disturbance of Possession and Attornment Agreement                Page 5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TENANT:

THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation

By: ________________________________________
Name: ______________________________________
Title: _______________________________________

STATE OF ARIZONA §
§
COUNTY OF MARICOPA §

The foregoing instrument was acknowledged before me this ________ day of ___________ , 20____, by _________________________ , ______________________________of THE UNIVERSITY OF PHOENIX, an Arizona corporation, on behalf of the corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________________
NOTARY PUBLIC

My commission expires: __________________

(Signature page to Lease Subordination, Non-Disturbance of Possession and Attornment Agreement)

LENDER:

By: ________________________________________
Name: ______________________________________
Title: _______________________________________

STATE OF ___________ §
§
COUNTY OF __________ §

The foregoing instrument was acknowledged before me this _________ day of _________ , 20________, by __________________________________ , ______________________

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_______________________________________
NOTARY PUBLIC

My commission expires: ___________________

(Signature page to Lease Subordination, Non-Disturbance of Possession and Attornment Agreement)

US Real Estate Limited Partnership, a Texas limited partnership, Landlord under the Lease, and Borrower under the Deed of Trust and the other Loan Documents, agrees for itself and its successors and assigns that:
1.     The above agreement does not (a) constitute a waiver by Lender of any of its rights under the Deed of Trust or any of the other Loan Documents; or (b) in any way release Borrower from its obligations to comply with the terms, provisions, conditions, covenants and agreements and clauses of the Deed of Trust and other Loan Documents;
2.     The provisions of the Deed of Trust remain in full force and effect and must be complied with by Borrower;
3.     Tenant shall have the right to rely on any notice or request from Lender, which directs Tenant to pay rent to Lender without any obligation to inquire as to whether or not a default exists and notwithstanding any notice from or claim of Borrower to the contrary. Borrower shall have no right or claim against Tenant for rent paid to Lender after Lender so notifies Tenant to make payment of rent to Lender; and
4.     The Borrower shall be bound by all of the terms, conditions and provisions of the foregoing Agreement in all respects.
Executed and delivered as of the day of the ____________ day of _________________ , 20____.
_____________________________ , a ___________

By: ________________________________________
Name: ______________________________________
Title: _______________________________________

Date Executed by Borrower: _____________________

(Landlord Signature Page to Lease SNDA)

STATE OF ___________ §
§
COUNTY OF __________ §

The foregoing instrument was acknowledged before me this ________ day of _____________ , 20_____, by _________________________ , _________________________ of US Real Estate Limited Partnership, a Texas limited partnership, on behalf of said partnership.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

________________________________________
NOTARY PUBLIC

My commission expires: ____________________

(Landlord Signature Page to Lease SNDA)

GUARANTOR'S CONSENT

The undersigned, a guarantor of Tenant's obligations under the Lease (a "Guarantor"), consents to Tenant's execution, delivery and performance of the foregoing Agreement. From and after any attornment pursuant to the foregoing Agreement, that certain Lease Guaranty dated ________________ (the "Guaranty") executed by Guarantor in favor of US Real Estate Limited Partnership, shall automatically benefit and be enforceable by Lender with respect to Tenant's obligations under the Lease as affected by the foregoing Agreement. Lender's rights under the Guaranty shall not be subject of any defense, offset, claim, counterclaim, reduction or abatement of any kind resulting from any act, omission or waiver by Landlord for which Lender would, pursuant to the foregoing Agreement, not be liable or answerable after attornment. The foregoing does not limit any waivers or other provisions contained in the Guaranty.

GUARANTOR:

APOLLO GROUP, INC., an Arizona corporation

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Dated: __________________________________

(Guarantor's Consent)

Exhibit A

LEGAL DESCRIPTION OF PROPERTY

EXHIBIT "K"

UNIVERSITY OF PHOENIX LEASE RIDER

FOUNTAINHEAD CORPORATE PARK LEASE
(Tempe, Arizona)

R-l	Leased Area Determination
The rentable area of the Premises shall equal the gross area of the Buildings and shall be determined in accordance with "American National Standard ANSI/BOMA Z65.1-1996: Standard Method for Measuring Floor Area in Office Buildings" issued by the Building Owners and Managers Association International ("BOMA Standard") prior to a Commencement Date for a Building. The initial calculation shall be done by Landlord's architect and the final measurement shall be confirmed and certified by Tenant's architect. In the event that the final measurement for a Building using the BOMA Standard differs from the Premises Area of such Building set forth in Section 1 of the Lease, the rentable area of that Building and the Base Monthly Rent shall be adjusted appropriately and the parties shall execute an amendment to this Lease reflecting said adjustment.

R-2	Intentionally Omitted

R-3	Expense Exclusions
Expenses shall not include the following:
(1)     Any costs or expenses for which Landlord is reimbursed or indemnified (whether by an insurer, condemnor, tenant or otherwise);
(2)     Overhead and administrative costs of Landlord not directly incurred in the operation and maintenance of the Project;
(3)     Depreciation or amortization of the Project or its contents or components (except as set forth in Section 4.c.l.d;
(4)     Capital expenditures except as provided in Section 4.c.1.d;
(5)     Expenses for the preparation of space or other work which Landlord performs or causes to be performed for any tenant or prospective tenant of the Project;
(6)     Expenses for repairs or other work which is caused by fire, windstorm, casualty or any other insurable occurrence, including costs subject to Landlord's insurance deductible;
(7)     Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commission, legal expenses, advertising, entertaining or promotion;
(8)     Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the Project (other than Tenant's leasehold interest), transfer or recordation taxes and other charges in connection with the transfer of ownership in the Project (other than Tenant's leasehold interest), land trust fees, and rental due under any ground lease relating to the property on which the Project is located;
(9)     Expenses incurred for any necessary replacement of any item to the extent that it is covered under warranty, and the cost of correcting defects in the original construction of the Base Buildings (as defined in Exhibit "G"); provided, however, that (i) repairs resulting from ordinary wear and tear shall not be deemed to be defects (with any disagreement as to whether a repair results from ordinary wear and tear or a construction defect being resolved pursuant to arbitration as set forth in Paragraph 11 of Exhibit "G"), (ii) the costs of maintenance contracts which cover the warrantied repair may be included as Expenses, and (iii) it being expressly understood that the cost of correcting defects in the original construction of the Tenant Improvements (as defined in Exhibit "G") may, to the extent such repair constitutes a maintenance responsibility of Landlord herein, be included in Expenses;
(10)     The cost of any item or service which Tenant separately reimburses Landlord or pays to third parties, or which Landlord provides selectively to one or more tenants of the Project, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s). This category shall include the actual cost of any special electrical, heating, ventilation or air conditions required by any tenant that exceeds normal building standards or is required during times other than the standard business hours stated in this Lease;
(11)     Accounting and legal fees relating to the ownership, construction, leasing, sale or relating to any litigation in any way involving the Project and any common areas or to the enforcement of the terms of any lease;
(12)     Any interest or penalty incurred due to the late payment of any operating expense and/or Real Property Tax, but only if such late payment by Landlord or its agents is not the reasonable result of Tenant's action or inaction;
(13)     The cost of correcting any applicable building or fire code violations(s) or violations of any other applicable law relating to the project, of any common areas, and/or the cost of any penalty or fine incurred for noncompliance with the same in each case as of the Commencement Date but only to the extent that the same is attributable to Tenant's specific use and occupancy of the Premises, and any costs incurred to test, survey, clean up, contain, abate or remove any environmental or Hazardous Material or materials, including asbestos containing materials from the Project or any common areas or to remedy any breach or violation of any Environmental Requirement in each case to the extent not the responsibility of Tenant pursuant to the terms of the Lease;
(14)     Any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the Project, nor connected therewith and the amount of any taxes otherwise paid by Tenant directly including all taxes referred to in Sections 1.j. and l.k. of the Lease;
(15)     Any expense that is not specifically enumerated and accounted for as a Project Expense in Landlord's expense statement and/or budget pertaining to the operation and administration of the Project or any common areas (including payroll and payroll-related expenses associated with administration and clerical personnel, general office expenses, and expenses for travel, entertainment, gifts, dues, subscriptions, memberships, tuition, seminars, errors and omissions insurance, automobile allowances, charitable or political donations and professional fees of any kind), and provided that management fees in any year shall not exceed an amount equal to four percent (4%) of the gross rental revenue received for that period. In no event shall the payroll, payroll related and other expenses related to any employees of Landlord above the Project Manager or equivalent operational level or not working full-time on the management or operation of the Project be included in Expenses, provided that such expenses of part-time workers may be included if equitably allocated to reflect actual time spent on the Project;
(16)    Any items the presence of which will artificially inflate Expenses in any year because they are unique, extraordinary or one-time expenses not directly related to the operation of the project, excluding special tax assessments and increases in taxes due to governmental modifications (e.g., to split tax rolls);
(17)     Any costs or expenses for sculpture, paintings, or other works of art, including costs incurred with respect to the purchase, ownership, leasing, repair, and/or maintenance of such works of art, in each case other than such items as are requested by Tenant;
(18)     The cost of overtime or other expenses to Landlord in performing work expressly provided in this Lease to be borne at Landlord's expense, unless incurred as a result of Tenant;
(19)     All expenses directly resulting from the gross negligence or willful misconduct of Landlord, its agents, servants or other employees;
(20)     All bad debt loss, rent loss, or reserve for bad debt or rent loss;
(21)     Payroll and payroll related expenses for any employees in commercial concessions operated by Landlord;
(22)     Any expenditures made more than eighteen (18) months prior to submission of demand;
(23)     Any management or operating costs demonstrably and materially in excess of similar costs incurred by reasonable and prudent landlords of comparable buildings in the Tempe, Arizona, metropolitan area or any amount paid to an entity related to Landlord which demonstrably and materially exceed the amount that would have been paid for comparable goods or services in an arms-length transaction between unrelated parties in said market; and
(24)     Expenses incurred in any calendar year' and not included in a statement of accounting prepared by Landlord prior to the end of the following calendar year'; provided however, that if Landlord could not be aware of specific Expenses, such Expenses may be included in the first statement of accounting delivered after Landlord becomes aware of such Expenses.

R-4	Tenant's Audit Rights
Landlord shall maintain books and records of all Expenses and shall permit Tenant to audit Landlord's statements for any annual period so long as (i) written notice of such audit is provided to Landlord within ninety (90) days of Tenant's receipt of the accounting required by Section 4.c.3 and (ii) such audit is completed within sixty (60) days of Tenant's intent to audit notice. If Tenant elects to audit such books and records, Landlord shall reasonably cooperate with Tenant and any deficiency or overpayment disclosed by such audit shall be promptly paid or refunded as the case may be. If Tenant retains a third party to conduct such audit, such third party must be a certified public accountant from an accounting firm reasonably acceptable to Landlord. Tenant may not have such review performed on a contingency fee basis. If any such audit discloses that the Expenses reflected on Landlord's statement were overstated by more than five percent (5%) of the actual Expenses for the subject year, Landlord shall reimburse Tenant for the reasonable costs of such audits, not to exceed $1,000.00. The results of any such audit shall be held in strict confidence by Tenant and its representatives. If Landlord disputes the audit, both parties shall within twenty (20) days agree upon a neutral third party certified public accountant whose determination shall be binding upon both parties, the cost of which shall be split evenly between Landlord and Tenant.

R-5	Notice-Late Fees/Default Interest
Notwithstanding anything to the contrary herein, Landlord shall give written notice of nonpayment, provided, however, this obligation shall be limited to two (2) times in any calendar year for purposes of imposing interest and penalties only. Landlord shall give Tenant ten (10) business days to cure the non-payment of rent and fees. If Landlord has not received full payment of outstanding balances after the ten (10) business days have passed, Landlord may apply interest and penalties to outstanding balances per Section 4.c.4 of the Lease.

R-6	Modification to Project
The entrance and exit to the Premises and the Project will not be modified, reconfigured, or altered in any manner that would materially and permanently affect access to or the appearance and design of the Premises and/or materially and adversely affect Tenant's use of the Premises without Tenant's prior written consent (which consent shall not be unreasonably withheld by Tenant), nor will any modifications, reconfigurations or alterations be taken by Landlord with respect to the Project, the effect of which would be to materially and permanently interfere with Tenant's business operation in or diminish the use and enjoyment of the Premises for the purposes intended.

R-7	Rules and Regulations (See Basic Lease Exhibit I — Rules and Regulations)

R-8	Parking
(a)    Landlord acknowledges that use of the parking areas currently available for the Project is necessary in order for Tenant to operate its business on the Premises.
(b)     Landlord shall not modify, reconfigure or restripe the parking area so as to reduce the aggregate number of parking spaces available to Tenant below a number equal to 4.5 spaces per 1,000 square feet of rentable space in the Premises. Landlord acknowledges that any failure to supply such parking in accordance with this Lease shall constitute an event of default hereunder.

R-9	Intentionally Deleted

R-10	Alterations
(a)     Minor Decorating Permitted. Tenant shall be permitted to hang pictures and shelving and perform other similar minor decorating activities and to perform non-structural alterations not exceeding an aggregate of $50,000 during any calendar year, which alterations do not require the acquisition of a building permit without securing Landlord's prior consent, provided that Tenant complies with all pertinent building code, fire, safety and other such governmental regulations and that Tenant does not take any action which could in any way interfere with the structural, mechanical, electrical, maintenance, HVAC or plumbing systems of the Project. Tenant agrees that Landlord may supervise the movement of materials in and out of the Project with respect to any activities done under this provision.
(b)     Mechanics Liens. In the event that a mechanics lien is filed against the Premises or the Project for work claimed to have been furnished to Tenant, Tenant shall either see that such lien is discharged within thirty (30) days following Tenant's receipt of notice thereof or Tenant shall post a bond to assure the payment of said lien with Landlord in an amount and form reasonably satisfactory to Landlord.

R-11	Intentionally Omitted

R-12	Condemnation
Tenant shall have the right to pursue a claim in the condemnation proceeding for any relocation award to which it may be entitled or for any furniture, trade fixtures or other fixtures which Tenant is entitled to remove at the termination of the Lease and which are subject to the Taking, for the unamortized cost of any improvements paid for by Tenant and for any relocation or other business disruption loss Tenant incurs as a result of such Taking. If Tenant's access to the Premises is taken as a result of the condemnation, the Lease shall terminate upon the effective date of the taking unless the parties agree otherwise.

R-13	Assignment/Sublease to Affiliate; Release; Use of Space by Others
(a)     Sublease. No sublessee will have any rights directly against Landlord, nor will the sublease create or impose any obligation or liability of Landlord in favor of such sublessee. No sublessee will have any right to exercise any of Tenant's rights or options under the Lease. At any time that a Lease default exists under Section 20, Landlord will have the absolute right to collect the rentals under the sublease directly from the sublessee and apply same to the payment of Rent, and Tenant hereby stipulates and agrees that the sublessee (a) shall receive full credit against its obligations under the sublease for all sums so paid to Landlord, and (b) shall be entitled and is hereby directed to rely upon a written notice from Landlord that the rentals under the sublease are payable to Landlord. It is understood and agreed, however, that Landlord's exercise of such right shall not release or diminish Tenant's obligations under the Lease except to the extent of funds actually received by Landlord.
(b)     Transfer to an Affiliate. Notwithstanding any provision in this Lease to the contrary, Tenant shall have the right to assign this Lease or sublet all or a portion of the Premises without Landlord's consent to any corporation or business entity which controls, is controlled by or is under common control with Tenant, or to a corporation or other business entity resulting from a merger or consolidation with' Tenant, or to any person or entity which controls, is controlled by or is under common control with Tenant, or to a corporation or other business entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires substantially all of the assets of Tenant's businesses as a going concern ("Affiliate"), provided that in the case of an assignment, the assignee assumes in full the obligations of Tenant under this Lease and that the use of the Premises remains unchanged. Tenant shall also have the right to provide space in the Premises from time to time (i) to business entities or other organizations for purpose of conducting education programs and/or meetings, and (ii) to concessionaires or independent contractors who provide services directly related to Tenant's use (such as bookstore and food/beverage service operations) and serving Tenant's staff, guests and students, and such use of the Premises shall not constitute an assignment, sublease or other transfer by Tenant hereunder. Landlord's consent to any transfer under this provision shall not be unreasonably withheld, delayed or conditioned.
(c)     Other Transfers. Except as provided in Section 19 and this R-13, Tenant shall not make any transfer of its interest in the Premises without Landlord's express prior written consent, which consent may not be unreasonably withheld or delayed.
(d)     Effect of Transfer. In the event that Tenant proposes to assign or sublease to an assignee or subtenant whose net worth is comparable to or greater than that of Tenant or Guarantor as of the date this Lease was executed (including an Affiliate), and Landlord consents to such assignment or sublease in writing, based on the assignee's or subtenant's net worth and the nature of the assignee's or subtenant's use and compatibility with the Project, Tenant and Guarantor shall be released from all liability occurring from and after the effective date of the assignment or sublease with respect to the portion of the Premises subject to such assignment or subletting, and such release shall be documented in Landlord's consent. Except as otherwise provided in this R-13(d), no transfer of any portion of Tenant's interest in the Premises will relieve Tenant or Guarantor from liability under the Lease or the Guaranty, and each transferee will be bound by all of the terms and provisions of this Lease. In the event of any conflict between the terms of this Lease and the terms of the agreement between Tenant and any transferee, the terms of this Lease shall control. Any violation by a transferee of the terms and conditions of this Lease shall constitute a default hereunder, subject to the notice and right to cure provisions of Section 20, for which Tenant shall be fully liable. Each transferee shall be obligated to obtain Landlord's consent to any action as to which Tenant is obligated to obtain such consent under this Lease, including, without limitation, consent to any proposed alterations.
(e)     Subsequent Subleases or Transfers. No sublessee or transferee will make any further sublease or transfer of an interest in the Premises without the express prior written consent of Landlord in accordance with Section 19 and this R-13. No consent by Landlord to any transfer of an interest in the Premises shall constitute a consent to any further or future transfer of an interest in the Premises.
(f)     Submission of Information. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord: (i) the name and address of the proposed assignee or subtenant; (ii) a counterpart of the proposed agreement of assignment or sublease; (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (iv) banking, financial or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (v) executed estoppel certificates from Tenant; and (vi) any other information reasonably requested by Landlord.

R-14	Mutual Default/Notice/Cure
Notwithstanding anything to the contrary elsewhere in this Lease, the parties shall each receive written notice and an opportunity to cure any failure to perform any obligation under the Lease (other than a default pursuant to Sections 20.a, 20.c, 20.d, 20.e, and 20.f of the Lease) prior to being considered in a default status and being subject to the imposition of penalties or other remedial actions. Wherever the term "default" is used herein it shall be defined as either party's continued failure to perform its obligation in accordance with the terms of this Lease after written notice thereof from the non-defaulting party and the passage of an appropriate period of time within which to have commenced and completed the cure of such failure to perform, Appropriate cure periods are as follows:
Monetary Defaults - Ten (l0) business days
Non-Monetary Defaults - Thirty (30) days provided that if the defaulting party is proceeding in good faith and with due diligence to complete the cure of a non-monetary performance failure which cannot reasonably be cured within 30 days, such party will not be held in default for not completing such cure within 30 days so long as such party diligently proceeds to complete such cure promptly and fully.

R-15	Landlord's Access to the Premises
Landlord shall have access to the Premises for the purposes described in Sections 8.5 and 22, provided that (i) Landlord's activities hereunder will not unreasonably interfere with or adversely affect Tenant's use of the Premises, (ii) Landlord provides reasonable advance notice of any entry to the Premises, except in the case of emergency, and (iii) nothing will be done hereunder that would permanently alter the aesthetics or the utility of the Premises for Tenant's permitted use without Tenant's prior written consent. In entering the Premises, Landlord shall use all efforts to minimize any interference with or disruption of Tenant's operations. Notwithstanding anything in this Lease to the contrary, if Landlord's entry onto the Premises interferes with Tenant and such interference causes a material adverse impact on Tenant's operations at, use or enjoyment of the Premises and such impact continues beyond forty-eight (48) hours, Tenant shall be entitled to an equitable abatement of rent for such period of time as the interference continues.

If such interference continues beyond one hundred twenty (120) days, and Landlord's failure to remedy such interference within thirty (30) days.

R-16	Subordination and Non-Disturbance
As of the date of the Lease, Landlord does not own the fee interest in the Project. In the event that as of the Commencement Date there exists a mortgage or deed of trust recorded against the Premises, then prior to the Commencement Date and as a condition to the effectiveness of Tenant's obligations under this Lease (but not Tenant's obligations pursuant to the Work Letter Agreement attached as Exhibit "G" hereto), Landlord will deliver to Tenant a commercially reasonable non-disturbance agreement executed by such superior lienholder agreeing in substance that, so long as Tenant is not in default under the terms of this Lease, its tenancy and all of its rights hereunder will not be disturbed throughout the term of this Lease and any extensions thereof, which agreement shall be substantially in the form of Exhibit"J." If Tenant is required to subordinate its interests under the Lease to the lien of any mortgage or deed of trust or to any lien holder in the future, Tenant's obligation to subordinate its interests is conditioned upon any such lien holder or prospective lien holder providing Tenant with a commercially reasonable non-disturbance agreement in the form attached hereto as Exhibit "J" which, in substance, agrees that so long as Tenant is not in default under the terms of this Lease, its tenancy for the use and purposes herein described and all rights granted to Tenant hereunder will not be disturbed and will remain in full force and effect throughout the term of this Lease and any extensions thereof. Tenant's duties and obligations hereunder will not be modified in any way without Tenant's prior written consent.

R-17	Intentionally Deleted.

R-18	Determination of Current Market Rate
The current market rental rate, and other terms and conditions ("Current Market Rate") necessary to establish the rent when Tenant is exercising a renewal option shall be determined as follows:
(a)     "Current Market Rate" shall be defined as the bona fide rates, terms and conditions currently being offered in "arm's length" transactions to prospective tenants for comparable space of similar size, location and improvements in the Project, and recognizing that there shall be no brokerage fees in the transaction. If no comparable space is available in the Project for this comparison, rates and terms then being offered for comparable space in comparable buildings in the Tempe, Arizona, metropolitan area will be used.
(b)     Landlord shall notify Tenant in writing of the Current Market Rate within fifteen (15) business days following receipt of Tenant's renewal notice. If Tenant disagrees with the proposed Current Market Rate, then within fifteen (15) business days after receipt of such market rate notice, Tenant shall appoint a Qualified Agent as defined in subsection (e) and give written notice thereof to Landlord. If Tenant fails to timely notify Landlord in writing of its acceptance of the proposed Current Market Rate or of its appointment of a Qualified Agent, Tenant shall be deemed to have accepted the Current Market Rate, and Landlord will prepare an appropriate amendment to the Lease.

(c)     If Tenant appoints a Qualified Agent under subsection (b), then within fifteen (15) business days thereafter, Landlord shall appoint its Qualified Agent.
(d)     Within ten (10) business days after Landlord appoints a Qualified Agent, each party's Qualified Agent shall meet with the parties and each other and review the Premises and the Buildings and give notice to each party of his/her opinion of the Current Market Rate for the Premises for the option term in question. If the two Qualified Agents agree on the Current Market Rate, that rate shall be used as the Current Market Rate for Tenant's rent for the option term. If the two Qualified Agents do not agree on the Current Market Rate and the parties do not agree on how to resolve the dispute within ten (10) business days of the two Qualified Agents giving notice of their opinions of the Current Market Rate, the two Qualified Agents will select a third Qualified Agent, who is in no manner affiliated or associated with either of the other Qualified Agents. The third Qualified Agent will select one or the other of the two opinions of Current Market Rate submitted by the other Qualified Agents within ten (10) days after being appointed by the other two Qualified Agents. The third Qualified Agent shall have no authority to modify either opinion of Current Market Rate and must select one or the other opinion "as is", which will establish the Current Market Rate for the option term in question.
(e)     For the purposes of this provision, "Qualified Agent" means a real estate broker or salesperson licensed by the State of Arizona with at least ten (10) years of office leasing experience in the Phoenix, Arizona metropolitan area who has not worked for either party or its affiliates within two (2) years prior to the time in question, and who so states in writing an agreement to serve hereunder. Each party will pay the reasonable fees of the Qualified Agent appointed by it, provided however, that if a third Qualified Agent is appointed, Landlord and Tenant will each pay one-half of the fees of the third Qualified Agent. Either party may enforce the procedures set forth in this provision in any manner permitted by law or equity.

R-19	Landlord Representations and Warranties
Landlord hereby represents and warrants to Tenant as follows:
(a)     The current zoning for the Land and Project in which the Premises are located will allow Tenant to use the Premises for the permitted uses set forth in this Lease, provided, however, such zoning contains limitations on the amount of the Premises which may be used for classrooms.
(b)     As of the Commencement Date, the Project (inclusive of the Premises but excluding those portions of the Premises designed by Tenant and/or Tenant-Related Parties and signage) is in compliance with all applicable laws, rules, regulations, ordinances and local codes, including, without limitation, O.S.H.A. rules and regulations governing asbestos and asbestos containing materials and, unless otherwise approved by Tenant in the construction of the Premises, the Americans with Disabilities Act and/or any comparable state statute ("Applicable Laws"). The Project is also in compliance with all private covenants, conditions and restrictions affecting the Project (the "Deed Restrictions"), copies of which have been given to Tenant. The Deed Restrictions do not conflict with terms of this Lease.

(c)     Except as otherwise disclosed to Tenant in writing, to Landlord's knowledge, Landlord has not received any written notice from a governmental entity of a claim that the Property does not comply with all laws.
(d)     Except as otherwise disclosed to Tenant in writing, to the best of Landlord's knowledge, there is no existing condemnation action with respect to the Property, which would materially affect the use and operation of the Property.
(e)     To Landlord's knowledge, except as disclosed in that certain environmental report prepared by EFI Global, Inc. and dated March 20, 2009, except for Hazardous Substances used in the ordinary course of constructing, operating and maintaining an office building, the Project does not and shall not contain any Hazardous Substances as of the date hereof and as of the Commencement Date.
(f)     Tenant's parking rights granted herein are not in violation of any applicable laws.
(g)     Landlord will not record against the Project or the Premises, or otherwise subject the Project or the Premises to, any restrictions, agreements, encumbrances, liens, easements or rights which could or would (i) prevent or impair the use of the Premises for the purposes permitted in this Lease or (ii) conflict with or diminish the rights herein granted to Tenant.
(h)     Any individual executing this Lease on behalf of Landlord is authorized to do so by requisite action of the appropriate board, partnership, or other entity, as the case may be. Upon the date Landlord acquires the Project, Landlord shall have good and marketable fee simple title to the Project, including the Premises, with full right and authority to grant the estate demised herein and to execute and perform all of the terms and conditions of this Lease.

R-20	Hours of Operation
Landlord acknowledges that some or all of the classes to be taught by Tenant on the Premises may occur (i) after 5:30 p.m. on weekdays and (ii) during daytime hours on weekends. The Premises shall be available to Tenant and its students, instructors and other guests and employees during such hours and Landlord agrees that access to the Premises shall not be limited or impeded during the hours of Tenant's operation. Any janitorial or other services provided by Landlord shall not interfere with Tenant's use of the Premises during such hours.

R-21	Services and Utilities
All services to be provided by Landlord and the management and operation of the Project shall be at or above a level consistent with that customarily provided to tenants of comparable buildings in the Tempe, Arizona, metropolitan area. All utility and other services to and for the Premises, including, without limitation, HVAC services, will be available twenty-four (24) hours a day, seven (7) days a week other than (I) during reasonable periods for customary maintenance, which will not be scheduled between 5:00 p.m. and 10:00 p.m. on weekdays and between 8:00 a.m. and 1:00 p.m. on Saturdays with respect to the classroom portions of the Premises whenever possible and (2) where such services are only generally available for procurement during normal business hours.

Tenant shall have the right, but not the obligation, to procure the services of security guards for the Project at Tenant's sole cost. Such security guards shall be stationed on the Premises but shall be permitted to enter the Common Areas, including the parking areas, in connection with assisting students and generally safeguarding the Project.
Tenant shall be solely responsible for arranging and paying for all utilities (including, without limitation, electrical power, natural gas, water, waste water drainage, storm sewer drainage and telephone service) and, except for the obligations of Landlord under Section 12 of the Lease, all other services or amenities that Tenant requires or desires to be furnished to the Premises from and after the Commencement Date for its occupancy, use and enjoyment thereof. Tenant will contract with the suppliers or vendors of all such utilities, services and amenities, and will make all payments therefor directly to the supplier or vendor.
Without limiting the generality of Section 4.c, Landlord will have no responsibility or liability for the interruption or cessation of any utility, service or amenity to the Premises, nor shall any such interruption or cessation entitle Tenant to any abatement of Rent or be deemed to constitute a constructive eviction of Tenant. Notwithstanding the foregoing, if an interruption of utilities or services is directly within the control of Landlord, and (i) such interruption of utilities or services shall continue for two (2) business days after written notice from Tenant to Landlord; (ii) such interruption of utilities or services shall render any portion of the Premises unusable for the normal conduct of Tenant's business and Tenant, in fact, ceases to use and occupy such portion of the Premises for the normal conduct of its business; and (iii) the restoration of such utilities or services is within the control of Landlord, then Base Rent payable hereunder with respect to such portion of the Premises rendered unusable for the normal conduct of Tenant's business and which Tenant, in fact, ceases to use and occupy, shall be abated after the expiration of such two (2) business day period, (in the event such utilities or services are not then restored), and continue until such time that the utilities or services are restored. The foregoing remedy shall be Tenant's sole and exclusive remedy for any such interruption of services or utilities by Landlord unless such interruption of services or utilities is caused by the gross negligence or willful misconduct of Landlord in which event Tenant shall have all rights and remedies against Landlord under this Lease in addition to such abatement.

R-22	Landlord Defaults/Tenants Rights
Subject to the provisions contained in the Lease, if Landlord fails to perform any of its material obligations or breaches any of its covenants contained in the Lease, and (unless another time limit is elsewhere in this Lease specifically provided) the (i) default continues for a period of thirty (30) days after written demand for performance is given by Tenant, or, (ii) if the default is of such a character as to require more than thirty (30) days to cure and Landlord shall fail to commence said cure promptly and use reasonable diligence in working to complete such cure as quickly as reasonably possible and such default has a material impact on Tenant's use of the Premises, then Tenant may, in addition to any other remedies provided in this Lease, at law or in equity (including the right to sue for damages, an injunction or specific performance), do any one or more of the following, collectively or individually, concurrently or separately, in any order and as often as necessary: (a) elect to make such payments and cure such defaults on behalf of Landlord and, in connection therewith, do all work and make all payments deemed necessary or appropriate by Tenant, including payment of costs including reasonable attorneys' fees and charges in connection with any legal action which may have been commenced or threatened and subject to interest at the default rate of interest set forth in Section 4.c.4 from the date of Tenant's notice, and all sums so expended by Tenant shall, at Tenant's option, be offset against future rentals due hereunder or reimbursed to Tenant by Landlord on demand, or (b) provide notice to Landlord of Tenant's intent to terminate this Lease should Landlord not cure such condition within thirty (30) days after written demand for performance is given by Tenant pursuant to the provisions above or, if the default is of such a character as to require more than thirty (30) days to cure, should Landlord shall fail to commence said cure promptly and use reasonable diligence in working to complete such cure as quickly as reasonably possible. The exercise of the termination rights granted Tenant hereunder shall not waive any default by Landlord or limit any other remedies Tenant may have in law or equity.

R-23	Dispute Resolution
The parties agree to cooperate and negotiate in good faith to resolve any disputes under this Lease. All disputes other than those relating to the payment of rent, which cannot be resolved privately, may be submitted by either party for non-binding mediation on terms and conditions agreed to by both Landlord and Tenant.

R-24	Intentionally Omitted

R-25	Intentionally Omitted

R-26	Quiet Enjoyment
So long as Tenant is not in default under the terms and conditions of this Lease, Tenant shall be entitled to peaceably maintain possession of and quietly enjoy the Premises and all of the rights granted hereunder for the duration of the Lease term and any extensions thereof

R-27	Miscellaneous
(a)     Any individual executing this Lease on behalf of either party is authorized to do so by requisite action of the appropriate board, partnership, or other entity, as the case may be. Upon written request from Tenant, Landlord will deliver to Tenant a copy of the resolution or other document evidencing such authority. Landlord has good and marketable fee simple title to the Project, including the Premises, with full right and authority to grant the estate demised herein and to execute and perform all of the terms and conditions of this Lease. Upon written request from Tenant, Landlord will provide copies of documents evidencing said ownership.
(b)     Following the date of this Lease, Landlord will not record against the Project or the Premises, or otherwise subject the Project or the Premises to any restrictions, agreements, encumbrances, liens, easements or rights which could or would (i) prevent or materially impair the use of the Premises for the purposes permitted in this Lease or (ii) materially conflict with or diminish the rights herein granted to Tenant.
(c)     Tenant shall be permitted to install and use food and beverage vending machines, refrigerators and a properly shielded microwave oven on the Premises for the benefit of Tenant's employees, customers and guest provided that, in so doing, Tenant does not create any offensive odors..

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EXHIBIT "L"

MEMORANDUM OF LEASE
[see attached]

WHEN RECORDED RETURN TO:

The University of Phoenix, Inc.
4025 S. Riverpoint Parkway
Phoenix, Arizona 85040

MEMORANDUM OF LEASE

This is a Memorandum of that certain Lease Agreement dated June 29, 2009, as amended (the "Lease") by and between US Real Estate Limited Partnership, a Texas limited partnership ("Landlord") and THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation ("Tenant"), with respect to 1601 and 1625 Fountainhead Parkway, Tempe, Arizona 85282 (the "Premises") located on the real property legally described on Exhibit A (the "Project") for a term of approximately 144 months commencing in accordance with the terms of the Lease, with two (2) five (5) year options to extend the term.
Subject to the terms of the Lease, Tenant shall have the exclusive right to operate an educational facility within the Project for the term of the Lease. The foregoing limitation shall not, however, (i) apply to parties to whom Tenant has assigned or subleased all or any portion of the Premises or (ii) be deemed to prohibit incidental training conducted by a business within the Project. Further, the exclusive right granted to Tenant to operate an educational facility within the Project shall terminate if Tenant, by virtue of a change in ownership, assignment, or business plan change, no longer maintains education as its core business for two hundred seventy (270) consecutive days.
In addition, Tenant shall have the non-exclusive right to use 4.5 parking spaces per 1,000 square feet of the Premises in the Project for the entire term of the Lease at no cost to Tenant.
Complete and executed duplicate agreements of the Lease containing all of the agreements, terms, covenants and conditions are available in the offices of Landlord and Tenant as follows:

Landlord:	US Real Estate Limited Partnership 9830 Colonnade Blvd., Ste. 600 San Antonio, TX 78230-2239 Attention: Portfolio Management

Tenant:	The University of Phoenix, Inc. c/o Apollo Development Corp. 4025 South Riverpoint Parkway MS:CF-K604 Phoenix, Arizona 85040 Attn: Mr. William J. Swirtz

IN WITNESS WHEREOF, the undersigned have executed this Memorandum of Lease effective as of the 6TH, day of July, 2009.

LANDLORD:

US REAL ESTATE LIMITED PARTNERSHIP

By:	/s/ Glen E. Mitts

Name:	Glen E. Mitts

Its:	Executive Managing Director

TENANT:

THE UNIVERSITY OF PHOENIX, INC.

By:	_______________________________

Name:	____________________________

Its:	_______________________________

Tenant:	The University of Phoenix, Inc. c/o Apollo Development Corp. 4025 South Riverpoint Parkway MS:CF-K604 Phoenix, Arizona 85040 Attn: Mr. William J. Swirtz

IN WITNESS WHEREOF, the undersigned have executed this Memorandum of Lease effective as of the 26TH, day of June, 2009.

LANDLORD:

US REAL ESTATE LIMITED PARTNERSHIP

By:_______________________________

Name:	____________________________

Its:	_______________________________

TENANT:

THE UNIVERSITY OF PHOENIX, INC.

By:	/s/ William J. Swirtz

Name:	William J. Swirtz

Its:	President of Apollo Development
and Authorized Officer

/s/ Brian L. Swartz
Senior VP Finance
Chief Accounting Officer

STATE OF Texas )
COUNTY OF Bexar )

This instrument was acknowledged before me on this 6th day of July, 2009, by Glen E. Mitts as Exec. Managing Director of US Real Estate Limited Partnership on behalf of said limited partnership.

/s/ Melissa A. Roscoe
Notary Public, State of Texas
My Commission Expires: 1-11-2012

STATE OF Arizona )
COUNTY OF Maricopa )

This instrument was acknowledged before me on this 26th day of June, 2009, by William J. Swirtz, Brian Swartz as Authorized Officer of THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation, on behalf of said corporation.

/s/ Ashley Nicole Zartz
Notary Public, State of Arizona
My Commission Expires: 7/24/2013

EXHIBIT A

LOT 7A, OF FOUNTAINHEAD LOT 7, A REPLAT OF LOT 7 FOUNTAINHEAD CORPORATE PARK-AMENDED, ACCORDING TO THE PLAT OF SAID SUBDIVISION RECORDED IN BOOK 864 OF MAPS, PAGE 8 OF THE RECORDS OF MARICOPA COUNTY, ARIZONA.
EXCEPT THAT PORTION THAT WAS CONVEYED IN INSTRUMENT RECORDED AS 2008-1071568 OF OFFICIAL RECORDS MORE PARTICULARLY DESCRIBED AS FOLLOWS:
THAT PORTION OF LOT 7A, FOUNTAINHEAD LOT 7 REPLAT, ACCORDING TO BOOK 864, PAGE 8, RECORDS OF MARICOPA COUNTY, ARIZONA, LOCATED IN THE NORTHEAST QUARTER (NE1/4) OF SECTION 29, TOWNSHIP 1 NORTH, RANGE 4 EAST, GILA AND SALT RIVER MERIDIAN, MARICOPA COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:
COMMENCING AT A 3/8 IRON BAR 1 FOOT BELOW GROUND TAGGED RLS 42014 MARKING THE CENTER OF SAID SECTION 29, BEING SOUTH 89 DEGREES 40 MINUTES 03 SECONDS WEST 2676.43 FEET FROM A CITY OF TEMPE (COT) BRASS CAP IN HAND HOLE LABELED GDAC 64022-1 MARKING THE EAST QUARTER CORNER OF SAID SECTION 29;
THENCE ALONG THE EAST-WEST MID-SECTION LINE OF SAID SECTION 29, NORTH 89 DEGREES 40 MINUTES 03 SECONDS EAST 799.18 FEET TO THE EXITING EASTERLY RIGHT OF WAY LINE OF INTERSTATE HIGHWAY 10 (PHOENIX -CASA GRANDE HIGHWAY);
THENCE ALONG SAID EXISTING EASTERLY RIGHT OF WAY LINE, NORTH 0 DEGREES 35 MINUTES 19 SECONDS EAST 201.01 FEET;
THENCE CONTINUING ALONG SAID EXISTING EASTERLY RIGHT OF WAY LINE, FROM A LOCAL TANGENT BEARING OF NORTH 1 DEGREE 00 MINUTES 23 SECONDS WEST, ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 3969.72 FEET, A LENGTH OF 354.65 FEET TO THE SOUTHWEST CORNER OF SAID LOT 7A AND THE POINTOF BEGINNING;
THENCE CONTINUING ALONG SAID EXISTING EASTERLY RIGHT OF WAY LINE ALSO BEING THE WESTERLY LINE OF SAID LOT 7A, FROM A LOCAL TANGENT BEARING OF NORTH 06 DEGREES 07 MINUTES 31 SECONDS WEST ALONG SAID CURVE TO THE LEFT, HAVING A RADIUS OF 3969.72 FEET, A LENGTH OF 186.29 FEET;
THENCE CONTINUING ALONG SAID WESTERLY LINE OF LOT 7A, NORTH 89 DEGREES 37 MINUTES 35 SECONDS EAST 101.07 FEET;
THENCE CONTINUING ALONG SAID WESTERLY LINE, FROM A LOCAL TANGENT BEARING OF NORTH 8 DEGREES 36 MINUTES 18 SECONDS WEST, ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 4069.72 FEET, A LENGTH OF 200.40 FEET;
THENCE CONTINUING ALONG SAID WESTERLY LINE, NORTH 89 DEGREES 38 MINUTES 42 SECONDS EAST 13.02 FEET;
THENCE FROM A LOCAL TANGENT BEARING OF SOUTH 11 DEGREES 22 MINUTES 44 SECONDS EAST, ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 4082.72 FEET, A LENGTH OF 386.66 FEET TO THE SOUTHERLY LINE OF SAID LOT 7A;
THENCE ALONG SAID SOUTHERLY LINE, SOUTH 89 DEGREES 40 MINUTES 03 SECONDS WEST 113.25 FEET TO THE POINT OF BEGINNING.